Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of August 9, 2010

by and among

COMMONWEALTH REIT,

as Borrower,

THE FINANCIAL INSTITUTIONS PARTY HERETO

AND THEIR ASSIGNEES UNDER SECTION 12.6.,

as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

BANK OF AMERICA, N.A.,

as Syndication Agent,

and

REGIONS BANK,

ROYAL BANK OF CANADA

and

SUMITOMO MITSUI BANKING CORPORATION,

as Documentation Agents

and

WELLS FARGO SECURITIES, LLC

and

BANC OF AMERICA SECURITIES LLC,

as Joint Lead Arrangers and

Joint Lead Bookrunners

i

SCHEDULE I	Commitments
SCHEDULE 1.1.(a)	Existing Letter of Credit
SCHEDULE 1.1.(b)	List of Loan Parties
SCHEDULE 6.1.(b)	Ownership Structure
SCHEDULE 6.1.(f)	Title to Properties; Liens
SCHEDULE 6.1.(g)	Indebtedness and Guaranties
SCHEDULE 6.1.(h)	Material Contracts
SCHEDULE 6.1.(i)	Litigation
SCHEDULE 6.1.(s)	Affiliate Transactions
SCHEDULE 6.1.(t)	Intellectual Property
SCHEDULE 6.1.(z)	Unencumbered Assets; Unencumbered Mortgage Notes

EXHIBIT A	Form of Assignment and Assumption Agreement
EXHIBIT B	Form of Guaranty
EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT F	Form of Notice of Swingline Borrowing
EXHIBIT G	Form of Revolving Note
EXHIBIT H	Form of Swingline Note
EXHIBIT I	Form of Transfer Authorizer Designation Form
EXHIBIT J	Form of Opinion of Counsel
EXHIBIT K	Form of Compliance Certificate

THIS CREDIT AGREEMENT (this “Agreement”) dated as of August 9, 2010 by and among COMMONWEALTH REIT, a real estate investment trust organized under the laws of the State of Maryland and formerly known as HRPT Properties Trust (the “Borrower”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.6. (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), BANK OF AMERICA, N.A., as Syndication Agent (the “Syndication Agent”), each of REGIONS BANK, ROYAL BANK OF CANADA and SUMITOMO MITSUI BANKING CORPORATION, as Documentation Agents (each a “Documentation Agent”), and each of WELLS FARGO SECURITIES, LLC and BANC OF AMERICA SECURITIES LLC, as Joint Lead Arrangers and Joint Lead Bookrunners (collectively, the “Lead Arrangers”).

WHEREAS, the Administrative Agent, the Issuing Bank and the Lenders desire to make available to the Borrower a revolving credit facility in the initial amount of $750,000,000 which will include a $50,000,000 swingline subfacility and a $50,000,000 letter of credit subfacility, on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1.  Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 4.1.(b).

“Adjusted EBITDA” means, with respect to any period of time, EBITDA of the Borrower and its Subsidiaries determined on a consolidated basis for such period less Capital Expenditures Reserves for all Properties for such period.

“Administrative Agent” means Wells Fargo Bank, National Association as contractual representative of the Lenders under this Agreement, or any successor Administrative Agent appointed pursuant to Section 11.8.

“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to the Administrative Agent in a form supplied by the Administrative Agent to the Lenders from time to time.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agreement Date” means the date as of which this Agreement is dated.

“Applicable Facility Fee” means the percentage set forth in the table below corresponding to the Level at which the “Applicable Margin” is determined in accordance with the definition thereof:

Level	Facility Fee
1	0.30%
2	0.35%
3	0.40%
4	0.45%
5	0.50%

Any change in the applicable Level at which the Applicable Margin is determined shall result in a corresponding and simultaneous change in the Applicable Facility Fee. The provisions of this definition shall be subject to Section 2.4.(c).

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” means the percentage rate set forth below corresponding to the Level (each a “Level”) into which the Borrower’s Credit Rating then falls.  As of the Agreement Date, the Applicable Margin is determined based on Level 3.  Any change in the Borrower’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with Section 8.4.(m) that the Borrower’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed, then the Administrative Agent may, in its sole discretion, adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Borrower’s Credit Rating has changed.  During any period that the Borrower has received two Credit Ratings that are not equivalent, the Applicable Margin shall be determined based on the Level corresponding to the higher of such two Credit Ratings.  During any period for which the Borrower has received a Credit Rating from only one Rating Agency, then the Applicable Margin shall be determined based on such Credit Rating.  During any period that the Borrower has not received a Credit Rating from any Rating Agency, then the Applicable Margin shall be determined based on Level 5.   The provisions of this definition shall be subject to Section 2.4.(c).

Level	Borrower’s Credit Rating (S&P/Moody’s)	Applicable Margin
1	A-/A3 or better	1.75%
2	BBB+/Baa1	1.85%
3	BBB/Baa2	2.00%
4	BBB-/Baa3	2.30%
5	Lower than BBB-/Baa3	3.00%

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Asset Under Development” means, as of any date of determination, any Property owned by the Borrower or any of its Subsidiaries on which the construction of new income-producing improvements has been commenced and is continuing, with both the land and the improvements under construction thereon which comprise such Property to be valued at the fully-budgeted cost, as determined in accordance with GAAP.  In the event of construction of an addition or expansion to an existing income producing Property, only the addition or expansion shall be considered an Asset Under Development.

“Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender, an Eligible Assignee and the Administrative Agent, substantially in the form of Exhibit A.

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Base Rate” means the LIBOR Market Index Rate; provided, that if for any reason the LIBOR Market Index Rate is unavailable, Base Rate shall mean the per annum rate of interest equal to the Federal Funds Rate plus one and one-half of one percent (1.50%).

“Base Rate Loan” means a Revolving Loan bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrower Information” has the meaning given that term in Section 2.4.(c).

“Business Day” means (a) a day of the week (but not a Saturday, Sunday or holiday) on which the offices of the Administrative Agent in San Francisco, California are open to the public for carrying on substantially all of the Administrative Agent’s business functions, and (b) if such day relates to a LIBOR Loan, any such day that is also a day on which dealings in Dollars are carried on in the London interbank market.  Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Business Management Agreement” means that certain Business Management Agreement dated as of June 8, 2009 by and between the Borrower and RMR.

“Capital Expenditure Reserves” means, with respect to: (a) an Office Property and for a given period, an amount equal to (i) the aggregate rentable square footage of all completed space of such Office Property, times (ii) $0.50, times (iii) the number of days in such period, divided by (iv) 365; and (b) an Industrial Property and for a given period, an amount equal to (i) the aggregate rentable square footage of all completed space of such Industrial Property, times (ii) $0.10, times (iii) the number of days in such period, divided by (iv) 365; provided, however that no Capital Expenditure Reserves shall be required with respect to any portion of an Office Property or an Industrial Property which is net leased to a third party.

“Capitalization Rate” means 8.75%.

“Capitalized Lease Obligation” means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) that are required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Commitment” means, as to each Lender (other than the Swingline Lender), such Lender’s obligation to make Revolving Loans pursuant to Section 2.1., to issue (in the case of the Issuing Bank) and to participate (in the case of the other Lenders) in Letters of Credit pursuant to Section 2.2.(i), and to participate in Swingline Loans pursuant to Section 2.3.(e), in an amount up to, but not exceeding the amount set forth for such Lender on Schedule I as such Lender’s “Commitment Amount” or as set forth in the applicable Assignment and Assumption, as the same may be reduced from time to time pursuant to Section 2.11. or increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.6.

“Commitment Percentage” means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have been terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the “Commitment Percentage” of such Lender in effect immediately prior to such termination or reduction.

“Compliance Certificate” has the meaning given that term in Section 8.3.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.8.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.9.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Base Rate Loan into a LIBOR Loan, (c) the Continuation of a LIBOR Loan and (d) the issuance of a Letter of Credit.

“Credit Rating” means the rating assigned by a Rating Agency to the senior unsecured long term Indebtedness of a Person.

“Debt Service” means, for any period, the sum of: (a) Interest Expense of the Borrower and its Subsidiaries determined on a consolidated basis for such period and (b) all regularly scheduled payments made with respect to Indebtedness of the Borrower and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full.

“Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent in good faith, that (a) has failed to fund (or has failed, within 3 Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund) any portion of a Loan, participations in Letter of Credit Liabilities under Section 2.2.(j) or participations in Swingline Loans under Section 2.3.(e), in each case required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless such amount is the subject of a good faith dispute, (c) has notified the Borrower, the Administrative Agent or any other Lender in writing that, or has made a public statement to the effect that, it does not intend to comply with any of its funding obligations under this Agreement, or (d) has become or is (i) insolvent or (ii) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender, any Specified Derivatives Provider or any Affiliate of any thereof).

“Developable Property” means (a) any Property on which there are no improvements (excluding land which is leased under a net lease to a third party) or (b) any Property (or portion thereof) acquired by the Borrower or any Subsidiary for the purpose of being developed by the Borrower or any Subsidiary.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” means, with respect to a Person for a given period and without duplication, the sum of (a) net income (or loss) of such Person for such period determined on a consolidated basis exclusive  of the following (but only to the extent included in the determination of such net income (loss) for such period): (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or nonrecurring items, including without limitation, gains and losses from the sale of operating Properties (but not from the sale of Properties developed for the purpose of sale); and (v) in the case of Borrower and its Subsidiaries, equity in the earnings (or loss) of GOV and other Unconsolidated Affiliates; plus (b) in the case of the Borrower and its Subsidiaries cash dividends (other than extraordinary cash dividends or distributions) received by the Borrower or its Subsidiaries from GOV during such period; plus (c) such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates.  Straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805 shall be disregarded in the determination of EBITDA (to the extent such adjustments would otherwise have been included in the determination of EBITDA).  For purposes of this definition, nonrecurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs of acquisitions not permitted to be capitalized pursuant to GAAP.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Administrative Agent  (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency, any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the  receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i)  the imposition of any liability under Title IV of ERISA, other  than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of any Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Subsidiary” means any Subsidiary (a) which holds title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary, is an owner of the Equity Interests of a Subsidiary holding title to such assets (but has no assets other than such Equity Interests and other assets of nominal value incidental thereto), or is required to be a single purpose entity in connection with any Secured Indebtedness and (b) which is prohibited from Guarantying the Indebtedness of any other

Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness, or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.  Hub LA Limited Partnership shall be deemed to be an Excluded Subsidiary so long as (x) it is a Subsidiary of the Borrower and (y) any Person that is not an Affiliate of the Borrower owns any Equity Interest in such Subsidiary.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its assets, net income (however denominated) or receipts, and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Lender is located, (c) in the case of a Foreign Lender (other than an Assignee pursuant to a request by the Borrower under Section 4.6.), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Regulatory Change) to comply with Section 3.10.(c), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.10.(a), and (d) any taxes imposed by Sections 1471 through Section 1474 of the Internal Revenue Code (including any official interpretations thereof, collectively “FATCA”) on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements as set forth in FATCA after December 31, 2012.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of January 25, 2005 by and among the Borrower, the financial institutions party thereto, Wells Fargo, as successor to Wachovia Bank, National Association, as administrative agent, and the other parties thereto.

“Existing Letter of Credit” means the letter of credit issued under the Existing Credit Agreement and identified on Schedule 1.1(a).

“Fair Market Value” means, (a) with respect to a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means that certain fee letter dated as of May 27, 2010, by and among the Borrower, the Administrative Agent and the Lead Arrangers.

“Fees” means the fees and commissions provided for or referred to in Section 3.5. and any other fees payable by the Borrower hereunder, under any other Loan Document or under the Fee Letter.

“Fixed Charges” means, for any period, the sum (without duplication) of (a) Debt Service for such period and (b) Preferred Dividends for such period.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds From Operations” means, for any period, net income available for common shareholders of the Borrower for such period determined on a consolidated basis, exclusive of the following (to the extent included in the determination of such net income): (a) depreciation and amortization; (b) gains and losses from extraordinary or non-recurring items; (c) gains and losses on sales of real estate; (d) gains and losses on investments in marketable securities; (e) provisions/benefits for income taxes for such period; and (f) Funds From Operations attributable to any Investment held, directly or indirectly, by the Borrower in GOV; provided, however, cash dividends in respect of such Investments in GOV that have been actually received by the Borrower or any Subsidiary during such period, shall not be excluded from Funds From Operations by virtue of this clause (f).

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“GOV” means Government Properties Income Trust, together with its successors and assigns.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor” and shall in any event include each Material Subsidiary (unless an Excluded Subsidiary).

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes:  (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.  As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 5.1. or 7.13. and substantially in the form of Exhibit B.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity, or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person (including Subordinated Debt) in respect of money borrowed; (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing arrangement if the transaction giving rise to such obligation (i) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease under GAAP and (ii) does not (and is not required to pursuant to GAAP) appear as a liability on the balance sheet of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) all

Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person; and (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (i) of the definition thereof) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation, valued, in the case of any such Indebtedness as to which recourse for the payment thereof is expressly limited to the property or assets on which such Lien is granted, at the lesser of (x) the stated or determinable amount of the Indebtedness that is so secured or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) and (y) the Fair Market Value of such property or assets; and (j) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person.

“Industrial Property” means a Property improved with, and from which 80% of the rental income is derived from the use of such Property as, industrial or warehouse space.

“Intellectual Property” has the meaning given that term in Section 6.1.(t).

“Interest Expense” means, with respect to a Person for any period of time, (a) the interest expense, whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period plus (b) in the case of the Borrower, the Borrower’s pro rata share of Interest Expense of its Unconsolidated Affiliates.  Interest Expense shall exclude any amortization of (i) deferred financing fees and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such debt).

“Interest Period” means, with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending 7 days thereafter or on the numerically corresponding day in the first, third or sixth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period (other than an Interest Period having a duration of 7 days) that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, (x) with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person and (y) with respect to any Property or other asset, the acquisition thereof.  Any commitment to make an Investment in any other

Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment.  Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Issuing Bank” means Wells Fargo in its capacity as an issuer of Letters of Credit pursuant to Section 2.2., or any other Lender that has agreed to act as an issuer of Letters of Credit pursuant to Section 2.2.  If, at any time, there is more than one Issuing Bank, references in this Agreement to “Issuing Bank” shall mean any or all of such Issuing Banks, as the context may require.

“L/C Commitment Amount” has the meaning given to that term in Section 2.2.(a).

“Lender” means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns, and, as the context requires, includes the Swingline Lender; provided, however, that the term “Lender,” except as otherwise expressly provided herein, shall exclude any Lender (or its Affiliates) in its capacity as a Specified Derivatives Provider.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“Letter of Credit” has the meaning given that term in Section 2.2.(a).

“Letter of Credit Collateral Account” means a special deposit account maintained by the Administrative Agent, for the benefit of the Lenders and the Issuing Bank, and under its sole dominion and control.

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.  For purposes of this Agreement, a Lender (other than any Lender then acting as an Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest under Section 2.2. in the related Letter of Credit, and the Lender then acting as the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders (other than the Lender then acting as the Issuing Bank) of their participation interests under such Section.

“Level” has the meaning given that term in the definition of the term “Applicable Margin.”

“LIBOR” means, for the Interest Period for any LIBOR Loan, the rate of interest, rounded up to the nearest whole multiple of one-hundredth of one percent (0.01%), obtained by dividing (i) the rate of interest, rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%), referred to as the BBA (British Bankers’ Association) LIBOR rate as set forth by any service selected by the

Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rate for deposits in Dollars at approximately 10:00 a.m. Eastern time, two (2) Business Days prior to the date of commencement of such Interest Period for purposes of calculating effective rates of interest for loans or obligations making reference thereto, for an amount approximately equal to the applicable LIBOR Loan and for a period of time approximately equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America).  Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Loan” means a Revolving Loan (other than a Base Rate Loan) bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Eastern time for such day (or if such day is not a Business Day, the immediately preceding Business Day).  The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” as applied to the property of any Person means:  (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a Revolving Loan or a Swingline Loan.

“Loan Document” means this Agreement, each Note, each Letter of Credit Document and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than the Fee Letter and any Specified Derivatives Contract).

“Loan Party” means each of the Borrower and each other Person who guarantees all or a portion of the Obligations and/or who pledges any collateral to secure all or a portion of the Obligations.  Schedule 1.1.(b) sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which all Loans are scheduled to be due and payable in full.

“Marketable Securities” means (a) bank deposits and certificates of deposit from a bank rated Baa1 or BBB+ or better by a Rating Agency; (b) government obligations; and (c) commercial paper rated A1 or P1 by a Rating Agency.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders, the Issuing Bank and the Administrative Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or the timely payment of all Reimbursement Obligations.

“Material Contract” means any contract or other arrangement (other than Loan Documents and Specified Derivatives Contracts), whether written or oral, to which the Borrower, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, and in any event shall include the Business Management Agreement and the Property Management Agreement with respect to the Borrower.

“Material Subsidiary” means any Subsidiary to which 2.0% or more of Total Asset Value is, directly or indirectly, attributable.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

“Mortgage Receivable” means a promissory note secured by a Mortgage of which the Borrower or a Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document or Specified Derivatives Contract) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit a

Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” means, with respect to a Property and for a given period, the sum of the following (without duplication): (a) rents (adjusted for straight-lining of rents and amortization of intangibles pursuant to Statement of Financial Accounting Standards number 141 and the like) and other revenues received in the ordinary course from the leasing or operating of such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid or accrued by the Borrower or a Subsidiary related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, on-site marketing expenses and property management fees equal to the greater of (i) actual property management fees or (ii) three percent (3.0%) of the total gross revenues for such Property for such period, but in any event excluding general and administrative expenses of the Borrower and its Subsidiaries, minus (c) Capital Expenditures Reserves with respect to such Property for such period.

“Net Proceeds” means with respect to an Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Net Worth” means, with respect to any Person, such Person’s total shareholder’s equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

“Non-Defaulting Lender” means any Lender that is not a Defaulting Lender or Potential Defaulting Lender.

“Non-Domestic Property” means a Property located outside a state of the United States of America and the District of Columbia.

“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions to recourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Note” means a Revolving Note or a Swingline Note.

“Notice of Borrowing” means a notice substantially in the form of Exhibit C (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for a borrowing of Revolving Loans.

“Notice of Continuation” means a notice substantially in the form of Exhibit D (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.8. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice substantially in the form of Exhibit E (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Notice of Swingline Borrowing” means a notice substantially in the form of Exhibit F (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Swingline Lender pursuant to Section 2.3.(b) evidencing the Borrower’s request for a Swingline Loan.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Administrative Agent, the Issuing Bank or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.  For the avoidance of doubt, “Obligations” shall not include Specified Derivatives Obligations.

“OFAC” has the meaning given that term in Section 6.1.(y).

“Office Property” means a Property improved with, and from which at least 80% of the rental income is derived from the use of such Property as, office space.

“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) subject to compliance with Section 8.4.(l), such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Participant” has the meaning given that term in Section 12.6.(d).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not at the time required to be paid or discharged under Section 7.6. or (ii) if such Lien is the responsibility of a financially responsible tenant, mortgagor or manager to discharge; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person and, in the case of the Borrower or any Subsidiary, Liens granted by any tenant on its leasehold estate in a Property which are subordinate to the interest of the Borrower or a Subsidiary in such Property; (d) Liens in existence as of the Agreement Date and set forth in Part II of

Schedule 6.1.(f); (e) deposits to secure trade contracts (other than for Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) the lessor’s interest in property leased to the Borrower or any of its Subsidiaries pursuant to a lease permitted by this Agreement; (g) the interests of tenants, operators or managers of Properties; (h) Liens in favor of the Agent for the benefit of the Lenders, the Issuing Bank and the Specified Derivatives Providers; and (i) Liens which are also secured by restricted cash or Cash Equivalents of equal or greater value.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin plus four percent (4.0%).

“Potential Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, the Swingline Lender or the Issuing Bank, as applicable, that: (a) has failed to comply with, or has made a public statement to the effect that it does not intend to comply with, its funding obligations under one or more syndicated credit facilities or other agreements in which it commits or is obligated to extend credit (other than this Agreement); (b)  has a parent corporation or other Affiliate that is subject to any condition or event described in the immediately preceding clause (a); or (c) has, or whose parent corporation has, a Credit Rating of less than BBB-/Baa3 (or equivalent) from either S&P or Moody’s.  As used in this definition, the term “parent corporation” means, with respect to a Lender, any Person Controlling such Lender, including without limitation, the bank holding company (as defined in Regulation Y of the Board of Governors of the Federal Reserve System), if any, of such Lender.

“Preferred Dividends” means, for any given period and without duplication, all Restricted Payments accrued or paid (and in the case of Restricted Payments paid, which were not accrued during a prior period) during such period on Preferred Stock issued by the Borrower or a Subsidiary.  Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests; (b) paid or payable to the Borrower or a Subsidiary; or (c) constituting or resulting in the redemption of Preferred Stock, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Stock” means, with respect to any Person, shares of capital stock of, or other Equity Interests in, such Person which are entitled to preference or priority over any other capital stock of, or other Equity Interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Principal Office” means the office of the Administrative Agent located at NorthStar East Building, MAC: N9303-110, 608 Second Avenue S., Minneapolis, Minnesota 55402, or any other subsequent office that the Administrative Agent shall have specified as the Principal Office by written notice to the Borrower and the Lenders.

“Property” means any parcel of real property owned or leased (in whole or in part) or operated by the Borrower or any Subsidiary.

“Property EBITDA” means, with respect to a Property and for a given period, the sum of the following (without duplication): (a) rents (adjusted for straight-lining of rents and amortization of intangibles pursuant to Statement of Financial Accounting Standards number 141 and the like) and other revenues received in the ordinary course from the leasing or operating of such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid or accrued by the Borrower or a Subsidiary related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, on-site marketing expenses and property management fees equal to the greater of (i) actual property management fees or (ii) three percent (3.0%) of the total gross revenues for such Property for such period, but in any event excluding general and administrative expenses of the Borrower and its Subsidiaries.

“Property Management Agreement” means that certain Amended and Restated Property Management Agreement dated as of January 21, 2010 by and between RMR and the Borrower, on behalf of itself and its Subsidiaries.

“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Rating Agency” means S&P, Moody’s or any other nationally recognized securities rating agency selected by the Borrower and approved of by the Administrative Agent in writing.

“Register” has the meaning given that term in Section 12.6.(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Issuing Bank for any drawing honored by the Issuing Bank under a Letter of Credit.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Requisite Lenders” means, as of any date, (a) Lenders having at least 51% of the aggregate amount of the Commitments of all Lenders or (b) if the Commitments have been terminated or reduced to zero, Lenders holding at least 51% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities; provided, that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.  For purposes of this definition, a Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Responsible Officer” means (a) with respect to the Borrower, the Borrower’s President or Treasurer or any Managing Trustee of the Borrower and (b) with respect to any other Loan Party, such Loan Party’s chief executive officer or chief financial officer.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other Equity Interest of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other Equity Interest of the Borrower or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower or any of its Subsidiaries now or hereafter outstanding.

“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a).

“Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit G, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Commitment.

“RMR” means Reit Management & Research LLC, together with its successors and permitted assigns.

“Secured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any Lien on any property and, in the case of the Borrower, shall include (without duplication) the Borrower’s Ownership Share of the Secured Indebtedness of any of its Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Specified Derivatives Contract” means any Derivatives Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, between the Borrower or any Subsidiary of the Borrower and any Specified Derivatives Provider.

“Specified Derivatives Obligations” means all indebtedness, liabilities, obligations, covenants and duties of the Borrower or its Subsidiaries under or in respect of any Specified Derivatives Contract, whether direct or indirect, absolute or contingent, due or not due, liquidated or unliquidated, and whether or not evidenced by any written confirmation.

“Specified Derivatives Provider” means any party to a Derivatives Contract that is a Lender, or any Affiliate of a Lender, at the time such Derivatives Contract is entered into.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

“Subordinated Debt” means Indebtedness for money borrowed of the Borrower or any of its Subsidiaries that is subordinated in right of payment and otherwise to the Loans, the other Obligations and the Specified Derivatives Obligations, if any.

“Subsidiary” means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.

“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.3. in an amount up to, but not exceeding the amount set forth in the first sentence of Section 2.3.(a), as such amount may be reduced from time to time in accordance with the terms hereof.

“Swingline Lender” means Wells Fargo Bank, National Association, together with its respective successors and assigns.

“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.3.

“Swingline Maturity Date” means the date which is seven (7) Business Days prior to the Termination Date.

“Swingline Note” means the promissory note of the Borrower substantially in the form of Exhibit H, payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed.

“Tangible Net Worth” means, as of any given time: (a) the unallocated gross book value (exclusive of depreciation and amortization) of all real estate assets of the Borrower and its Subsidiaries that constitute Properties at such time; plus (b) the book value of other assets (excluding any real estate assets) of the Borrower and its Subsidiaries; less (c) the book value of the Borrower’s Investment in GOV; less (d) all amounts appearing on the assets side of a consolidated balance sheet of the Borrower for assets separately classified as intangible assets under GAAP (except for allocations of property purchase prices pursuant to Statement of Financial Accounting Standards number 141 and the like); less (e) all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis; less (f) all other liabilities of the Borrower and its Subsidiaries determined on a consolidated basis (except liabilities resulting from allocations of property purchase prices pursuant to Statement of Financial Accounting Standards number 141 and the like).

“Taxes” has the meaning given that term in Section 3.10.

“Termination Date” means August 8, 2013, or such later date to which the Termination Date may be extended pursuant to Section 2.12.

“Total Asset Value” means the sum of the following (without duplication) of the Borrower and its Subsidiaries for the fiscal quarter most recently ended: (a)(i)(x) Property EBITDA determined on a consolidated basis for such fiscal quarter and which is attributable to the Properties of the Borrower and its Subsidiaries (excluding Property EBITDA attributable to Properties either acquired or disposed of during such fiscal quarter) minus (y) Capital Expenditure Reserves for such Properties for such fiscal quarter times (ii) 4 and divided by (iii) the applicable Capitalization Rate; (b) the purchase price paid for any Property acquired during such fiscal quarter (less any amounts paid as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements and prior to allocations of property purchase prices pursuant to Statement of Financial Accounting Standards number 141 and the like); (c) the value of the Borrower’s equity Investment in GOV, such value determined at the lower of cost or Fair Market Value; (d) all Marketable Securities, cash and cash equivalents; (e) accounts receivable that are not (i) owing in excess of 90 days (or one year in the case of any Governmental Authority of the United States of America (but not political subdivisions thereof)) as of the end of such fiscal quarter or (ii) being contested in writing by the obligor in respect thereof (in which case only such portion being contested shall be excluded from Total Asset Value); (f) prepaid taxes and operating expenses as of the end of such fiscal quarter; (g) the book value of all Developable Property; (h) the book value of all other tangible assets (excluding land or other real property) as of the end of such fiscal quarter; (i) the book value of all Unencumbered Mortgage Notes; and (j) the Borrower’s pro rata share of the preceding items (other than those referred to in clause (c)) of any Unconsolidated Affiliate of the Borrower.

“Total Indebtedness” means, as of a given date, all liabilities of the Borrower and its Subsidiaries which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date (excluding allocations of property purchase prices pursuant to Statement of Financial Accounting Standards number 141 and the like), and in any event shall include (without duplication): (a) all Indebtedness of the Borrower and its Subsidiaries, (b) the Borrower’s Ownership Share of Indebtedness of its Unconsolidated Affiliates, and (c) net obligations of the Borrower and its Subsidiaries under any Derivatives Contracts not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof.

“Transfer Authorizer Designation Form” means a form substantially in the form of Exhibit I to be delivered to the Administrative Agent pursuant to Section 5.1.(a), as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Type” with respect to any Revolving Loan, refers to whether such Loan or portion thereof is a LIBOR Loan or a Base Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.  For purposes of this definition, Unconsolidated Affiliate shall not include GOV.

“Unencumbered Asset” means a Property which satisfies all of the following requirements: (a) such Property is (i) owned in fee simple solely by the Borrower or a Guarantor or (ii) leased solely by the Borrower or a Guarantor pursuant to a ground lease having terms and conditions reasonably acceptable to the Administrative Agent; (b) such Property is not an Asset Under Development and is in service; (c) such Property is used for office, industrial or retail uses, or any other use incidental thereto, as currently in use at the Properties; (d) neither such Property, nor any interest of the Borrower or such Guarantor therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (i) of the definition thereof or Liens in favor of the Borrower or a Guarantor) or to any Negative Pledge; (e) if such Property is owned by a Subsidiary, (i) none of the Borrower’s direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (i) of the definition thereof or Liens in favor of the Borrower or a Guarantor) or to any Negative Pledge and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to sell, transfer or otherwise dispose of such Property without the need to obtain the consent of any Person; and (f) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property.

“Unencumbered Asset Value” means, at any given time, the sum of: (a)(i) Net Operating Income from all Unencumbered Assets for the fiscal quarter most recently ending times (ii) 4 divided by (iii) the Capitalization Rate; and (b) the value of the Equity Interests in GOV owned by the Borrower, such value determined at the lower of cost or Fair Market Value, so long as such Equity Interests are not subject to any Liens (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (i) of the definition thereof) or to any Negative Pledge; and (c) unrestricted cash and Cash Equivalents of the Borrower so long as such cash and Cash Equivalents are not subject to any Liens (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (i) of the definition thereof) or to any Negative Pledge .  To the extent that Equity Interests of GOV owned by the Borrower would account for more than 10.0% of Unencumbered Asset Value, such excess shall be excluded.  To the extent that Properties leased by the Borrower or a Guarantor pursuant to a ground lease would, in the aggregate, account for more than 5.0% of Unencumbered Asset Value, such excess shall be excluded.  To the extent that the Net Operating Income of Unencumbered Non-Domestic Properties would account for more than 20.0% of Unencumbered Net Operating Income, such excess shall be excluded.  With respect to any Unencumbered Asset acquired during such fiscal quarter, Net Operating Income attributable to such Unencumbered Asset shall be included in the calculation of Unencumbered Asset Value on a pro forma basis reasonably acceptable to Administrative Agent.  Net Operating Income attributable to an Unencumbered Asset disposed of during the fiscal quarter shall be excluded from the calculation of Unencumbered Asset Value.

“Unencumbered Mortgage Note” means a promissory note satisfying all of the following requirements: (a) such promissory note is owned solely by the Borrower or a Guarantor; (b) such promissory note is secured by a Lien on real property improved only with office buildings or other improvements of a type similar to improvements located on the Properties as of the Agreement Date; (c) neither such promissory note, nor any interest of the Borrower or such Guarantor therein, is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (i) of the definition thereof or Liens in favor of the Borrower or a Guarantor) or to any Negative Pledge; (d) if such promissory note is owned by a Subsidiary, (i) none of the Borrower’s direct or indirect ownership interest in such Subsidiary is subject to any Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (i) of the definition thereof or Liens in favor of the Borrower or a Guarantor) or to any Negative Pledge and (ii) the Borrower directly, or indirectly through a Subsidiary, has the right to sell, transfer or otherwise dispose of such promissory note without the need to obtain the consent of any Person; and (d) such real property and related improvements are not subject to any other Lien (other than Permitted Liens of the types described in clauses (a) through (c) or (e) through (i) of the definition thereof or Liens in favor of the Borrower or a Guarantor).

“Unencumbered Net Operating Income” means the sum of (a) Net Operating Income from all Unencumbered Assets for the fiscal quarter most recently ending and (b) cash dividends received by the Borrower or any of its Subsidiaries from GOV during the fiscal quarter most recently ending.

“Unencumbered Non-Domestic Property” means a Non-Domestic Property that is also an Unencumbered Asset.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Unimproved Land” means land on which no development (other than improvements that are not material and are temporary in nature) has occurred.

“Unsecured Debt Service” means, for a given period, Debt Service for such period, with respect to Unsecured Indebtedness of the Borrower and its Subsidiaries.

“Unsecured Indebtedness” means, with respect to a Person as of any given date, the aggregate principal amount of all Indebtedness of such Person outstanding at such date that is not Secured Indebtedness (excluding Indebtedness associated with Unconsolidated Affiliates) and in the case of the Borrower shall include (without duplication) Indebtedness that does not constitute Secured Indebtedness.  Indebtedness secured solely by a pledge of Equity Interests which is also recourse to the Borrower or a Guarantor shall not be treated as Secured Indebtedness.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2.  General; References to Eastern Time.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date.  Notwithstanding the preceding sentence, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other standards of the Financial Accounting Standards Board allowing entities to elect fair value option for financial liabilities. Accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.  References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated.  References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower.  Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.  Unless otherwise indicated, all references to time are references to Eastern time.

ARTICLE II. CREDIT FACILITY

Section 2.1.  Revolving Loans.

(a)           Making of Revolving Loans.  Subject to the terms and conditions set forth in this Agreement, including without limitation, Section 2.14., each Lender severally and not jointly agrees to make Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Commitment.  Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.  Each borrowing and Continuation under Section 2.8. of, and each Conversion under Section 2.9. of Base Rate Loans into, LIBOR Loans shall be in an aggregate minimum of $2,000,000 and integral multiples of $1,000,000 in excess of that amount.  Notwithstanding the immediately preceding two sentences but subject to Section 2.14., a borrowing of Revolving Loans may be in the aggregate amount of the unused Commitments.  Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

(b)           Requests for Revolving Loans. Not later than 10:00 a.m. Eastern time at least one (1) Business Day prior to a borrowing of Revolving Loans that are to be Base Rate Loans and not later than 10:00 a.m. Eastern time at least three (3) Business Days prior to a borrowing of Revolving Loans that are to be LIBOR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing.  Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Loans to be borrowed, the date such Revolving Loans are to be borrowed (which must be a Business Day), the use of the proceeds of such Revolving Loans, the Type of the requested Revolving Loans, and if such Revolving

Loans are to be LIBOR Loans, the initial Interest Period for such Revolving Loans.  Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower.  Prior to delivering a Notice of Borrowing, the Borrower may (without specifying whether a Revolving Loan will be a Base Rate Loan or a LIBOR Loan) request that the Administrative Agent provide the Borrower with the most recent LIBOR available to the Administrative Agent.  The Administrative Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

(c)           Funding of Revolving Loans.  Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (b), the Administrative Agent shall notify each Lender of the proposed borrowing.  Each Lender shall deposit an amount equal to the Revolving Loan to be made by such Lender to the Borrower with the Administrative Agent at the Principal Office, in immediately available funds not later than 10:00 a.m. Eastern time on the date of such proposed Revolving Loans.  Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower in the account specified in the Transfer Authorizer Designation Form, not later than 1:00 p.m. Eastern time on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent.

(d)           Assumptions Regarding Funding by Lenders.  With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender that such Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender.  In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Revolving Loan is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays to the Administrative Agent the amount of such Revolving Loan, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.

Section 2.2.  Letters of Credit.

(a)           Letters of Credit.  Subject to the terms and conditions of this Agreement, including without limitation, Section 2.14., the Issuing Bank, on behalf of the Lenders, agrees to issue for the account of the Borrower (which may be issued in support of obligations of any Subsidiary of the Borrower) during the period from and including the Effective Date to, but excluding, the date thirty (30) days prior to the Termination Date, one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed $50,000,000 as such amount may be reduced from time to time in accordance with the terms hereof (the “L/C Commitment Amount”).  The parties hereto agree that the Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder.

(b)           Terms of Letters of Credit.  At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Issuing Bank and the Borrower.  Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the Termination Date, or (ii) any Letter of Credit have an initial duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Issuing Bank but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the Termination Date; provided, further, that a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration date of not more than one year beyond the Termination Date so long as the Borrower delivers to the Administrative Agent for the benefit of the Issuing Bank no later than 30 days prior to the Termination Date cash collateral for such Letter of Credit for deposit into the Letter of Credit Collateral Account in an amount equal to the Stated Amount of such Letter of Credit.  The initial Stated Amount of each Letter of Credit shall be at least $500,000 (or such lesser amount as may be acceptable to Issuing Bank, Administrative Agent and the Borrower).

(c)           Requests for Issuance of Letters of Credit.  The Borrower shall give the Issuing Bank and the Administrative Agent written notice at least five (5) Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as requested from time to time by the Issuing Bank.  Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such applications and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article 5.2., the Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event shall the Issuing Bank be required to issue the requested Letter of Credit prior to the date five (5) Business Days following the date after which the Issuing Bank has received all of the items required to be delivered to it under this subsection.  The Issuing Bank shall not at any time issue any Letter of Credit if such issuance would conflict with, or cause the Administrative Agent or any Lender to exceed any limits imposed by, any Applicable Law.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.  Upon the written request of the Borrower, the Issuing Bank shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof.  To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d)           Reimbursement Obligations.  Upon receipt by the Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand; provided, however, that the Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation.  The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse the Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.  Upon receipt by the Issuing Bank of any payment in respect of any Reimbursement Obligation, the Issuing Bank shall promptly pay to each

Lender that has acquired a participation therein under the second sentence of the immediately following subsection (i) such Lender’s Commitment Percentage of such payment.

(e)           Manner of Reimbursement.  Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent and the Issuing Bank whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement.  If the Borrower fails to so advise the Administrative Agent and the Issuing Bank, or if the Borrower fails to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the failure of which the Issuing Bank shall promptly notify the Administrative Agent, then (i) if the applicable conditions contained in Article V. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 11:00 a.m. Eastern time and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply.  The limitations set forth in the second sentence of Section 2.1.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.

(f)            Effect of Letters of Credit on Commitments.  Upon the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g)           Issuing Bank’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations.  In examining documents presented in connection with drawings under Letters of Credit and making payments under such Letters of Credit against such documents, the Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit.  The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, none of the Issuing Bank, Administrative Agent or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, electronic mail, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit, or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, Administrative Agent or the Lenders.  None of the above shall affect, impair or prevent the vesting of any of the Issuing Bank’s or Administrative Agent’s rights or powers hereunder.  Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against the Issuing Bank any liability to the Borrower, the Administrative Agent or any Lender.  In this connection, the obligation of the Borrower to reimburse the Issuing Bank for any drawing made under any Letter of Credit, and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Issuing Bank, the Administrative Agent or any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (G) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations.  Notwithstanding anything to the contrary contained in this Section or Section 12.10., but not in limitation of the Borrower’s unconditional obligation to reimburse the Issuing Bank for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrower shall have no obligation to indemnify the Administrative Agent, the Issuing Bank or any Lender in respect of any liability incurred by the Administrative Agent, the Issuing Bank or such Lender arising solely out of the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment.  Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Administrative Agent, the Issuing Bank or any Lender with respect to any Letter of Credit.

(h)           Amendments, Etc.  The issuance by the Issuing Bank of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Issuing Bank), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and Requisite Lenders (or all of the Lenders if required by Section 12.7.) shall have consented thereto.  In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 3.5.(c).

(i)            Lenders’ Participation in Letters of Credit.  Immediately upon the issuance by the Issuing Bank of any Letter of Credit each Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of the liability of the Issuing Bank with respect to such Letter of Credit and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, to the extent and in the manner set forth in the immediately following subsection (j) below, such Lender’s Commitment Percentage of the Issuing Bank’s liability under such Letter of Credit.  In addition, upon the making of each payment by a Lender to the Administrative Agent for the account of the Issuing Bank in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Issuing Bank, Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Issuing Bank pursuant to the second and the last sentences of Section 3.5.(c)).

(j)            Payment Obligation of Lenders.  Each Lender severally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Commitment Percentage of each drawing paid by the Issuing Bank under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to the immediately preceding subsection (d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Commitment Percentage of such drawing.  If the notice referenced in the second sentence of Section 2.2.(e) is received by a Lender not later than 10:00 a.m. Eastern time, then such Lender shall make such payment available to the Administrative Agent not later than 1:00 p.m. Eastern time on the date of demand therefor; otherwise, such payment shall be made available to the Administrative Agent not later than 12:00 p.m. Eastern time on the next succeeding Business Day.  Each Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1.(e) or (f) or (iv) the termination of the Commitments.  Each such payment to the Administrative Agent for the account of the Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k)           Information to Lenders.  Promptly following any change in Letters of Credit outstanding, the Issuing Bank shall deliver to the Administrative Agent, who shall promptly deliver the same to each Lender and the Borrower, a notice describing the aggregate amount of all Letters of Credit outstanding at such time.  Upon the request of any Lender from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.  Other than as set forth in this subsection, the Issuing Bank shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder.  The failure of the Issuing Bank to perform its requirements under this subsection shall not relieve any Lender from its obligations under the immediately preceding subsection (j).

(l)            Defaulting Lenders.  Upon demand by the Administrative Agent at any time while a Lender is a Defaulting Lender or a Potential Defaulting Lender, to the extent a reallocation cannot be, or can only partially be, or has not been, effected under Section 3.9.(d), the Borrower shall deliver to the Administrative Agent, for the benefit of the Issuing Bank, within one Business Day of such demand, cash collateral or other credit support satisfactory to the Issuing Bank in its sole discretion in an amount equal to such Defaulting Lender’s or Potential Defaulting Lender’s Commitment Percentage of the Letter of Credit Liabilities then outstanding.  Such cash collateral and other credit support shall be subject to the provisions of Section 3.9.(f).

Section 2.3.  Swingline Loans.

(a)           Swingline Loans.  Subject to the terms and conditions hereof, including without limitation Section 2.14., the Swingline Lender agrees to make Swingline Loans to the Borrower, during the period from the Effective Date to but excluding the Swingline Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, $50,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.  If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Administrative Agent for the account of the Swingline Lender the amount of such excess.  Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.

(b)           Procedure for Borrowing Swingline Loans.  The Borrower shall give the Administrative Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan.  Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 10:00 a.m. Eastern time on the proposed date of such borrowing.  Any telephonic notice shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice.  Not later than 12:00 p.m. Eastern time on the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article 5.2. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing.

(c)           Interest.  Swingline Loans shall bear interest at a per annum rate equal to the Base Rate as in effect from time to time plus the Applicable Margin or at such other rate or rates as the Borrower and the Swingline Lender may agree from time to time in writing.  Interest on Swingline Loans is solely for the account of the Swingline Lender (except to the extent a Lender acquires a participating interest in a Swingline Loan pursuant to the immediately following subsection (e)).  All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.4. with respect to interest on Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

(d)           Swingline Loan Amounts, Etc.  Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof, or such other minimum amounts agreed to by the Swingline Lender and the Borrower.  Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender and the Administrative Agent prior written notice thereof no later than 11:00 a.m. Eastern time on the day prior to the date of such prepayment.  The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

(e)           Repayment and Participations of Swingline Loans.  The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and, in any event, within five (5) Business Days after the date such Swingline Loan was made; provided, that the proceeds of a Swingline Loan may not be used to pay a Swingline Loan.  Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Maturity Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing).  In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), request a borrowing of Revolving Loans that are Base Rate Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan.  The amount limitations contained in the second sentence of Section 2.1.(a) shall not apply to any borrowing of such Revolving Loans made pursuant to this subsection.  The Swingline Lender shall give notice to the Administrative Agent of any such borrowing of Revolving Loans not later than 10:00 a.m. Eastern time at least one Business Day prior to the proposed date of such borrowing.  Not later than 10:00 a.m. Eastern time on the proposed date of such borrowing, each Lender will make available to the Administrative Agent at the Principal Office for the account of the Swingline Lender, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender.  The Administrative Agent shall pay the proceeds of such Revolving Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan.  If the Lenders are prohibited from making Revolving Loans required to be made under this subsection for any reason whatsoever, including without limitation, the occurrence of any of the Defaults or Events of Default described in Sections 10.1.(e) or (f)), each Lender shall purchase from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of such Swingline Loan, by directly purchasing a participation in such Swingline Loan in such amount and paying the proceeds thereof to the Administrative Agent for the account of the Swingline Lender in Dollars and in immediately available funds.  A Lender’s obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Administrative Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 10.1. (e) or (f)), or the termination of any Lender’s Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Administrative Agent, any Lender, the Borrower or any other Loan Party, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate.  If such Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein).  Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans, and any other amounts due it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

(f)            Defaulting Lenders.  Upon demand by the Swingline Lender at any time while a Lender is a Defaulting Lender or a Potential Defaulting Lender, to the extent a reallocation cannot be, or can only partially be, or has not been, effected under Section 3.9.(d), the Borrower shall deliver to the Administrative Agent for the benefit of the Swingline Lender within one Business Day of such demand, cash collateral or other credit support satisfactory to the Swingline Lender in its sole discretion in an amount equal to such Defaulting Lender’s or Potential Defaulting Lender’s Commitment Percentage of the aggregate principal amount of the Swingline Loans then outstanding.  Such cash collateral and other credit support shall be subject to the provisions of Section 3.9.(f).

Section 2.4.  Rates and Payment of Interest on Loans.

(a)           Rates.  The Borrower promises to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)            during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin; and

(ii)           during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor, plus the Applicable Margin.

Notwithstanding the foregoing, while an Event of Default exists, the Borrower shall pay to the Administrative Agent for the account of each Lender and the Issuing Bank, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of any Loan made by such Lender, on all Reimbursement Obligations and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)           Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise).  Interest payable at the Post-Default Rate shall be payable from time to time on demand.  All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

(c)           Borrower Information Used to Determine Applicable Interest Rates.  The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”).  If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Administrative Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information.  The Administrative Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Administrative Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice.  Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Administrative Agent’s, the Issuing Bank’s, or any Lender’s other rights under this Agreement.

Section 2.5.  Number of Interest Periods.

There may be no more than 6 different Interest Periods for LIBOR Loans outstanding at the same time.

Section 2.6.  Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Termination Date.

Section 2.7.  Prepayments.

(a)           Optional.  Subject to Section 4.4., the Borrower may prepay any Loan at any time without premium or penalty.  The Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of the prepayment of any Loan.  Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.

(b)           Mandatory.

(i)            Commitment Overadvance.  If at any time the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Commitments, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the Lenders, the amount of such excess.

(ii)           Application of Mandatory Prepayments.  Amounts paid under the preceding subsection (b)(i) shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations pro rata in accordance with Section 3.2. and if any Letters of Credit are outstanding at such time, the remainder, if any, shall be deposited into the Letter of Credit Collateral Account for application to any Reimbursement Obligations.  If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

Section 2.8.  Continuation.

So long as no Default or Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan.  Each Continuation of a LIBOR Loan shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount, and each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period.  Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Notice of Continuation not later than 10:00 a.m. Eastern time on the third Business Day prior to the date of any such Continuation.  Such notice by the Borrower of a Continuation shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder.  Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given.  Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Lender of the proposed Continuation.  If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a LIBOR Loan with an Interest Period of one month; provided, however that if a Default or Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.9. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.9.  Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Administrative Agent by telecopy, electronic mail or other similar form of communication, Convert all or a portion of a Revolving Loan of one Type into a Revolving Loan of another Type; provided, however, a Base Rate Loan may not be Converted into a LIBOR Loan if a Default or Event of Default exists.  Each Conversion of Base Rate Loans into LIBOR Loans shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount.  Each such Notice of Conversion shall be given not later than 10:00 a.m. Eastern time 3 Business Days prior to the date of any proposed Conversion.  Promptly after receipt of a Notice of Conversion, the Administrative Agent shall notify each Lender of the proposed Conversion.  Subject to the restrictions specified above, each Notice of Conversion shall be by telecopy, electronic mail or other similar form of communication in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan.  Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.10.  Notes.

(a)           Notes.  Except in the case of a Lender that has requested not to receive a Revolving Note, the Revolving Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a Revolving Note, payable to the order of such Lender in a principal amount equal to, subject to Section 12.6.(b)(iv), the amount of its Commitment as originally in effect and otherwise duly completed.  The Swingline Loans made by the Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Swingline Note payable to the order of the Swingline Lender.

(b)           Records.  The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that (i) the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents and (ii) if there is a discrepancy between such records of a Lender and the statements of accounts maintained by the Administrative Agent pursuant to Section 3.8., in the absence of manifest error, the statements of account maintained by the Administrative Agent pursuant to Section 3.8. shall be controlling.

(c)           Lost, Stolen, Destroyed or Mutilated Notes.  Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii)(A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.

Section 2.11.  Voluntary Reductions of the Commitment.

The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of all Letter of Credit Liabilities and the aggregate principal amount of all Swingline Loans) at any time and from time to time without penalty or premium upon not less than five (5) Business Days prior written notice to the Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction of the Commitments shall not be less than $10,000,000 and integral multiples of $5,000,000 in excess of that amount in the aggregate) and shall be irrevocable once given and effective only upon receipt by the Administrative Agent (“Commitment Reduction Notice”).  Promptly after receipt of a Commitment Reduction Notice the Administrative Agent shall notify each Lender of the proposed termination or Commitment reduction.  The Commitments, once reduced or terminated pursuant to this Section, may not be increased or reinstated.  The Borrower shall pay all interest on the Revolving Loans, and Fees under Section 3.5.(b) with respect to the amount of the Commitment being reduced, accrued to the date of such reduction or termination of the Commitments to the Administrative Agent for the account of the Lenders, including but not limited to any applicable compensation due to each Lender in accordance with Section 4.4.

Section 2.12.  Extension of Termination Date.

The Borrower shall have the right, exercisable one time, to extend the current Termination Date by one year.  The Borrower may exercise such right only by executing and delivering to the Administrative Agent at least 30 days but not more than 90 days prior to the current Termination Date, a written request for such extension (an “Extension Request”).  The Administrative Agent shall notify the Lenders if it receives an Extension Request promptly upon receipt thereof.  Subject to satisfaction of the following conditions, the Termination Date shall be extended for one year effective upon receipt by the Administrative Agent of the Extension Request and payment of the fee referred to in the following clause (ii): (i) immediately prior to such extension and immediately after giving effect thereto, (x) no Default or Event of Default shall exist and (y) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents and (ii) the Borrower shall have paid the Fees payable under Section 3.5.(d).  At any time prior to the effectiveness of any such extension, upon the Administrative Agent’s request, the Borrower shall deliver to the Administrative Agent a certificate from the chief executive officer or chief financial officer certifying the matters referred to in the immediately preceding clauses (i)(x) and (i)(y).

Section 2.13.  Expiration Date of Letters of Credit Past Commitment Termination.

If on the date the Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder with respect to which the Borrower has not complied with the conditions set forth in the second proviso of the second sentence of Section 2.2.(b), the Borrower shall, on such date, pay to the Administrative Agent, for its benefit and the benefit of the Lenders and the Issuing Bank, an amount of money sufficient to cause the balance of available funds on deposit in the Letter of Credit Collateral Account to equal the aggregate Stated Amount of such Letters of Credit for deposit into the Letter of Credit Collateral Account.

Section 2.14.  Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, no Lender shall be required to make a Loan, the Issuing Bank shall not be required to issue a Letter of Credit and no reduction of the Commitments pursuant to Section 2.11. shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Commitments, the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Commitments at such time.

Section 2.15.  Increase in Commitments.

The Borrower shall have the right at any time and from time to time during the period beginning on the Effective Date to but excluding the Termination Date to request increases in the aggregate amount of the Commitments by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases the aggregate amount of the Commitments shall not exceed $1,500,000,000 (less the aggregate amount of reductions of Commitments effected pursuant to Section 2.11.).  Each such increase in the Commitments must be an aggregate minimum amount of $50,000,000 and integral multiples of $10,000,000 in excess thereof.  The Administrative Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such increase in the Commitments, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Commitments among such existing Lenders and/or other banks, financial institutions and other institutional lenders.  No Lender shall be obligated in any way whatsoever to increase its Commitment or provide a new Commitment, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee.  If a new Lender becomes a party to this Agreement, or if any existing Lender is increasing its Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Commitment) (and as a condition thereto) purchase from the other Lenders its Commitment Percentage (determined with respect to the Lenders’ respective Commitments and after giving effect to the increase of Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender, plus (B) the aggregate amount of payments previously made by the other Lenders under Section 2.2.(j) that have not been repaid, plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans.  The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 4.4. as a result of the prepayment of any such Revolving Loans.  Effecting the increase of the Commitments under this Section is subject to the following conditions precedent:  (x) no Default or Event of Default shall be in existence on the effective date of such increase, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z)  the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:  (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate and other necessary action taken by the Borrower to authorize such increase and (B) all corporate and other necessary action taken by each Guarantor authorizing the guaranty of such increase; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent and the Lenders covering such matters as reasonably requested by the Administrative Agent, and (iii) new Revolving Notes executed by the Borrower, payable to any new Lenders and replacement Revolving Notes executed by the Borrower, payable to any existing Lenders increasing their Commitments, in the amount of such Lender’s Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Commitments.  In connection with any increase in the aggregate amount of the Commitments pursuant to this Section 2.15. any Lender becoming a party hereto shall execute such documents and agreements as the Administrative Agent may reasonably request.

Section 2.16.  Funds Transfer Disbursements.

(a)           Generally.  The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Transfer Authorizer Designation Form.  The Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by the Borrower; or (ii) made in the Borrower’s name and accepted by the Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by the Borrower.  The Borrower further agrees and acknowledges that the Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by the Borrower to effect a wire of funds transfer even if the information provided by the Borrower identifies a different bank or account holder than named by the Borrower.  The Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrower.  If the Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower agrees that no matter how many times the Administrative Agent takes these actions the Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Administrative Agent and the Borrower.  The Borrower agrees to notify the Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after the Administrative Agent’s confirmation to the Borrower of such transfer.

(b)           Funds Transfer.  The Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made.  The Administrative Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization, (ii) require use of a bank unacceptable to the Administrative Agent or any Lender or prohibited by any Governmental Authority, (iii) cause the Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline or (iv) otherwise cause the Administrative Agent or any Lender to violate any Applicable Law or regulation.

(c)           Limitation of Liability.  None of the Administrative Agent, the Issuing Bank or any Lender shall be liable to the Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent, the Issuing Bank or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s, Issuing Bank’s or any Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) the Administrative Agent, the Issuing Bank, any Lender or the Borrower knew or should have known the likelihood of these damages in any situation.  Neither the Administrative Agent, the Issuing Bank nor any Lender makes any representations or warranties other than those expressly made in this Agreement.

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1.  Payments.

(a)           Payments by Borrower.  Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Administrative Agent at the Principal Office, not later than 12:00 p.m. Eastern time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  Subject to Section 10.5., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Administrative Agent the amounts payable by the Borrower hereunder to which such payment is to be applied.  Each payment received by the Administrative Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Administrative Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender.  Each payment received by the Administrative Agent for the account of the Issuing Bank under this Agreement shall be paid to the Issuing Bank by wire transfer of immediately available funds in accordance with the wiring instructions provided by the Issuing Bank to the Administrative Agent from time to time, for the account of the Issuing Bank.  In the event the Administrative Agent fails to pay such amounts to such Lender or the Issuing Bank, as the case may be, (i) by 5:00 p.m. Eastern time on the Business Day such funds are received by the Administrative Agent, if such amounts are received by 12:00 p.m. Eastern time on such date or (ii) by 5:00 p.m. Eastern time on the Business Day following the date such funds are received by the Administrative Agent, if such amounts are received after 12:00 p.m. Eastern time on any Business Day, the Administrative Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect.  If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

(b)           Presumptions Regarding Payments by Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent on demand that amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 3.2.  Pro Rata Treatment.

Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1.(a), 2.2.(e) and 2.3.(e) shall be made from the Lenders, each payment of the fees under Section 3.5.(a), Section 3.5.(b), the first sentence of Section 3.5.(c), and Section 3.5.(d) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.11. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving

Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 3.9., if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Revolving Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 4.1.) shall be made pro rata among the Lenders according to the amounts of their respective Revolving Loans and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous; (e) the Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.3., shall be in accordance with their respective Commitment Percentages; and (f) the Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.2., shall be in accordance with their respective Commitment Percentages.  All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.3.(e), in which case such payments shall be pro rata in accordance with such participating interests).  Any payment or prepayment of principal or interest made during the existence of a Default or Event of Default shall be made for the account of the Lenders and the Issuing Bank in accordance with the order set forth in Section 10.5.

Section 3.3.  Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, any of its Loans under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or any other Loan Party to a Lender (other than any payment in respect of Specified Derivatives Obligations)  not in accordance with the terms of  this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 10.5., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 10.5., as applicable.  To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4.  Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5.  Fees.

(a)           Closing Fee.  On the Effective Date, the Borrower agrees to pay to the Administrative Agent and each Lender all loan fees as have been agreed to in writing by the Borrower and the Administrative Agent.

(b)           Facility Fees. During the period from the Effective Date to but excluding the Termination Date, the Borrower agrees to pay to the Administrative Agent for the account of the Lenders a facility fee equal to the daily aggregate amount of the Commitments (whether or not utilized) times a rate per annum equal to the Applicable Facility Fee. Such fee shall be payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Termination Date or any earlier date of termination of the Commitments or reduction of the Commitments to zero.  The Borrower acknowledges that the fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

(c)           Letter of Credit Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) to and including the date such Letter of Credit expires or is cancelled or (y) to but excluding the date such Letter of Credit is drawn in full.  In addition to such fees, the Borrower shall pay to the Issuing Bank solely for its own account, a fronting fee in respect of each Letter of Credit equal to one-eighth of one percent (0.125%) of the initial Stated Amount of such Letter of Credit; provided, however, in no event shall the aggregate amount of such fee in respect of any Letter of Credit be less than $1,000.  The fees provided for in this subsection shall be nonrefundable and payable, in the case of the fee provided for in the first sentence, in arrears (i) quarterly on the first day of January, April, July and October, (ii) on the Termination Date, (iii) on the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent and in the case of the fee provided for in the second sentence, at the time of issuance of such Letter of Credit.  The Borrower shall pay directly to the Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged or incurred by the Issuing Bank from time to time in like circumstances with respect to the issuance, amendment, renewal or extension of any Letter of Credit or any other transaction relating thereto.

(d)           Extension Fee.  If the Borrower exercises its right to extend the Termination Date in accordance with Section 2.12., the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee equal to thirty-five one-hundredths of one percent (0.35%) of the amount of such Lender’s Commitment (whether or not utilized).  Such fee shall be due and payable in full on the date the Administrative Agent receives the Extension Request pursuant to such Section.

(e)           Administrative and Other Fees.  The Borrower agrees to pay the administrative and other fees of the Administrative Agent as provided in the Fee Letter and as may be otherwise agreed to in writing from time to time by the Borrower and the Administrative Agent.

Section 3.6.  Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7.  Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith.  It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.  The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.4.(a)(i) and (ii) and, with respect to Swingline Loans, in Section 2.3.(c).  Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, in each case, in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.  All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.8.  Statements of Account.

The Administrative Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Administrative Agent shall be deemed conclusive upon the Borrower absent manifest error.  The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9.  Defaulting Lenders.

(a)           Generally.  If any Lender shall become a Defaulting Lender, then such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of any amendment, consent or waiver of the terms of this Agreement or any other Loan Document, or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Requisite Lenders shall be suspended while such Lender remains a Defaulting Lender; provided, however, that the foregoing shall not permit (i) an increase in such Lender’s Commitment or (ii) an extension of the maturity date of such Lender’s Loans or other Obligations owing to such Lender, in each of the cases described in clauses (i) and (ii), without such Lender’s consent, or (iii) an extension of the expiration date of a Letter of Credit beyond the Termination Date (except as permitted under Section 2.2.(b)) or, with respect to any Letter of Credit having an expiration date beyond the Termination Date as permitted by Section 2.2.(b), an extension of the expiration date of such Letter of Credit without such Lender’s consent if such Lender is directly and adversely affected thereby.  If a Lender is a Defaulting Lender because it has failed to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), then the Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.  No Commitment of any Lender shall be increased or otherwise affected, and except as otherwise expressly provided in this Section, performance by the Borrower of its obligations hereunder and under the other Loan Documents shall not be excused or otherwise modified, as a result of the operation of this Section. The rights and remedies of the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders against a Defaulting Lender under this Section are in addition to any other rights and remedies the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders may have against such Defaulting Lender under this Agreement, any of the other Loan Documents, Applicable Law or otherwise.

(b)           Treatment of Payments.  Any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement or any other Loan Document will not be paid or distributed to such Defaulting Lender, but will instead be applied by the Administrative Agent to the making of payments from time to time in the following order of priority until such Defaulting Lender has ceased to be a Defaulting Lender (in accordance with subsection (i) below): first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender under this Agreement; third, if determined by the Administrative Agent or requested by the Issuing Bank or the Swingline Lender, held as cash collateral for such Defaulting Lender’s Commitment Percentage of the Letter of Credit Liabilities then outstanding and for such Defaulting Lender’s Commitment Percentage of the aggregate principal amount of the Swingline Loans then outstanding, subject to the provisions of the immediately following subsection (f); fourth, as the Borrower may request (so long as no Default or Event of Default shall then exist) to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, after the termination of the Commitments and payment in full of all Obligations, to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(c)           Fees.  During any period that a Lender is a Defaulting Lender, such Defaulting Lender’s Commitment and outstanding Revolving Loans shall be excluded for purposes of calculating any Fee payable to the Lenders under Sections 3.5.(b) and 3.5.(c), and during such period the Borrower shall not be required to pay, and such Defaulting Lender shall not be entitled to receive, any such Fees otherwise payable to such Defaulting Lender under such Sections.

(d)           Reallocation of Letter of Credit and Swingline Exposure.  As promptly as possible once a Lender becomes a Defaulting Lender or a Potential Defaulting Lender, the Administrative Agent shall reallocate the Commitment Percentages of outstanding Letter of Credit Liabilities and Swingline Loans among the Non-Defaulting Lenders in accordance with their Commitment Percentages (determined exclusive of the Commitment of any Defaulting Lender or Potential Defaulting Lender) but only (i) if no Default or Event of Default exists, and (ii)  to the extent that such reallocation will not result in any Non-Defaulting Lender’s Commitment Percentage (determined inclusive of the Commitment of any Defaulting Lender and any Potential Defaulting Lender) of (A) the Letter of Credit Liabilities exceeding such Non-Defaulting Lender’s Commitment Percentage of the L/C Commitment Amount or (B) the aggregate outstanding principal amount of the Swingline Loans exceeding such Non-Defaulting Lender’s Commitment Percentage of the amount of the Swingline Commitment.

(e)           Borrowing Requests.  While any Lender is a Defaulting Lender or a Potential Defaulting Lender, the Borrower authorizes each of the Administrative Agent, the Issuing Bank and the Swingline Lender (which authorization is irrevocable and coupled with an interest) to give, in such Person’s discretion, Notices of Revolving Borrowing pursuant to Section 2.1. in such amounts and at such times as may be required to (i) reimburse any Reimbursement Obligation that has become due and payable, (ii) repay an outstanding Swingline Loan or (iii) cash collateralize the Obligations of the Borrower in respect of outstanding Letters of Credit in an amount equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letters of Credit, in each case after giving effect to the immediately preceding subsection (d).

(f)            Cash Collateral for Letters of Credit and Swingline Loans.  All cash collateral and other credit support provided pursuant to Section 2.2.(l) or 2.3.(f) or the immediately preceding subsection (b) or (e) (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts with the Administrative Agent.  The Borrower hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such cash collateral and other credit support, and in all proceeds of the foregoing, all as security for the Obligations to which such cash collateral and other credit support may be applied pursuant to this Section.  Cash collateral and other credit support provided under Section 2.2.(l) or 2.3.(f) or the immediately preceding subsection (b) or (e), shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, Swingline Loans or obligations to fund participations therein, prior to any other application of such property as may be provided for herein.  Such cash collateral and other credit support (or the appropriate portion thereof) shall be released promptly following (i) the elimination of the applicable Letter of Credit Obligations and Swingline Loans giving rise thereto (including by the termination of the status of a Lender as a Defaulting Lender), or (ii) the Administrative Agent’s good faith determination that there exists excess cash collateral and other credit support, including without limitation, as a result of a reallocation pursuant to the immediately preceding subsection (d); provided, however, (x) cash collateral and other credit support shall not be released if a Default or Event of Default exists (and following application as provided in this subsection may be otherwise applied in accordance with Section 10.5.) and (y) the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender may agree that such cash collateral and other credit support shall not be released but instead held to support future anticipated exposure with respect to Letters of Credit or Swingline Loans.

(g)           Purchase of Defaulting Lender’s or Potential Defaulting Lender’s Commitment.  During any period that a Lender is a Defaulting Lender or Potential Defaulting Lender, the Borrower may, by giving written notice thereof to the Administrative Agent, such Defaulting Lender or Potential Defaulting Lender, and the other Lenders, demand that such Defaulting Lender or Potential Defaulting Lender assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.6.(b).  No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  In addition, any Lender who is a Non-Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire the face amount of all or a portion of such Defaulting Lender’s or Potential Defaulting Lender’s Commitment via an assignment subject to and in accordance with the provisions of Section 12.6.(b).  In connection with any such assignment, such Defaulting Lender or Potential Defaulting Lender shall promptly execute all documents reasonably requested to effect such assignment, including an appropriate Assignment and Acceptance and, notwithstanding Section 12.6.(b), shall pay to the Administrative Agent an assignment fee in the amount of $10,000.  No such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient with any applicable amounts held pursuant to the immediately preceding subsection (f), upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender or Potential Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender or Potential Defaulting Lender to the Administrative Agent, the Issuing Bank or any Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) such Defaulting Lender’s or Potential Defaulting Lender’s full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender or Potential Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender or Potential Defaulting Lender, as applicable, for all purposes of this Agreement until such compliance occurs.

(h)           Termination of Defaulting Lender’s or Potential Defaulting Lender’s Commitment.  During any period that a Lender is a Defaulting Lender or Potential Defaulting Lender, the Borrower may terminate in full the Commitment of such Defaulting Lender or Potential Defaulting Lender by giving notice to such Defaulting Lender or Potential Defaulting Lender and the Administrative Agent (such termination, a “Defaulting Lender Termination”) so long as on the effective date of such Defaulting Lender Termination and after giving effect thereto and to any repayment of Revolving Loans in connection therewith: (i) no Default or Event of Default exists (unless the Requisite Lenders otherwise consent to such Defaulting Lender Termination), (ii) no Revolving Loans shall be outstanding, and (iii) all obligations of such Defaulting Lender or Potential Defaulting Lender in respect of any existing Letter of Credit Obligations and Swingline Loans have been reallocated in accordance with the immediately preceding subsection (d).  Each such notice shall specify the effective date of such Defaulting Lender Termination (the “Defaulting Lender Termination Date”), which shall be not less than 5 Business Days (or such shorter period as agreed to by the Administrative Agent and such Defaulting Lender or Potential Defaulting Lender) after the date on which such notice is delivered to such Defaulting Lender or Potential Defaulting Lender and the Administrative Agent.  On each such Defaulting Lender Termination Date, (i) the Commitments of such Defaulting Lender or Potential Defaulting Lender shall be reduced to zero, (ii) such Defaulting Lender or Potential Defaulting Lender shall cease to be a “Lender” hereunder (provided that any Defaulting Lender or Potential Defaulting Lender shall continue to be entitled to the indemnification provisions contained herein, but only with respect to matters arising prior to the applicable Defaulting Lender Termination Date) and (iii) the Commitments of all other Lenders shall remain unchanged.

(i)            Cure.  If the Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender agree in writing in their discretion that a Lender that is a Defaulting Lender or a Potential Defaulting Lender should no longer be deemed to be a Defaulting Lender or Potential Defaulting Lender, as the case may be, the Administrative Agent will so notify the Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase such portion of outstanding Revolving Loans of the other Lenders and make such other adjustments as the Administrative Agent may determine to be necessary to cause the interest of the Lenders in the Revolving Loans, Swingline Loans and Letter of Credit Liabilities to be on a pro rata basis in accordance with their respective Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cure by a Lender under this subsection of its status as a Defaulting Lender or Potential Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender or Potential Defaulting Lender.

Section 3.10.  Taxes; Foreign Lenders.

(a)           Taxes Generally.  All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding Excluded Taxes (such non-excluded items being collectively called “Taxes”).  If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

(i)            pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii)           promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority; and

(iii)          pay to the Administrative Agent for its account or the account of the applicable Lender or the Issuing Bank, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Administrative Agent, the Issuing Bank or such Lender will equal the full amount that the Administrative Agent, the Issuing Bank or such Lender would have received had no such withholding or deduction been required.

(b)           Tax Indemnification.  If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent, for its account or the account of the Issuing Bank or respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Issuing Bank and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent, the Issuing Bank or any Lender as a result of any such failure.  For purposes of this Section, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c)           Tax Forms. Prior to the date that any Lender or Participant organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes becomes a party hereto or a Participant, respectively, such Person shall deliver to the Borrower and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or Participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Internal Revenue Code.  Each such Lender or Participant shall, to the extent it may lawfully do so, (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower or the Administrative Agent and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Administrative Agent.  The Borrower shall not be required to pay any amount pursuant to the last sentence of subsection (a) above to any Lender or Participant that is organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes or the Administrative Agent, if it is organized under the laws of a jurisdiction other than that in which the Borrower is a resident for tax purposes, if such Lender, such Participant or the Administrative Agent, as applicable, fails to comply with the requirements of this subsection.  If any such Lender or Participant, to the extent it may lawfully do so, fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from such payment to such Lender such amounts as are required by the Internal Revenue Code. If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Administrative Agent.  The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Administrative Agent.

(d)           USA Patriot Act Notice; Compliance.  In order for the Administrative Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender or Participant shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1.  Additional Costs; Capital Adequacy.

(a)           Capital Adequacy.  If any Lender determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) becoming effective after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, as a consequence of, or with reference to, such Lender’s Commitments or its making or maintaining Loans or participating in Letters of Credit below the rate which such Lender or such corporation controlling such Lender could have achieved but for such compliance (taking into account the policies of such Lender or such corporation with regard to capital), then the Borrower shall, from time to time, within thirty (30) days after written demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender or such corporation controlling such Lender to the extent that such Lender determines such increase in capital is allocable to such Lender’s obligations hereunder.

(b)           Additional Costs.  In addition to, and not in limitation of the immediately preceding subsection (a), the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than Excluded Taxes), or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined to the extent utilized when determining LIBOR for such Loans) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(c)           Lender’s Suspension of LIBOR Loans.  Without limiting the effect of the provisions of the immediately preceding subsection (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in  this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

(d)           Additional Costs in Respect of Letters of Credit.  Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Issuing Bank of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Issuing Bank or such Lender, the Borrower shall pay promptly, and in any event within 3 Business Days of demand, to the Issuing Bank or, in the case of such Lender, to the Administrative Agent for the account of such Lender, from time to time as specified by the Issuing Bank or such Lender, such additional amounts as shall be sufficient to compensate the Issuing Bank or such Lender for such increased costs or reductions in amount.

(e)           Notification and Determination of Additional Costs.  Each of the Administrative Agent, Issuing Bank, each Lender, and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Administrative Agent, the Issuing Bank, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, the Issuing Bank, any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder (and in the case of a Lender, to the Administrative Agent); provided, further, that notwithstanding the foregoing provisions of this Section, the Agent or a Lender, as the case may be, shall not be entitled to compensation for any such amount relating to any period ending more than six months prior to the date that the Agent or such Lender, as applicable, first notifies the Borrower in writing thereof or for any amounts resulting from a change by any Lender of its Lending Office (other than changes required by Applicable Law). The Administrative Agent, the Issuing Bank, each Lender and each Participant, as the case may be, agrees to furnish to the Borrower (and in the case of the Issuing Bank, a Lender or a Participant to the Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section.  Determinations by the Administrative Agent, the Issuing Bank, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.

Section 4.2.  Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

(a)           the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR; or

(b)           the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, all of the Lenders, in the case of the immediately preceding clause (a), and any Lender affected thereby, in the case of the immediately preceding clause (b), shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans unless and until such Lender gives notice as provided in Section 4.5. that such condition no longer exists, and, so long as such condition remains in effect, such Lender’s LIBOR Loans shall be treated in accordance with Section 4.5.

Section 4.3.  Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful due to a change in (or the interpretation of), or adoption of, any law or regulation from a Governmental Authority becoming effective after the date of this Agreement for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4.  Compensation.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of the Administrative Agent, such amount or amounts as the Administrative Agent shall determine in its sole discretion shall be sufficient to compensate such Lender for any loss, cost or expense attributable to:

(a)           any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)           any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article 5.2. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation, in the case of a LIBOR Loan, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (B) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan calculating present value by using as a discount rate LIBOR quoted on such date.  Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.  Any such statement shall be conclusive absent manifest error.

Section 4.5.  Treatment of Affected Loans.

If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(c), Section 4.2. or Section 4.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(c), Section 4.2., or Section 4.3. on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1., Section 4.2. or Section 4.3. that gave rise to such Conversion no longer exist:

(a)           to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)           all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 4.1.(c) or 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

Section 4.6.  Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 4.1., and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, or (c) a Lender does not vote in favor of any amendment, modification or waiver to this Agreement or any other Loan Document which, pursuant to Section 12.7., requires the vote of such Lender, and the Requisite Lenders shall have voted in favor of such amendment, modification or waiver then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.6.(b) for a purchase price equal to the aggregate principal balance of all Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee.  Each of the Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender nor any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee.  The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Administrative Agent, the Affected Lender or any of the other Lenders.  The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including, without limitation, pursuant to Sections 3.10., 4.1. or 4.4.) with respect to any period up to the date of replacement.

Section 4.7.  Change of Lending Office.

Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.10., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

Section 4.8.  Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

ARTICLE V. CONDITIONS PRECEDENT

Section 5.1.  Initial Conditions Precedent.

The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the satisfaction or waiver of the following conditions precedent:

(a)           The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

(i)            counterparts of this Agreement executed by each of the parties hereto;

(ii)           Revolving Notes executed by the Borrower, payable to each Lender (other than any Lender that has requested that it not receive a Revolving Note) and complying with the terms of Section 2.10.(a) and the Swingline Note executed by the Borrower;

(iii)          the Guaranty executed by each of the Guarantors initially to be a party thereto;

(iv)          an opinion of Sullivan & Worcester LLP, and opinion of Venable LLP, special Maryland counsel, in each case, counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering the matters set forth in Exhibit J;

(v)           the certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;

(vi)          a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued as of a recent date by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii)         a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, authorized to execute and deliver on behalf of the Borrower Notices of Borrowing, Notices of Swingline Borrowing, requests for Letters of Credit, Notices of Conversion and Notices of Continuation;

(viii)        copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(ix)           a Compliance Certificate calculated as of the Effective Date on a pro forma basis for the Borrower’s fiscal quarter ended March 31, 2010;

(x)            a Transfer Authorizer Designation Form effective as of the Agreement Date;

(xi)           the Fee Letter;

(xiii)         evidence that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Administrative Agent and any of the Lenders, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid;

(xiv)        insurance certificates, or other evidence, providing that the insurance coverage required under Section 7.5. (including, without limitation, both property and liability insurance) is in full force and effect;

(xv)         evidence that all indebtedness, liabilities or obligations owing by the Loan Parties under the Existing Credit Agreement shall have been paid in full and all Liens, if any, securing such indebtedness, liabilities or other obligations have been released;

(xvi)        such other documents and instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request; and

(b)           In the good faith judgment of the Administrative Agent:

(i)            there shall not have occurred or become known to the Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)           no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii)          the Borrower and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any Applicable Law or (B) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which could not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iv)          the Borrower and each other Loan Party shall have provided all information requested by the Administrative Agent and each Lender may request in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)); and

(v)           there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 5.2.  Conditions Precedent to All Loans and Letters of Credit.

The obligations of (i) Lenders to make any Loans and (ii) the Issuing Bank to issue Letters of Credit are each subject to the further conditions precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto, and no violation of the limits described in Section 2.14. would occur after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; (c) in the case of the borrowing of Revolving Loans, the Administrative Agent shall have received a timely Notice of Borrowing, or in the case of a Swingline Loan, the Swingline Lender shall have received a timely Notice of Swingline Borrowing and (d) in the case of the issuance of a Letter of Credit or the making of a Swingline Loan, no Lender shall be a Defaulting Lender or Potential Defaulting Lender; provided, however, in the case of the issuance of a Letter of Credit, the Issuing Bank may waive this condition precedent on behalf of itself and all Lenders if cash collateral or other credit support satisfactory to the Issuing Bank, in its sole and absolute discretion, has been pledged or otherwise provided to the Administrative Agent for the benefit of the Issuing Bank in respect of such Defaulting Lender’s or Potential Defaulting Lender’s participation in such Letter of Credit in accordance with Section 2.2.(l); provided, further, that in the case of a Swingline Loan, the Swingline Lender may waive this condition precedent on behalf of itself and all Lenders if cash collateral or other credit support satisfactory to the Swingline Lender, in its sole and absolute discretion, has been pledged or otherwise provided to the Administrative Agent for the benefit of the Swingline Lender in respect of such Defaulting Lender’s or Potential Defaulting Lender’s Commitment Percentage of the aggregate principal amount of the Swingline Loans in accordance with Section 2.3.(f). Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event).  In addition, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time such Loan is made or such Letter of Credit is issued that all conditions to the making of such Loan or issuing of such Letter of Credit contained in this Article V. have been satisfied.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1.  Representations and Warranties.

In order to induce the Administrative Agent and each Lender to enter into this Agreement and to make Loans and, in the case of the Issuing Bank, to issue Letters of Credit, the Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each Lender as follows:

(a)           Organization; Power; Qualification.  Each of the Borrower, the other Loan Parties and the other Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b)           Ownership Structure.  Part I of Schedule 6.1.(b) is, as of the Agreement Date, a complete and correct list of all Subsidiaries of the Borrower setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is a Material Subsidiary and/or an Excluded Subsidiary.  The parties hereto acknowledge that as of the Agreement Date GOV is not a Subsidiary.  As of the Agreement Date, except as disclosed in such Schedule (A), each of the Borrower and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (B) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (C) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person.  As of the Agreement Date, Part II of Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Borrower.

(c)           Authorization of Loan Documents and Borrowings.  The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit hereunder.  The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents and the Fee Letter to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby.  The Loan Documents and the Fee Letter to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(d)           Compliance of Loan Documents with Laws.  The execution, delivery and performance of this Agreement,  the other Loan Documents to which any Loan Party is a party and of the Fee Letter in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both:  (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the Lenders and the Issuing Bank.

(e)           Compliance with Law; Governmental Approvals.  Each of the Borrower, the other Loan Parties and the other Subsidiaries is in compliance with each Governmental Approval and all other Applicable Laws relating to it except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(f)            Title to Properties; Liens.  Part I of Schedule 6.1.(f) is, as of the Agreement Date, a complete and correct listing of all real estate assets of the Borrower, each other Loan Party and each other Subsidiary.  Each of the Borrower, each other Loan Party and each other Subsidiary has good, marketable and legal title to, or a valid leasehold interest in, its respective assets.  As of the Agreement Date, there are no Liens against any assets of the Borrower, any Subsidiary or any other Loan Party except for Permitted Liens.

(g)           Existing Indebtedness.  Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness (including all Guarantees) of each of the Borrower, the other Loan Parties and the other Subsidiaries, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien.  As of the Agreement Date, the Borrower, the other Loan Parties and the other Subsidiaries have performed and are in compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute a default or event of default, exists with respect to any such Indebtedness.

(h)           Material Contracts.  Schedule 6.1.(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts.  Each of the Borrower, the other Loan Parties and the other Subsidiaries that is party to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

(i)            Litigation.  Except as set forth on Schedule 6.1.(i), there are no actions, suits or proceedings pending (nor, to the knowledge of any Loan Party, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which, (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draws into question the validity or enforceability of any Loan Documents or the Fee Letter.  There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to, any Loan Party or any other Subsidiary.

(j)            Taxes.  All federal, state and other tax returns of the Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon, each Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment or non-filing which is at the time permitted under Section 7.6.  As of the Agreement Date, none of the United States income tax returns of the Borrower, any other Loan Party or any other Subsidiary is under audit.  All charges, accruals and reserves on the books of the Borrower, the other Loan Parties and the other Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)           Financial Statements.  The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 31, 2009, and the related audited consolidated statements of operations, shareholders’ equity and cash flow for the fiscal year ended on such date, with the opinion thereon of Ernst &Young LLP, and (ii) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal quarter ended March 31, 2010, and the related unaudited consolidated statements of operations, and cash flow of the Borrower and its consolidated Subsidiaries for the fiscal quarter period ended on such date.  Such balance sheets and statements (including in each case related schedules and notes) are complete and correct in all material respects and present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments).  Neither the Borrower nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or notes thereto, except as referred to or reflected or provided for in said financial statements.

(l)            No Material Adverse Change.  Since December 31, 2009, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Borrower and its consolidated Subsidiaries taken as a whole.  Each of the Borrower, the other Loan Parties and the other Subsidiaries is Solvent.

(m)          REIT Status.  The Borrower qualifies as a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Borrower to maintain its status as a REIT.

(n)           ERISA.

(i)            Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects.  Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan.  To the best knowledge of the Borrower, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii)           With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715.  The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii)          Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.

(o)           Absence of Default.  None of the Loan Parties or any of the other Subsidiaries is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived:  (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by, any Loan Party or any other Subsidiary under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Environmental Laws.  In the ordinary course of business and from time to time each of the Borrower, each other Loan Party and each other Subsidiary conducts reviews of the effect of Environmental Laws on its respective business, operations and properties, including without limitation, its respective Properties.  Each of the Borrower, each other Loan Party and the other Subsidiary: (i) is in compliance with all Environmental Laws applicable to its business, operations and the Properties, (ii) has obtained all Governmental Approvals which are required under Environmental Laws, and each such Governmental Approval is in full force and effect, and (iii) is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the immediately preceding clauses (i) through (iii) the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect.  Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, no Loan Party has any knowledge of, or has received notice of, any past, present, or pending releases, events, conditions, circumstances, activities, practices, incidents, facts, occurrences, actions, or plans that, with respect to any Loan Party or any other Subsidiary, their respective businesses, operations or with respect to the Properties, may:  (i) cause or contribute to an actual or alleged violation of or noncompliance with Environmental Laws, (ii) cause or contribute to any other potential common-law or legal claim or other liability, or (iii) cause any of the Properties to become subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or require the filing or recording of any notice, approval or disclosure document under any Environmental Law and, with respect to the immediately preceding clauses (i) through (iii) is based on or related to the on-site or off-site manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, removal, clean up or handling, or the emission, discharge, release or threatened release of any wastes or Hazardous Material, or any other requirement under Environmental Law.  There is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, mandate, order, lien, request, investigation, or proceeding pending or, to the Borrower’s knowledge after due inquiry, threatened, against the Borrower, any other Loan Party or any other Subsidiary relating in any way to Environmental Laws which, reasonably could be expected to have a Material Adverse Effect.  None of the Properties is listed on or proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law.

No Hazardous Materials have been transported, released, discharged or disposed on any of the Properties other than (x) in compliance with all applicable Environmental Laws or (y) as could not reasonably be expected to have a Material Adverse Effect.

(q)           Investment Company.  None of the Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or obtain other extensions of credit or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(r)            Margin Stock.  None of the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(s)           Affiliate Transactions.  Except as permitted by Section 9.8. or as otherwise set forth on Schedule 6.1.(s), none of the Borrower, any other Loan Party or any other Subsidiary is a party to or bound by any agreement or arrangement  with any Affiliate.

(t)            Intellectual Property.  Each of the Loan Parties and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights,  trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright, or other proprietary right of any other Person except for such Intellectual Property, the absence of which, and for conflicts which, could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each other Subsidiary has taken all such steps as it deems reasonably necessary to protect its respective rights under and with respect to such Intellectual Property.  No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property.  The use of such Intellectual Property by the Borrower, the other Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(u)           Business.  As of the Agreement Date, the Borrower and its Subsidiaries are engaged substantially in the business of owning, operating and developing office and industrial assets, together with other business activities incidental thereto, as currently in use at the Properties.

(v)           Broker’s Fees.  No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby.  No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Borrower, any other Loan Party or any other Subsidiary ancillary to the transactions contemplated hereby.

(w)          Accuracy and Completeness of Information.  All written information, reports and other papers and data (other than financial projections and other forward looking statements) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year end audit adjustments and absence of full footnote disclosure).  All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions.  No fact is known to any Loan Party which has had, or may in the future have (so far as any Loan Party can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders.  No document furnished or written statement made to the Administrative Agent or any Lender in connection with the negotiation, preparation or execution of, or pursuant to, this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

(x)            Not Plan Assets; No Prohibited Transactions.  None of the assets of the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.  Assuming that no Lender funds any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the extensions of credit and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(y)           OFAC.  None of the Borrower, any of the other Loan Parties, any of the other Subsidiaries, or any other Affiliate of the Borrower: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from any Loan, and none of the Letters of Credit, will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

(z)            Unencumbered Assets; Unencumbered Mortgage Notes.  As of the Agreement Date, Part I of Schedule 6.1.(z) is a correct and complete list of all Unencumbered Assets and Part II of Schedule 6.1.(z) is a correct and complete list of all Unencumbered Mortgage Notes.  Each of the Properties included by the Borrower in calculations of Unencumbered Asset Value satisfies all of the requirements contained in the definition of “Unencumbered Asset”.  Each of the promissory notes included by the Borrower in calculations of Unencumbered Asset Value satisfies all of the requirements contained in the definition of “Unencumbered Mortgage Note”.

Section 6.2.  Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party or any other Subsidiary to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of any Loan Party prior to the Agreement Date and delivered to the Administrative Agent or any Lender in connection with the underwriting or closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Agreement.  All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Termination Date is effectuated pursuant to Section 2.12. and at and as of the date of the occurrence of each Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances expressly and specifically permitted hereunder.  All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.

ARTICLE VII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:

Section 7.1.  Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.4., the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.2.  Compliance with Applicable Law and Material Contracts.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with (a) all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party.

Section 7.3.  Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its respective material properties, or cause to be protected and preserved, including, but not limited to, all Intellectual Property necessary to the conduct of its respective business, and maintain, or cause to be maintained, in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 7.4.  Conduct of Business.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on its respective businesses as described in Section 6.1.(u).

Section 7.5.  Insurance.

In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain, or cause to be maintained, insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law. The Borrower shall from time to time deliver to the Administrative Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 7.6.  Payment of Taxes and Claims.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge, or cause to be paid and discharged, when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person in accordance with GAAP.

Section 7.7.  Books and Records; Inspections.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in accordance with GAAP and Applicable Law.  The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives of the Administrative Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (in the presence of an officer of the Borrower if an Event of Default does not then exist), all at such reasonable times during business hours and as often as may reasonably be requested and so long as no Event of Default exists, with reasonable prior notice.  The Borrower shall be obligated to reimburse the Administrative Agent and the Lenders for their costs and expenses incurred in connection with the exercise of their rights under this Section only if such exercise occurs while a Default or Event of Default exists.  If requested by the Administrative Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of the Borrower, any other Loan Party or any other Subsidiary with the Borrower’s accountants.

Section 7.8.  Use of Proceeds.

The Borrower will use the proceeds of Loans only for the repayment of Indebtedness, the acquisition of Properties, working capital needs and other general business purposes.  The Borrower shall only use Letters of Credit for the same purposes for which it may use the proceeds of Loans.  The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, use any part of such proceeds, or use any Letter of Credit, to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U or

Regulation X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

Section 7.9.  Environmental Matters.

The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply, or cause to be complied, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect.  The Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, and the Borrower shall use, and shall cause each other Loan Party and each other Subsidiary to use, commercially reasonable efforts to cause all other Persons occupying, using or present on the Properties to comply, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect.  The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take all actions and pay or arrange to pay all costs necessary for it and for the Properties to comply with all Environmental Laws and all Governmental Approvals the failure with which to comply could reasonably be expected to have a Material Adverse Effect, including actions to remove and dispose of all Hazardous Materials and to clean up the Properties as required under Environmental Laws.  The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, promptly take, or cause to be taken, all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.  Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 7.10.  Further Assurances.

At the Borrower’s cost and expense and upon request of the Administrative Agent, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.11.  REIT Status.

The Borrower shall maintain its status as a REIT.

Section 7.12.  Exchange Listing.

The Borrower shall maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

Section 7.13.  Guarantors.

(a)           Within thirty (30) days of any Person becoming a Material Subsidiary (other than an Excluded Subsidiary) after the Agreement Date, the Borrower shall deliver to the Administrative Agent each of the following in form and substance satisfactory to the Administrative Agent: (i) an Accession Agreement executed by such Subsidiary and (ii) the items that would have been delivered under subsections (iv) through (viii), and (xvi) of Section 5.1.(a) if such Subsidiary had been a Material Subsidiary on the Agreement Date; provided, however, promptly (and in any event within 30 days) upon any Excluded Subsidiary ceasing to be subject to the restriction which prevented it from becoming a

Guarantor on the Effective Date or delivering an Accession Agreement pursuant to this Section, as the case may be, such Subsidiary shall comply with the provisions of this Section.

(b)           The Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor is not otherwise required to be a party to the Guaranty under the immediately preceding subsection (a); (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; (iii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances expressly permitted under the Loan Documents; and (iv) the Administrative Agent shall have received such written request at least 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent) prior to the requested date of release.  Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

ARTICLE VIII. INFORMATION

For so long as this Agreement is in effect, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:

Section 8.1.  Quarterly Financial Statements.

As soon as available and in any event within 5 days after the same is filed with the Securities and Exchange Commission (but in no event later than 45 days after the close of each of the first, second and third fiscal quarters of the Borrower), the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).  Together with such financial statements, the Borrower shall deliver reports, in form and detail satisfactory to the Administrative Agent, setting forth: (a) a statement of Funds From Operations for the fiscal quarter then ending; (b) a listing of capital expenditures made during the fiscal quarter then ended; (c) a listing of all Properties acquired during such fiscal quarter, including the net operating income of each such Property, acquisition costs and related mortgage debt, if any; and (d) an updated listing of all Material Contracts on Schedule 6.1.(h), if any.

Section 8.2.  Year-End Statements.

As soon as available and in any event within 5 days after the same is filed with the Securities and Exchange Commission (but in no event later than 90 days after the end of each fiscal year of the Borrower), the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) certified by the chief financial officer or chief accounting officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the financial position of the Borrower and its Subsidiaries as at the date thereof and the result of operations for such period and (b) accompanied by the report thereon of Ernst &Young LLP or any other independent certified public accountants of recognized national standing, whose certificate shall be unqualified and who shall have authorized the Borrower to deliver such financial statements and certification thereof to the Administrative Agent and the Lenders pursuant to this Agreement.  Together with such financial statements, the Borrower shall deliver a report, certified by the chief financial officer or chief accounting officer of Borrower, in form and detail reasonably satisfactory to the Administrative Agent, setting forth the Net Operating Income for each Property for such fiscal year.

Section 8.3.  Compliance Certificate.

At the time the financial statements are furnished pursuant to the immediately preceding Sections 8.1. and 8.2., and within 5 Business Days of the Administrative Agent’s request with respect to any other fiscal period, a certificate substantially in the form of Exhibit K (a “Compliance Certificate”) executed on behalf of the Borrower by the chief financial officer or chief accounting officer of the Borrower (a) setting forth in reasonable detail as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Borrower was in compliance with the covenants contained in Section 9.1.; and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Borrower with respect to such event, condition or failure.

Section 8.4.  Other Information.

(a)           Promptly upon receipt thereof, copies of all material reports, if any, submitted to the Borrower or its Board of Trustees by its independent public accountants, any in any event all management reports;

(b)           Within five (5) Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Administrative Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which any Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(c)           Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower, any Subsidiary or any other Loan Party;

(d)           If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(e)           To the extent any Loan Party or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the any Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party or any other Subsidiary are being audited;

(f)            A copy of any amendment to the certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents of the Borrower or any other Loan Party promptly upon the Administrative Agent’s request;

(g)           Prompt notice of any change in the senior management of the Borrower, any Subsidiary or any other Loan Party and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Loan Party or any other Subsidiary which has had, or could reasonably be expected to have, a Material Adverse Effect;

(h)           Prompt notice of the occurrence of any of the following promptly upon a Responsible Officer obtaining knowledge thereof: (i) Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by any Loan Party or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

(i)            Prompt notice of any order, judgment or decree in excess of $5,000,000 having been entered against any Loan Party or any other Subsidiary or any of their respective properties or assets;

(j)            Prompt notice if the Borrower, any Subsidiary or any other Loan Party shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which could reasonably be expected to have a Material Adverse Effect;

(k)           Prompt notice of the acquisition, incorporation or other creation of any Material Subsidiary, the purpose for such Subsidiary, the nature of the assets and liabilities thereof and whether such Subsidiary is a Wholly Owned Subsidiary of the Borrower;

(l)            Promptly upon the request of the Administrative Agent, evidence of the Borrower’s calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail satisfactory to the Administrative Agent;

(m)          Promptly, upon Borrower becoming aware of any change in the Borrower’s Credit Rating, a certificate stating that the Borrower’s Credit Rating has changed and the new Credit Rating that is in effect;

(n)           Promptly, upon each request, information identifying the Borrower as a Lender may request in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001));

(o)           Promptly, and in any event within 3 Business Days after the Borrower obtains knowledge thereof, written notice of the occurrence of any of the following:  (i) the Borrower, any Loan Party or any other Subsidiary shall receive notice that any violation of or noncompliance with any Environmental Law has or may have been committed or is threatened; (ii) the Borrower, any Loan Party or any other Subsidiary shall receive notice that any administrative or judicial complaint, order or petition has been filed or other proceeding has been initiated, or is about to be filed or initiated against any such Person alleging any violation of or noncompliance with any Environmental Law or requiring any such Person to take any action in connection with the release or threatened release of Hazardous Materials; (iii) the Borrower, any Loan Party or any other Subsidiary shall receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for any costs associated with a response to, or remediation or cleanup of, a release or threatened release of Hazardous Materials or any damages caused thereby; or (iv) the Borrower, any Loan Party or any other Subsidiary shall receive notice of any other fact, circumstance or condition that could reasonably be expected to form the basis of an environmental claim, in each case, where the matters covered by such notice(s) under clauses (i) through (iv), whether individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

(p)           From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any of its Subsidiaries, or any other Loan Party as the Administrative Agent or any Lender may reasonably request.

Section 8.5.  Electronic Delivery of Certain Information.

(a)           Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender (or the Issuing Bank) pursuant to Article II. and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.  Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided (x) if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 10:00 a.m. Eastern time on the next business day for the recipient and (y) if the deemed time of delivery occurs on a day that is not a business day for the recipient, the deemed time of delivery shall be 10:00 a.m. Eastern time on the next business day for the recipient.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 8.3. to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  Except for the certificates required by Section 8.3., the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.  Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)           Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower by the Administrative Agent.

Section 8.6.  Public/Private Information.

The Borrower shall cooperate with the Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Administrative Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and the Borrower shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Section 8.7.  USA Patriot Act Notice; Compliance.

The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall, and shall cause the other Loan Parties to, provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law.  An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

ARTICLE IX. NEGATIVE COVENANTS

For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:

Section 9.1.  Financial Covenants.

(a)           Leverage Ratio.  The Borrower shall not permit the ratio of (i) Total Indebtedness to (ii) Total Asset Value to exceed 0.60 to 1.00 at any time.

(b)           Minimum Fixed Charge Coverage Ratio.  The Borrower shall not permit the ratio of (i) Adjusted EBITDA for the fiscal quarter of the Borrower most recently ending to (ii) Fixed Charges for such period, to be less than 1.50 to 1.00 at any time.

(c)           Secured Indebtedness.  The Borrower shall not permit the ratio of (i) Secured Indebtedness of the Borrower and its Subsidiaries to (ii) Total Asset Value to be greater than 0.350 to 1.00 at any time.

(d)           Unencumbered Leverage Ratio.  The Borrower shall not permit the ratio of (i) Unencumbered Asset Value to (ii) Unsecured Indebtedness, to be less than 1.670 to 1.00 at any time.

(e)           Unencumbered Interest Coverage Ratio.  The Borrower shall not permit the ratio of (i) Unencumbered Net Operating Income to (ii) Unsecured Debt Service for the Borrower’s fiscal quarter most recently ending, to be less than 1.750 to 1.0 at any time.

(f)            Minimum Tangible Net Worth.  The Borrower shall not permit Tangible Net Worth at any time to be less than (i) $3,360,000,000 plus (ii) 75% of the Net Proceeds of all Equity Issuances effected by the Borrower or any Subsidiary (other than Equity Issuances to the Borrower or any Subsidiary) after the Agreement Date.

(g)           Total Assets Owned by Borrower and Guarantors.  The Borrower shall not permit the amount of Total Asset Value directly owned by the Borrower and the Guarantors to be less than 95.0% of Total Asset Value (excluding the amount of Total Asset Value, if any, then attributable to Excluded Subsidiaries).

(h)           Permitted Investments. The Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, make an Investment in or otherwise own the following items which would cause the aggregate value of such holdings of such Persons to exceed the following percentages of Total Asset Value at any time:

(i)            Investments in Unconsolidated Affiliates and other Persons that are not Subsidiaries, such that the aggregate value of such Investments (determined in a manner consistent with the definition of Total Asset Value or, if not contemplated under the definition of Total Asset Value, as determined in accordance with GAAP) exceeds 15.0% of Total Asset Value at any time;

(ii)           Assets Under Development, such that the aggregate Construction Budget for all such Assets Under Development exceeds 10.0% of Total Asset Value at any time; for purposes of this clause: (x) “Construction Budget” means the fully-budgeted costs for the acquisition and construction of a given piece of real property (including without limitation, the cost of acquiring such piece of real property (except to the extent any portion thereof is Unimproved Land included in the immediately following clause (iv)), reserves for construction interest and operating deficits, tenant improvements, leasing commissions, and infrastructure costs), as reasonably determined by the Borrower in good faith and (y) real property under construction to be (but not yet) acquired by the Borrower or a Subsidiary upon completion of construction pursuant to a contract in which the seller of such real property is required to complete construction prior to, and as a condition precedent to, such acquisition, shall be subject to this subsection;

(iii)          Mortgage Receivables, such that the aggregate book value of such Mortgage Receivables exceeds 10.0% of Total Asset Value at any time; and

(iv)          Unimproved Land such that the aggregate book value of all such Unimproved Land exceeds 5.0% of Total Asset Value at any time.

(i)            Dividends and Other Restricted Payments.   Subject to the following sentence, if an Event of Default exists, the Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payments except that the Borrower may declare and make cash distributions to its shareholders  in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain in compliance with Section 7.11.  If an Event of Default specified in Section 10.1.(a), Section 10.1.(e) or Section 10.1.(f) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), the Borrower shall not, and shall not permit any Subsidiary to, make any Restricted Payments to any Person except that Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary.

Section 9.2.  Negative Pledge.

(a)           The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties,

assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.

(b)           The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which (A) the Borrower, such Loan Party or such Subsidiary may create, incur, assume, or permit or suffer to exist without violation of this Agreement and (B)  is secured by a Lien permitted to exist under the Loan Documents, and (y) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; or (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale.

Section 9.3.  Restrictions on Intercompany Transfers.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (other than an Excluded Subsidiary) to: (a) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (b) pay any Indebtedness owed to the Borrower or any Subsidiary; (c) make loans or advances to the Borrower or any Subsidiary; or (d) transfer any of its property or assets to the Borrower or any Subsidiary; other than (i) with respect to clauses (a) through (d) those encumbrances or restrictions contained in  any Loan Document or, (ii) with respect to clause (d), customary provisions restricting assignment of any agreement entered into by the Borrower, any other Loan Party or any Subsidiary in the ordinary course of business.

Section 9.4.  Merger, Consolidation, Sales of Assets and Other Arrangements.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, (i) enter into any transaction of merger or consolidation; (ii) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that:

(a)           any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

(b)           the Borrower, its Subsidiaries and the other Loan Parties may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c)           a Person may merge with and into the Borrower so long as (i) the Borrower is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; and (iii) the Borrower shall have given the Agent and the Lenders at least 10 Business Days’ prior written notice of such merger (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower); and

(d)           the Borrower and each Subsidiary may sell, transfer or dispose of assets among themselves.

Section 9.5.  Plans.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.  The  Borrower shall not cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

Section 9.6.  Fiscal Year.

The Borrower shall not, and shall not permit any other Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

Section 9.7.  Modifications of Organizational Documents and Material Contracts.

(a)           The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its certificate or articles of incorporation or formation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) could reasonably be expected to be adverse to the interest of the Lenders in any material respect or (b) could reasonably be expected to have a Material Adverse Effect.

(b)           The Borrower shall not default in any material respect in the performance of any of its obligations under the Business Management Agreement or the Property Management Agreement or permit the Business Management Agreement or the Property Management Agreement to be canceled or terminated prior to its stated maturity. The Borrower shall not enter into any material amendment, modification or waiver of or with respect to any of the terms of the Business Management Agreement or the Property Management Agreement, except for extensions thereof.  With respect to Material Contracts other than the Business Management Agreement and the Property Management Agreement, the Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into any amendment or modification to any such Material Contract which could reasonably be expected to have a Material Adverse Effect.

Section 9.8.  Transactions with Affiliates.

The Borrower shall not permit to exist or enter into, and shall not permit any other Loan Party or any other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) as set forth on Schedule 6.1.(s) or (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, such other Loan Party or such other Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrower, such other Loan Party or such other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

Section 9.9.  Environmental Matters.

The Borrower shall not, and shall not permit any other Loan Party, any other Subsidiary or any other Person to, use, generate, discharge, emit, manufacture, handle, process, store, release, transport, remove, dispose of or clean up any Hazardous Materials on, under or from the Properties in violation of any Environmental Law or in a manner that could lead to any environmental claim or pose a risk to human health, safety or the environment, in each case, that could reasonably be expected to have a Material Adverse Effect.  Nothing in this Section shall impose any obligation or liability whatsoever on the Administrative Agent or any Lender.

Section 9.10.  Derivatives Contracts.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to enter into or become obligated in respect of, Derivatives Contracts, other than Derivatives Contracts entered into by the Borrower, any such Loan Party or any such Subsidiary in the ordinary course of business and which establish an effective hedge in respect of liabilities, commitments or assets held or reasonably anticipated by the Borrower, such other Loan Party or such other Subsidiary.

ARTICLE X. DEFAULT

Section 10.1.  Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)           Default in Payment.  The Borrower (i) shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans or any Reimbursement Obligation or (ii) shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement, any other Loan Document or the Fee Letter or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and such failure shall continue for a period of 5 Business Days.

(b)           Default in Performance.

(i)            Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 8.4.(h) or Article IX.; or

(ii)           Any Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and in the case of this subsection (b)(ii) only, such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or such other Loan Party obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Administrative Agent.

(c)           Misrepresentations.  Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party to the Administrative Agent, the Issuing Bank or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(d)           Indebtedness Cross-Default.

(i)            The Borrower, any other Loan Party or any other Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans and Reimbursement Obligations) having an aggregate outstanding principal amount (or, in the case of any Derivatives Contract, having a Derivatives Termination Value) of $25,000,000 or more (or $75,000,000 or more in the case of Nonrecourse Indebtedness of Excluded Subsidiaries) (“Material Indebtedness”); or

(ii)           (x) The maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

(iii)          Any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of any Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity.

(e)           Voluntary Bankruptcy Proceeding.  The Borrower, any other Loan Party or any Subsidiary (other than (x) an Excluded Subsidiary all Indebtedness of which is Nonrecourse Indebtedness, (y) a Guarantor that, together with all other Guarantors then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $25,000,000 of Total Asset Value, or (z) a Subsidiary (other than an Excluded Subsidiary all the Indebtedness of which is Nonrecourse Indebtedness) that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $50,000,000 of Total Asset Value) shall:  (i) commence a voluntary case under the Bankruptcy Code, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f)            Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any Subsidiary (other than (x) an Excluded Subsidiary all Indebtedness of which is Nonrecourse Indebtedness, (y) a Guarantor that, together with all other Guarantors then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $25,000,000 of Total

Asset Value, or (z) a Subsidiary (other than an Excluded Subsidiary all the Indebtedness of which is Nonrecourse Indebtedness) that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $50,000,000 of Total Asset Value) or any other Loan Party, in any court of competent jurisdiction seeking:  (i) relief under the Bankruptcy Code, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, such Subsidiary or such other Loan Party (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g)           Revocation of Loan Documents.  Any Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document or the Fee Letter to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or the Fee Letter or any Loan Document or the Fee Letter shall cease to be in full force and effect (except as a result of the express terms thereof).

(h)           Judgment.   A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Borrower, any other Loan Party, or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of thirty (30) days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order (x) for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) or (y) is not otherwise subject to indemnification or reimbursement on reasonable terms and conditions by Persons reasonably likely to honor such indemnification or reimbursement obligations, exceeds, individually or together with all other such judgments or orders entered against (1) in the case of the Borrower or any Guarantor, $25,000,000, or (2) in the case of any other Subsidiaries, $50,000,000 or (B) in the case of an injunction or other non-monetary relief, such injunction or judgment or order could reasonably be expected to have a Material Adverse Effect.

(i)            Attachment.  A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any other Loan Party or any other Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, (1) for the Borrower or any Guarantor, $25,000,000, or (2) for any other Subsidiaries, $50,000,000, and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of thirty (30) days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Borrower or any Subsidiary.

(j)            ERISA.

(i)            Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $10,000,000; or

(ii)           The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $10,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(k)           Loan Documents.  An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(l)            Change of Control.

(i)            Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 15.0 % of the total voting power of the then outstanding voting stock of the Borrower;

(ii)           During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Borrower (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the trustees then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office; or

(iii)          RMR shall cease for any reason to act as the sole business manager and property manager for the Borrower.

Section 10.2.  Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)           Acceleration; Termination of Facilities.

(i)            Automatic.  Upon the occurrence of an Event of Default specified in Sections 10.1.(e) or 10.1.(f), (1)(A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) the Commitments and the Swingline Commitment and the obligation of the Issuing Bank to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii)           Optional.  If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall:  (1) declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (B) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Letter of Credit Collateral Account and (C) all of the other

Obligations, including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties, and (2) terminate the Commitments and the Swingline Commitment and the obligation of the Issuing Bank to issue Letters of Credit hereunder.

(b)           Loan Documents.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

(c)           Applicable Law.  The Requisite Lenders may direct the Administrative Agent to, and the Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)           Appointment of Receiver.  To the extent permitted by Applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e)           Specified Derivatives Contract Remedies.  Notwithstanding any other provision of this Agreement or other Loan Document, each Specified Derivatives Provider shall have the right, with prompt notice to the Administrative Agent, but without the approval or consent of or other action by the Administrative Agent or the Lenders, and without limitation of other remedies available to such Specified Derivatives Provider under contract or Applicable Law, in each case, in accordance with the terms of the applicable Specified Derivatives Contract, to undertake any of the following:  (a) to declare an event of default, termination event or other similar event under any Specified Derivatives Contract and to create an “Early Termination Date” (as defined therein) in respect thereof, (b) to determine net termination amounts in respect of any and all Specified Derivatives Contracts in accordance with the terms thereof, and to set off amounts among such contracts, (c) to set off or proceed against deposit account balances, securities account balances and other property and amounts held by such Specified Derivatives Provider pursuant to any Derivatives Support Document, including any “Posted Collateral” (as defined in any credit support annex included in any such Derivatives Support Document to which such Specified Derivatives Provider may be a party), and (d) to prosecute any legal action against the Borrower, any Loan Party or other Subsidiary to enforce or collect net amounts owing to such Specified Derivatives Provider pursuant to any Specified Derivatives Contract.

Section 10.3.  Remedies Upon Default.

Upon the occurrence of a Default specified in Section 10.1.(f), the Commitments shall immediately and automatically terminate.

Section 10.4.  Marshaling; Payments Set Aside.

None of the Administrative Agent, the Issuing Bank, any Lender or any Specified Derivatives Provider shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations or the Specified Derivatives Obligations.  To the extent that any Loan Party makes a payment or payments to the Administrative Agent, the Issuing Bank, any Lender or any Specified Derivatives Provider, or the Administrative Agent, the Issuing Bank, any Lender or any Specified Derivatives Provider enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or Specified Derivatives Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.5.  Allocation of Proceeds.

If an Event of Default exists and maturity of any of the Obligations has been accelerated, all payments received by the Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority:

(a)           amounts due to the Administrative Agent, the Issuing Bank and the Lenders in respect of expenses due under Section 12.2. until paid in full, and then Fees;

(b)           payments of interest on Swingline Loans;

(c)           payments of interest on all other Loans and Reimbursement Obligations to be applied for the ratable benefit of the Lenders;

(d)           payments of principal of Swingline Loans;

(e)           payments of principal of all other Loans, Reimbursement Obligations and other Letter of Credit Liabilities, to be applied for the ratable benefit of the Lenders in such order and priority as the Lenders may determine in their sole discretion; provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Letter of Credit Collateral Account;

(f)            amounts due to the Administrative Agent and the Lenders pursuant to Sections 11.6. and 12.10.;

(g)           payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(h)           any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.6.  Letter of Credit Collateral Account.

(a)           As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Issuing Bank and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Letter of Credit Collateral Account and the balances from time to time in the Letter of Credit Collateral Account (including the investments and reinvestments therein provided for below).  The balances from time to time in the Letter of Credit Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Issuing Bank as provided herein.  Anything in this Agreement to the contrary notwithstanding, funds held in the Letter of Credit Collateral Account shall be subject to withdrawal only as provided in this Section.

(b)           Amounts on deposit in the Letter of Credit Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion.  All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Bank and the Lenders; provided, that all earnings on such investments will be credited to and retained in the Letter of Credit Collateral Account.  The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Letter of Credit Collateral Account.

(c)           If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Administrative Agent to use the monies deposited in the Letter of Credit Collateral Account to reimburse the Issuing Bank for the payment made by the Issuing Bank to the beneficiary with respect to such drawing or the payee with respect to such presentment.

(d)           If an Event of Default exists, the Administrative Agent may (and, if instructed by the Requisite Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and apply the proceeds thereof to the Obligations in accordance with Section 10.5.

(e)           So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Letter of Credit Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Administrative Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 5 Business Days after the Administrative Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of amount of the credit balances in the Letter of Credit Collateral Account as exceeds the aggregate amount of Letter of Credit Liabilities at such time.  When all of the Obligations shall have been indefeasibly paid in full and no Letters of Credit remain outstanding, the Administrative Agent shall deliver to the Borrower, against receipt but without any recourse, warranty or representation whatsoever, the balances remaining in the Letter of Credit Collateral Account.

(f)            The Borrower shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Letter of Credit Collateral Account and investments and reinvestments of funds therein.

Section 10.7.  Performance by Administrative Agent.

If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Administrative Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein.  In such event, the Borrower shall, at the request of the Administrative

Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid.  Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.8.  Rights Cumulative.

The rights and remedies of the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers under this Agreement, each of the other Loan Documents, the Fee Letter and Specified Derivatives Contracts shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law.  In exercising their respective rights and remedies the Administrative Agent, the Issuing Bank, the Lenders and the Specified Derivatives Providers may be selective and no failure or delay by the Administrative Agent, the Issuing Bank, any of the Lenders or any of the Specified Derivatives Providers in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE XI. THE ADMINISTRATIVE AGENT

Section 11.1.  Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents for the benefit of the Lenders.  Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, the use of the terms “Agent”, “Administrative Agent”, “agent” and similar terms in the Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by the Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to the Administrative Agent pursuant to Article VIII. that the Borrower is not otherwise required to deliver directly to the Lenders.  The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.  As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law.  Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Administrative Agent otherwise.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 11.2.  Wells Fargo as Lender.

Wells Fargo, as a Lender shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity.  Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the Issuing Bank, or the other Lenders.  Further, the Administrative Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement, or otherwise without having to account for the same to the Issuing Bank, or the other Lenders.  The Issuing Bank and the Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

Section 11.3.  Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof.  Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 11.4.  Notice of Events of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.”  If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Administrative Agent such a “notice of default”.  Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

Section 11.5.  Administrative Agent’s Reliance.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment.  Without limiting the generality of the foregoing, the Administrative Agent may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.  Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender, the Issuing Bank or any other Person, or shall be responsible to any Lender, the Issuing Bank or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons, or to inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender or the Issuing Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders, the Issuing Bank and the Specified Derivatives Providers in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties.  The Administrative Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 11.6.  Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Environmental Laws.  Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.  If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 11.7.  Lender Credit Decision, Etc.

Each of the Lenders and the Issuing Bank expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to the Issuing Bank or such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to the Issuing Bank or any Lender.  Each of the Lenders and the Issuing Bank acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate.  Each of the Lenders and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Bank by the Administrative Agent under this Agreement or any of the other Loan Documents or furnished to the Administrative Agent for distribution to the Lenders and/or the Issuing Bank, the Administrative Agent shall have no duty or responsibility to provide any Lender or the Issuing Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates.  Each of the Lenders and the Issuing Bank acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to any Lender or the Issuing Bank.

Section 11.8.  Successor Administrative Agent.

The Administrative Agent may (a) resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower or (b) be removed as Administrative Agent under the Loan Documents for gross negligence or willful misconduct upon 30 day’s prior written notice by all Lenders (other than the Lender then acting as Administrative Agent.  Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent).  If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the resigning Administrative Agent’s giving of notice of resignation or the giving of notice of removal of the Administrative Agent, then the current Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  Such successor Administrative Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Administrative Agent, in either case, to assume effectively the obligations of the current Administrative Agent with respect to such Letters of Credit.  After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

Section 11.9.  Titled Agents.

Each of the Lead Arrangers, the Syndication Agent, and the Documentation Agents (each a “Titled Agent”) in each such respective capacity, assumes no responsibility or obligation hereunder,

including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders.  The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, the Issuing Bank, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

ARTICLE XII. MISCELLANEOUS

Section 12.1.  Notices.

Unless otherwise provided herein (including without limitation as provided in Section 8.5.), communications provided for hereunder shall be in writing and shall be mailed, telecopied, or delivered as follows:

If to the Borrower:

CommonWealth REIT

400 Centre Street

Newton, Massachusetts  02458

Attention:  Chief Financial Officer

Telecopier:	(617) 332-2261
Telephone:	(617) 332-3990

If to the Administrative Agent:

Wells Fargo Bank, National Association

101 Federal Street, 28th Floor

Boston, Massachusetts  02110

Attention: Frederick G. Bright, Vice President

Telecopier:	(617) 261-1604
Telephone:	(617) 574-6310

with a copy to:

Wells Fargo Bank, National Association

301 South College Street

Charlotte, NC 28288

Attention: Amit Khimji

Telecopier:	(704) 383-6205
Telephone:	(704) 715-1347

with a copy to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Attention: Paul M. Cushing, Esq.

Telecopier:	(404) 881-4777
Telephone:	(404) 881-7578

If to the Issuing Bank:

Wells Fargo Bank, National Association

101 Federal Street, 28th Floor

Boston, Massachusetts  02110

Attention: Frederick G. Bright, Vice President

Telecopier:	(617) 261-1604
Telephone:	(617) 574-6310

with a copy to:

Wells Fargo Bank, National Association

301 South College Street

Charlotte, NC 28288

Attention: Amit Khimji

Telecopier:	(704) 383-6205
Telephone:	(704) 715-1347

If to any other Lender:

To such Lender’s address or telecopy number as set forth in the applicable Administrative Questionnaire or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided, a Lender or the Issuing Bank shall only be required to give notice of any such other address to the Administrative Agent and the Borrower.  All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of three (3) days after the deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Administrative Agent, the Issuing Bank and Lenders at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 8.5. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  Notwithstanding the immediately preceding sentence, all notices or communications to the Administrative Agent, the Issuing Bank or any Lender under Article II. shall be effective only when actually received.  None of the Administrative Agent, the Issuing Bank or any Lender shall incur any liability to any Loan Party (nor shall the Administrative Agent incur any liability to the Issuing Bank or the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder.  Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to another Person.

Section 12.2.  Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expense and reasonable travel expenses related to closing), and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and all costs and expenses of the Administrative Agent in connection with the use of IntraLinks, SyndTrak or other similar information transmission systems in connection with the Loan Documents and the reasonable fees and disbursements of counsel to the Administrative Agent relating to all such activities, (b) to pay or reimburse the Administrative Agent, the Issuing Bank and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents and the Fee Letter, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Administrative Agent, the Issuing Bank and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the fees and disbursements of counsel to the Administrative Agent, the Issuing Bank and any Lender incurred in connection with the representation of the Administrative Agent, the Issuing Bank or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 10.1.(e) or 10.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Borrower or any other Loan Party, whether proposed by the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.  If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Administrative Agent and/or the Lenders may pay such amounts on behalf of the Borrower and such amounts shall be deemed to be Obligations owing hereunder.

Section 12.3.  Stamp, Intangible and Recording Taxes.

The Borrower will pay any and all stamp, excise, intangible, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and each Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, recording, performance or enforcement of this Agreement, the Notes and any of the other Loan Documents, the amendment, supplement, modification or waiver of or consent under this Agreement, the Notes or any of the other Loan Documents or the perfection of any rights or Liens under this Agreement, the Notes or any of the other Loan Documents.

Section 12.4.  Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, the Issuing Bank, each Lender, each Affiliate of the Administrative Agent, the Issuing Bank or any Lender, and each Participant, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of the Issuing Bank, a Lender, an Affiliate of the Issuing Bank or a Lender, or a Participant, subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender, any

Affiliate of the Administrative Agent, the Issuing Bank or such Lender, or such Participant, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such Obligations shall be contingent or unmatured.  Promptly following any such set-off the Agent shall notify the Borrower thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off.

Section 12.5.  Litigation; Jurisdiction; Other Matters; Waivers.

(a)           EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)           EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS, ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE FEE LETTER OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.  THE BORROWER, THE ISSUING BANK AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)           THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN

DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.

Section 12.6.  Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and subject to the last sentence of the immediately following subsection (d), any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of an  assigning Lender’s Commitment and the Loans at the time owing to it, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in the immediately preceding subsection (A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Commitment if such assignment is to a Person that is not already a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the Swingline Lender and the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Commitment.

(iv)          Assignment and Acceptance; Notes.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $4,500 for each assignment, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Details Form.  If requested by the transferor Lender or the Assignee, upon the consummation of any assignment, the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate.

(v)           No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.10., 4.1., 4.4., 12.2. and 12.10. and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.11. with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time

(the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of any provision of any Loan Document that (i) increases such Lender’s Commitment, (ii) extends the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, or (iii) reduces the rate at which interest is payable thereon.  Subject to the immediately following subsection (e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.10., 4.1., 4.4. to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 12.4. as though it were a Lender, provided such Participant agrees to be subject to Section 3.3. as though it were a Lender.  Upon request from the Administrative Agent, a Lender shall notify the Administrative Agent and the Borrower of the sale of any participation hereunder.

(e)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 3.10. and 4.1. than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.10. unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower and the Administrative Agent, to comply with Section 3.10.(c) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           No Registration.  Each Lender agrees that, without the prior written consent of the Borrower and the Administrative Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

Section 12.7.  Amendments and Waivers.

(a)           Generally.  Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by the Borrower, any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.

(b)           Certain Lender Consents.  Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by Lenders having at least 66 2/3% of the aggregate amount of the Commitments of all Lenders, or if the Commitments have been terminated or reduced to zero, Lenders holding at least 66 2/3% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities, do any of the following:

(i)            amend any of the financial covenants set forth in Section 9.1. or any of the definitions related thereto, waive the performance or observance of any of the financial covenants set forth in Section 9.1. or waive any Default or Event of Default resulting from a breach of any of the financial covenants set forth in Section 10.1.; or

(ii)           amend Section 10.1.(l) or waive any Default or Event of Default occurring under such Section.

(c)           Consent of Lenders Directly Affected.  In addition to the foregoing requirements, no amendment, waiver or consent shall, unless in writing, and signed by each of the Lenders directly and adversely affected thereby (or the Administrative Agent at the written direction of such Lenders), do any of the following:

(i)            increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 12.6. and any increases contemplated under Section 2.15.) or subject the Lenders to any additional obligations;

(ii)           reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations;

(iii)          reduce the amount of any Fees payable to the Lenders hereunder;

(iv)          modify the definition of “Termination Date” (except in accordance with Section 2.12.), or otherwise postpone any date fixed for any payment of principal of, or interest on, any Loans or for the payment of Fees or any other Obligations, or extend the expiration date of any Letter of Credit beyond the Termination Date (except as permitted under Section 2.2.(b)) or, with respect to any Letter of Credit having an expiration date beyond the Termination Date as permitted by Section 2.2.(b), extend the expiration date of such Letter of Credit;

(v)           modify the definition of “Commitment Percentage” or amend or otherwise modify the provisions of Section 3.2.;

(vi)          amend this Section or amend any of the other definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii)         modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii)        release any Guarantor from its obligations under the Guaranty except as contemplated by Section 7.13.(b);

(ix)           waive a Default or Event of Default under Section 10.1.(a); or

(x)            amend, or waive the Borrower’s compliance with, Section 2.14.

(d)           Amendment of Administrative Agent’s Duties, Etc.  No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents.  Any amendment, waiver or consent relating to Section 2.3. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender.  Any amendment, waiver or consent relating to Section 2.2. or the obligations of the Issuing Bank under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Bank.  Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.  No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default.  Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 12.8.  Nonliability of Administrative Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other hand, shall be solely that of borrower and lender.  Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Administrative Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party.  Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 12.9.  Confidentiality.

Except as otherwise provided by Applicable Law, each of the Administrative Agent, the Issuing Bank and the Lenders shall maintain the confidentiality of all Information (as defined below) in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed Assignee, Participant or other transferee in connection with a potential transfer of any Commitment or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; (d) to the Administrative Agent’s, Issuing Bank’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document (or any Specified Derivatives Contract) or any action or proceeding relating to any Loan Document (or any such Specified Derivatives Contract) or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Administrative Agent or such Lender to be a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; and (j) with the consent of the Borrower. Notwithstanding the foregoing, the Administrative Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Administrative Agent or such Lender or in accordance with the regulatory compliance policy of the Administrative Agent or such Lender.  As used in this Section, the term “Information” means all information received from the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.10.  Indemnification.

(a)           The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Administrative Agent, the Issuing Bank, the Lenders, all of the Affiliates of each of the Administrative Agent, the Issuing Bank or any of the Lenders, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”):  losses, costs, claims, penalties, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding Indemnified Costs indemnification in respect of which is specifically covered by Section 3.10. or 4.1. or expressly excluded from the coverage of such Sections) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Administrative Agent’s, the Issuing Bank’s or any Lender’s entering into this Agreement; (v) the fact that the Administrative Agent, the Issuing Bank and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Administrative Agent, the Issuing Bank and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Administrative Agent, the Issuing Bank and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Administrative Agent, the Issuing Bank or the Lenders may have under this Agreement or the other Loan Documents provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause (viii) to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment; (ix) any civil penalty or fine assessed by the OFAC against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Administrative Agent, the Issuing Bank or any Lender as a result of conduct of the Borrower, any other Loan Party or any other Subsidiary that violates a sanction administered or enforced by the OFAC; or (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Administrative Agent and/or the Lenders and/or the Issuing Bank as successors to the Borrower) to be in compliance with such Environmental Laws.

(b)           The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding.  In this connection, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents).  This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority.

(c)           This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.

(d)           All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

(e)           An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower.  No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed).  Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.

(f)            If and to the extent that the obligations of the Borrower under this Section 12.10. are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.

(g)           The Borrower’s obligations under this Section 12.10. shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any of the other obligations set forth in this Agreement or any other Loan Document to which it is a party.

References in this Section 12.10. to “Lender” or “Lenders” shall be deemed to include such Persons (and their Affiliates) in their capacity as Specified Derivatives Providers.

Section 12.11.  Termination; Survival.

This Agreement shall terminate at such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired or been cancelled (other than Letters of Credit the expiration dates of which extend beyond the Termination Date as permitted under Section 2.2.(b) and in respect of which the Borrower has satisfied the requirements of such Section), (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and the Issuing Bank is no longer obligated under this Agreement to issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full; provided, however, if on the Termination Date or any other date the Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise) any Letters of Credit remain outstanding, then the provisions of this Agreement applicable to Letters of Credit, including without limitation, the terms of Section 2.13 and the Borrower’s reimbursement obligations under Section 2.2.(d), shall remain in effect until all such Letters of Credit have expired, have been cancelled or have otherwise terminated.  The indemnities to which the Administrative Agent, the Issuing Bank and the Lenders are entitled under the provisions of Sections 3.10., 4.1., 4.4., 11.6., 12.2. and 12.10. and any other provision of this Agreement and the other Loan Documents, and the provisions of Sections 12.5. and 12.13, shall continue in full force and effect and shall protect the Administrative

Agent, the Issuing Bank and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

Section 12.12.  Severability of Provisions.

If any provision under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as thought the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

Section 12.13.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.14.  Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 12.15.  Obligations with Respect to Loan Parties.

The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.

Section 12.16.  Independence of Covenants.

All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.17.  Limitation of Liability.

None of the Administrative Agent, the Issuing Bank or any Lender, or any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent, the Issuing Bank or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents or the Fee Letter, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.  The Borrower hereby waives, releases, and agrees not to sue the

Administrative Agent, the Issuing Bank or any Lender or any of the Administrative Agent’s, the Issuing Bank’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement, any of the other Loan Documents, the Fee Letter, or any of the transactions contemplated by this Agreement or financed hereby.

Section 12.18.  Entire Agreement.

This Agreement, the Notes, the other Loan Documents and the Fee Letter embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto.

Section 12.19.  Construction.

The Administrative Agent, the Issuing Bank, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Administrative Agent, the Issuing Bank, the Borrower and each Lender.

Section 12.20.  Headings.

The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

Section 12.21.  LIABILITY OF TRUSTEES, ETC.

THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING COMMONWEALTH REIT, DATED JULY 1, 1994, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF COMMONWEALTH REIT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, COMMONWEALTH REIT.  ALL PERSONS DEALING WITH COMMONWEALTH REIT IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF COMMONWEALTH REIT FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Frederick G. Bright
	Name:	Frederick G. Bright
	Title:	Vice President

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BANK OF AMERICA, N.A., as a Lender

By:	/s/ Michael W. Edwards
	Name:	Michael W. Edwards
	Title:	Senior Vice President

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ROYAL BANK OF CANADA, as a Lender

By:	/s/ G. David Cole
	Name:	G. David Cole
	Title:	Authorized Signatory

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REGIONS BANK, as a Lender

By:	/s/ Thomas K. Day
	Name:	Thomas K. Day
	Title:	Managing Director

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SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Natsuhiro Samejima
	Name:	Natsuhiro Samejima
	Title:	Senior Vice President

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David Heller
	Name:	David Heller
	Title:	Vice President

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MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/s/ Yasuo Imaizumi
	Name:	Yasuo Imaizumi
	Title:	Deputy General Manager

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrew D. Coler
	Name:	Andrew D. Coler
	Title:	Senior Vice President

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TD BANK, N.A., as a Lender

By:	/s/ Paula Mello
	Name:	Paula Mello
	Title:	Senior Vice President

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BANK HAPOALIM BM, as a Lender

By:	/s/ James P. Surless		/s/ Charles McLaughlin
	Name:	James P. Surless	Charles McLaughlin
	Title:	Vice President	Senior Vice President

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BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Ahaz A. Armstrong
	Name:	Ahaz A. Armstrong
	Title:	Assistant Vice President

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THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Carol Murray
	Name:	Carol Murray
	Title:	Managing Director

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CHEVY CHASE BANK, a division of Capital One, N.A., as a Lender

By:	/s/ Frederick H. Denecke
	Name:	Frederick H. Denecke
	Title:	Vice President

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COMPASS BANK, as a Lender

By:	/s/ Keely W. McGee
	Name:	Keely W. McGee
	Title:	Senior Vice President

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COMERICA BANK, as a Lender

By:	/s/ Casey L. Stevenson
	Name:	Casey L. Stevenson
	Title:	Vice President

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MALAYAN BANKING BERHAD, NEW YORK BRANCH, as a Lender

By:	/s/ Fauzi Zulkifli
	Name:	Fauzi Zulkifli
	Title:	General Manager

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SOVEREIGN BANK, as a Lender

By:	/s/ John Everly
	Name:	John Everly
	Title:	Vice President

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ James T. Taylor
	Name:	James T. Taylor
	Title:	Vice President

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UNION BANK, N.A., as a Lender

By:	/s/ Bob Ryan
	Name:	Bob Ryan
	Title:	Vice President

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BANK OF NOVA SCOTIA, as a Lender

By:	/s/ George Sherman
	Name:	George Sherman
	Title:	Director

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SCOTIABANC INC., as a Lender

By:	/s/ J.F. Todd
	Name:	J.F. Todd
	Title:	Managing Director

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FIRST HAWAIIAN BANK, as a Lender

By:	/s/ Dawn Hofmann
	Name:	Dawn Hofmann
	Title:	Vice President

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CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH, as a Lender

By:	/s/ Eric Y.S. Tsai
	Name:	Eric Y.S. Tsai
	Title:	VP & General Manager

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CITIBANK, N.A., as a Lender

By:	/s/ Michael Chlopak
	Name:	Michael Chlopak
	Title:	Vice President

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RBS CITIZENS, N.A., as a Lender

By:	/s/ Stephen Smith
	Name:	Stephen Smith
	Title:	Vice President

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JEFFERIES FINANCE LLC, as a Lender

By:	/s/ E. Joseph Hess
	Name:	E. Joseph Hess
	Title:	Managing Director

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MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Ryan Vetsch
	Name:	Ryan Vetsch
	Title:	Authorized Signatory

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UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

SCHEDULE I

Commitments

Lender	Commitment Amount
Wells Fargo Bank, National Association	$75,000,000
Bank of America, N.A.	$50,000,000
Royal Bank of Canada	$40,000,000
Regions Bank	$40,000,000
Sumitomo Mitsui Banking Corporation	$40,000,000
US Bank National Association	$40,000,000
Mizuho Corporate Bank, Ltd.	$35,000,000
PNC Bank, National Assocation	$35,000,000
TD Bank, N.A.	$35,000,000
Bank Hapoalim BM	$30,000,000
Branch Banking and Trust Company	$30,000,000
Chevy Chase Bank, a division of Capital One, N.A.	$30,000,000
The Bank of New York Mellon	$30,000,000
Compass Bank	$25,000,000
Comercia Bank	$25,000,000
Malayan Banking Berhad, New York Branch	$25,000,000
Sovereign Bank	$25,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$25,000,000
Union Bank, N.A.	$25,000,000
Bank of Nova Scotia	$17,500,000
Scotiabanc Inc.	$17,500,000
First Hawaiian Bank	$15,000,000
Chang Hwa Commercial Bank, Ltd. New York Branch	$10,000,000
RBS Citizens, N.A.	$10,000,000
Citibank, N.A.	$5,000,000
Jefferies Finance LLC	$5,000,000
Morgan Stanley Bank, N.A.	$5,000,000
UBS Loan Finance LLC	$5,000,000

TOTAL	$750,000,000

SCHEDULE 1.1(a)

Existing Letter of Credit

Irrevocable Standby Letter of Credit Number SM233107W in the Stated Amount of $250,000 for the account of HUB Highridge LLC for the benefit of Wachovia Bank, National Association, as Master Servicer on behalf of LaSalle Bank, NA, as Trustee for the benefit of the Certificate Holders of, its successors commercial mortgage pass-through certificates series Wachovia Bank 2004-C12.

SCHEDULE 1.1(b)

List of Loan Parties

ASA Properties Trust

Blue Dog Bookspan Properties LLC

Blue Dog LLC

Blue Dog Properties Trust

Candler Associates, L.L.C.

Candler Property Trust

First Associates LLC

Hawaii 2x5 O Properties Trust

Higgins Properties LLC

HRP Nom 2 L.P.

HRP Nom L.P.

HRPT Lenexa Properties Trust

HRPT Medical Buildings Realty Trust

Hub Acquisition Trust

Hub BD Mixed Sec. Properties, L.P.

Hub Hoboken Properties LLC

Hub LA Properties Trust

Hub MA Realty Trust

Hub Madrone Properties LLC

Hub Mid-West LLC

Hub Properties GA LLC

Hub Properties Trust

Hub Realty College Park I, LLC

Hub Realty Funding, Inc.

Indemnity Collection Corporation

LTMAC Properties LLC

Masters Properties LLC

MOB Realty Trust

Orville Properties LLC

Oscar Properties Trust

Putnam Place Realty Trust

RFRI Properties LLC

Ridge Lake Properties LLC

Robin 1 Properties LLC

Tanaka Properties LLC

TedCal Properties LLC

TSM Properties LLC

Z&A Properties LLC

SCHEDULE 6.1(b)

Ownership Structure

Part I (Subsidiaries)

Entity and Jurisdiction of Organization	Ownership Structure	Material Subsidiary	Excluded Subsidiary	To Be Dissolved or Merged Out of Existence Post Closing Date
1600 Market Street Property Trust (Maryland)	SP Holding Property Trust owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.		X	X
1735 Market Street Properties Trust (Maryland)	Hub Properties Trust owns 100 shares of beneficial interest, $.01 par value, representing 100% ownership.			X
4 Maguire Road Realty Trust (Nominee Trust – Massachusetts)	Hub Properties Trust is the 100% beneficiary.			X
47 Harvard Street Real Estate Trust (Nominee Trust – Massachusetts)	Hub Properties Trust is the 100% beneficiary.			X
ALPHA BT LLC (Maryland)	Hawaii Soupson LLC – 100% membership interest.
ASA Properties Trust	CommonWealth REIT owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.
BD 33 Stiles Lane Property LLC (Maryland)	Blue Dog Properties Trust – 100% membership interest.		X
Blue Dog Bookspan Properties LLC (Delaware)	Blue Dog Properties Trust – 100% membership interest.
Blue Dog LLC (Maryland)	Blue Dog Properties Trust – 100% membership interest.
Blue Dog Properties Trust (Maryland)	CommonWealth REIT owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.	X
Bridgepoint Property Trust (Maryland)	SP Holding Property Trust owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.		X	X

Entity and Jurisdiction of Organization	Ownership Structure	Material Subsidiary	Excluded Subsidiary	To Be Dissolved or Merged Out of Existence Post Closing Date
Candler Associates, L.L.C. (Maryland)	Candler Property Trust – 100% membership interest
Candler Property Trust (Maryland)	Hub Properties Trust owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.
Causeway Holdings, Inc. (Massachusetts)	CommonWealth REIT owns 100 shares of common stock, $.01 par value, representing 100% ownership.			X
Cedars LA LLC (Delaware)	Hub LA Limited Partnership – 100% membership interest	X	X
First Associates LLC (Maryland)	Hub Properties Trust – 100% membership interest
Fourth and Roma Properties Trust (Maryland)	CommonWealth REIT owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.			X
Franklin Plaza Property Trust (Maryland)	SP Holding Property Trust owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.		X	X
Hawaii 2x5 O Properties Trust (Maryland)	CommonWealth REIT owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.	X
Hawaii Metamorphosis LLC (Maryland)	Hawaii Soupson LLC – 100% membership interest.
Hawaii MMGD LLC (Maryland)	Hawaii Soupson LLC – 100% membership interest.
Hawaii Phoenix Properties LLC (Maryland)	Hawaii Soupson LLC – 100% membership interest.
Hawaii Soupson LLC (Maryland)	CommonWealth REIT – 100% membership interest.
Health and Retirement Properties International, Inc. (Delaware)	CommonWealth REIT owns 100 shares of common stock, $.01 par value, representing 100% ownership.			X
Herald Square LLC (Delaware)	SP Holding Property Trust – 100% membership interest		X	X
HH HUB Properties LLC (Delaware)	Hub Properties Trust – 99% membership interest HRPT Memphis LLC – 1% membership interest			X
Higgins Properties LLC (Maryland)	Hawaii 2x5 O Properties Trust – 100% membership interest

Entity and Jurisdiction of Organization	Ownership Structure	Material Subsidiary	Excluded Subsidiary	To Be Dissolved or Merged Out of Existence Post Closing Date
HRP GP, LLC (Delaware)	CommonWealth REIT – 100% membership interest			X
HRP Nom 2 Inc. (Delaware)	CommonWealth REIT owns 1,000 shares of common stock, $.01 par value, representing 100% ownership			X
HRP Nom 2 L.L.C. (Delaware)	Hub BD Mixed Sec. Properties, L.P. – 90% membership interest. HRP Nom 2 Inc. – 10% membership interest.			X
HRP Nom 2 L.P. (Delaware)	Hub BD Mixed Sec. Properties, L.P. – 99% membership interest. HRP Nom 2, L.L.C. – 1% membership interest.
HRP Nom Inc. (Delaware)	CommonWealth REIT owns 1,000 shares of common stock, $.01 par value, representing 100% ownership.			X
HRP Nom L.L.C. (Delaware)	Hub BD Mixed Sec. Properties, L.P. – 90% membership interest. HRP Nom Inc. – 10% membership interest.			X
HRP Nom L.P. (Delaware)	Hub BD Mixed Sec. Properties, L.P. – 99% membership interest. HRP Nom, L.L.C. – 1% membership interest.	X		X
HRPT Lenexa Properties Trust (Maryland)	CommonWealth REIT – 100% membership interest
HRPT Medical Buildings Realty Trust (Nominee Trust – Massachusetts)	Hub Properties Trust is the 100% beneficiary.
HRPT Memphis LLC (Delaware)	CommonWealth REIT – 99% membership interest HRPT TRS, Inc. – 1% membership interest			X
HRPT TRS, Inc. (Delaware)	CommonWealth REIT owns 100 shares of common stock, $.01 par value, representing 100% ownership.
Hub Acquisition Trust (Maryland)	CommonWealth REIT owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.
Hub Albuquerque 25 LLC (Maryland)	Hub Properties Trust – 100% membership interest			X

Entity and Jurisdiction of Organization	Ownership Structure	Material Subsidiary	Excluded Subsidiary	To Be Dissolved or Merged Out of Existence Post Closing Date
Hub BD Mixed Sec. Properties, L.P. (Delaware)	HRP GP, LLC – 1% ownership interest CommonWealth REIT – 99% ownership interest	X		X
Hub Corporate Crossing, LLC (Delaware)	Hub Corporate Crossing Properties Trust – 100% membership interest		X
Hub Corporate Crossing Properties Trust (Maryland)	Hub Properties Trust owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.		X
Hub Highridge Properties Trust (Maryland)	Hub Properties Trust owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.		X
Hub Highridge, LLC (Delaware)	Hub Highridge Properties Trust – 100% membership interest.		X
Hub Hoboken Properties LLC (Delaware)	Hub Properties Trust – 100% membership interest.	X		X
Hub LA Limited Partnership (Delaware)	Hub Properties Trust – 98% ownership interest Hub LA Properties Trust – 1% ownership interest Medical Office Buildings Limited – 1% ownership interest	X
Hub LA Properties Trust (Maryland)	Hub Properties Trust owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.
Hub Management, Inc. (Delaware)	Hub Acquisition Trust owns 1,000 shares of common stock, $.01 par value, representing 100% ownership.			X
Hub MA Realty Trust (Nominee Trust – Massachusetts)	Hub Properties Trust is the 100% beneficiary.
Hub Madrone Properties LLC (Delaware)	Hub Properties Trust – 100% membership interest.
Hub Mid-West LLC (Maryland)	Hub Properties Trust – 100% membership interest.	X
Hub Milwaukee Center Properties LLC (Delaware)	Hub Properties Trust – 100% membership interest.		X

Entity and Jurisdiction of Organization	Ownership Structure	Material Subsidiary	Excluded Subsidiary	To Be Dissolved or Merged Out of Existence Post Closing Date
Hub Northeast Medical Arts Center LLC (Delaware)	Hub Properties GA LLC – 100% membership interest.			X
Hub OEC Properties LLC (Delaware)	Hub Properties Trust – 100% membership interest.		X
Hub Properties GA LLC (Maryland)	Hub Properties Trust – 100% membership interest
Hub Properties Trust (Maryland)	CommonWealth REIT owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.	X
Hub Realty Buffalo, Inc. (Delaware)	Hub Acquisition Trust owns 1 share of common stock, $.01 par value, representing 100% ownership.			X
Hub Realty College Park I, LLC (Maryland)	Hub Management, Inc. – 50% membership interest Hub Realty College Park, Inc. – 50% membership interest
Hub Realty College Park, Inc. (Delaware)	Hub Acquisition Trust owns 1 share of common stock, $.01 par value, representing 100% ownership.			X
Hub Realty Funding, Inc. (Delaware)	Hub Acquisition Trust owns 1 share of common stock, $.01 par value, representing 100% ownership.
Hub Realty Golden, Inc. (Delaware)	Hub Acquisition Trust owns 1 share of common stock, $.01 par value, representing 100% ownership.			X
Hub Realty Kansas City, Inc. (Delaware)	Hub Acquisition Trust owns 1 share of common stock, $.01 par value, representing 100% ownership.			X
Hub Realty Richland, Inc. (Delaware)	Hub Acquisition Trust owns 1 share of common stock, $.01 par value, representing 100% ownership			X
Hub RI Properties Trust (Maryland)	CommonWealth REIT owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.			X
Hub Woodmont Investment Trust (Maryland)	Hub Properties Trust owns 100 shares of beneficial interest, $.01 par value, representing 100% ownership.			X

Entity and Jurisdiction of Organization	Ownership Structure	Material Subsidiary	Excluded Subsidiary	To Be Dissolved or Merged Out of Existence Post Closing Date
HUB Woodmont Limited Liability Company (Delaware)	Hub Woodmont Investment Trust – 99% membership interest Blackridge Woodmont LLC – 1% membership interest			X
Indemnity Collection Corporation (Delaware)	CommonWealth REIT owns 100 shares of common stock, $.01 par value, representing 100% ownership.
Indiana Avenue LLC (Delaware)	SP Holding Property Trust – 100% membership interest		X	X
Lakewood Property Trust (Maryland)	SP Holding Property Trust owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.		X	X
LTMAC Properties LLC (Maryland)	Hawaii 2x5 O Properties Trust – 100% membership interest
Masters Properties LLC (Maryland)	Hawaii 2x5 O Properties Trust – 100% membership interest
MOB Realty Trust (Nominee Trust – Massachusetts)	Hub Properties Trust is the 100% beneficiary.
Nine Penn Center Associates, L.P. (Pennsylvania)	Hub Properties Trust – 88% ownership interest Nine Penn Center Properties Trust – 1% ownership interest Transportation Associates – 11% ownership interest.	X	X
Nine Penn Center Properties Trust (Maryland)	Hub Properties Trust owns 100 shares of beneficial interest, $.01 par value, representing 100% ownership.		X
Orville Properties LLC (Maryland)	Hawaii 2x5 O Properties Trust – 100% membership interest.
Oscar Properties Trust (Maryland)	CommonWealth REIT – 100% membership interest.
Park San Antonio Properties Trust (Maryland)	Hub Properties Trust owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.			X
Putnam Place Realty Trust (Nominee Trust – Massachusetts)	Hub Properties Trust is the 100% beneficiary.
Quarry Lake Properties Trust (Maryland)	Hub Properties Trust owns 1,000 shares of beneficial interest, $.01			X

Entity and Jurisdiction of Organization	Ownership Structure	Material Subsidiary	Excluded Subsidiary	To Be Dissolved or Merged Out of Existence Post Closing Date
par value, representing 100% ownership.
Research Park Properties Trust (Maryland)	CommonWealth REIT owns 100 shares of beneficial interest, $.01 par value, representing 100% ownership.			X
RFRI Properties LLC (Maryland)	Hawaii 2x5 O Properties Trust – 100% membership interest
Ridge Lake Properties LLC (Delaware)	Hub Properties Trust – 99% membership interest HRPT Memphis LLC – 1% membership interest			X
Robin 1 Properties LLC (Maryland)	Hawaii 2x5 O Properties Trust – 100% membership interest
Rosedale Corporate Plaza Condominium, Inc. (Minnesota)	Rosedale Properties LLC owns 5 condo units representing 89% ownership. Servico Roseville, Inc. owns 1 condo unit representing 11% ownership.
Rosedale Properties, Inc. (Delaware)	Rosedale Properties Trust owns 100 shares of common stock, $.01 par value, representing 100% ownership.			X
Rosedale Properties Limited Liability Company (Delaware)	Hub Properties Trust – 99% membership interest Rosedale Properties, Inc. – 1% membership interest			X
Rosedale Properties Trust (Maryland)	Hub Properties Trust owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.			X
SP Holding Property Trust (Maryland)	Hub Properties Trust owns 1,000 shares of beneficial interest, $.01 par value, representing 100% ownership.	X	X	X
Tanaka Properties LLC (Maryland)	Hawaii 2x5 O Properties Trust – 100% membership interest
TedCal Properties LLC (Maryland)	Hawaii 2x5 O Properties Trust – 100% membership interest
TSM Properties LLC (Maryland)	Hawaii 2x5 O Properties Trust – 100% membership interest
University Avenue Realty Trust (Nominee Trust – Massachusetts)	Hub Properties Trust is the 100% beneficiary.			X

Entity and Jurisdiction of Organization	Ownership Structure	Material Subsidiary	Excluded Subsidiary	To Be Dissolved or Merged Out of Existence Post Closing Date
Z&A Properties LLC (Maryland)	Hawaii 2x5 O Properties Trust – 100% membership interest

Part II (Unconsolidated Affiliates)

1.                                      Affiliates Insurance Company, an Indiana insurance company – 20,000 shares (14.29%).

SCHEDULE 6.1(f)

Title To Properties; Liens

Part I (Real Property)

OWNER	STREET	CITY	STATE
1600 Market Street Property Trust	1600 Market Street	Philadelphia	PA
ALPHA BT LLC	91-222 Olai	Oahu	HI
ALPHA BT LLC	91-209 Kuhela	Oahu	HI
BD 33 Stiles Lane Property LLC	33 Stiles Lane	North Haven	CT
Blue Dog Bookspan Properties LLC	501 Ridge Avenue	Hanover	PA
Blue Dog LLC	400 Princeton Blvd.	Adairsville	GA
Blue Dog LLC	7629 Highway 140	Adairsville	GA
Blue Dog LLC	951 Trails Road	Eldridge	IA
Blue Dog LLC	625 Crane Street	Aurora	IL
Blue Dog LLC	745 S. Gardner Street	Scottsburg	IN
Blue Dog LLC	5015 S. Water Circle	Wichita	KS
Blue Dog LLC	2300 North 33rd Avenue East	Newton	IA
Blue Dog Properties Trust	4 South 84th Ave	Tolleson	AZ
Blue Dog Properties Trust	411 Farwell Avenue	St. Paul	MN
Blue Dog Properties Trust	2660 Mercantile Drive	Sacramento	CA
Blue Dog Properties Trust	2664 Mercantile Drive	Sacramento	CA
Blue Dog Properties Trust	2668 Mercantile Drive	Sacramento	CA
Blue Dog Properties Trust	8500 Fruitridge Road	Sacramento	CA
Blue Dog Properties Trust	8516 Fruitridge Road	Sacramento	CA
Blue Dog Properties Trust	9727 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9745 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9767 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9777 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9778 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9779 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9792 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9795 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9800 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9816 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9840 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9844 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9848 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9852 Business Park Drive	Sacramento	CA

Blue Dog Properties Trust	9856 Business Park Drive	Sacramento	CA
Blue Dog Properties Trust	9975 Horn Road	Sacramento	CA
Blue Dog Properties Trust	19026 72nd Avenue South	Kent	WA
Blue Dog Properties Trust	19030 West Valley Highway	Kent	WA
Blue Dog Properties Trust	19030-42 72nd Avenue South	Kent	WA
Blue Dog Properties Trust	340 Andover Park East	Tukwila	WA
Blue Dog Properties Trust	505 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	530 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	533 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	564 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	565 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	596 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	605 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	630 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	644 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	662 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	742 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	698 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	701 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	505 Industry Drive	Tukwila	WA
Blue Dog Properties Trust	15201 Mercantile Drive	Dearborn	MI
Blue Dog Properties Trust	3001 Gulley Road	Dearborn	MI
Blue Dog Properties Trust	3101 Gulley Road	Dearborn	MI
Blue Dog Properties Trust	3231 Gulley Road	Dearborn	MI
Blue Dog Properties Trust	3241 Gulley Road	Dearborn	MI
Blue Dog Properties Trust	3251 Gulley Road	Dearborn	MI
Blue Dog Properties Trust	97 Newberry Road	East Windsor	CT
Blue Dog Properties Trust	129 Worthington Ridge Road	Berlin	CT
Blue Dog Properties Trust	15 Sterling Drive	Wallingford	CT
Blue Dog Properties Trust	2 Tower Drive	Wallingford	CT
Blue Dog Properties Trust	50 Barnes Industrial Road North	Wallingford	CT
Blue Dog Properties Trust	23-27 Village Lane	Wallingford	CT
Blue Dog Properties Trust	29-33 Village Lane	Wallingford	CT
Blue Dog Properties Trust	One Barnes Industrial Rd South	Wallingford	CT
Blue Dog Properties Trust	5-9 Barnes Industrial Road	Wallingford	CT
Blue Dog Properties Trust	860 North Main Street	Wallingford	CT
Blue Dog Properties Trust	866 North Main Street	Wallingford	CT
Blue Dog Properties Trust	181 Marsh Hill Road	Orange	CT
Blue Dog Properties Trust	500 Industrial Boulevard	Russellville	AR

Blue Dog Properties Trust	546 Harvey Faulk Road	Sanford	NC
Blue Dog Properties Trust	2735 E. 40th Street	Cleveland	OH
Blue Dog Properties Trust	721 Richard Street	Miamisburg	OH
Blue Dog Properties Trust	1043 Global Avenue	Graniteville	SC
Blue Dog Properties Trust	128 Crews Drive	Columbia	SC
Blue Dog Properties Trust	351 Collins Road	Jefferson	WI
Blue Dog Properties Trust	111 Southchase Blvd.	Fountain Inn	SC
Blue Dog Properties Trust	32150 Just Imagine Drive	Avon	OH
Blue Dog Properties Trust	6200 Glenn Carlson Drive	St. Cloud	MN
Bridgepoint Property Trust	Bridgepoint Parkway 1	Austin	TX
Bridgepoint Property Trust	Bridgepoint Parkway 2	Austin	TX
Bridgepoint Property Trust	Bridgepoint Parkway 3	Austin	TX
Bridgepoint Property Trust	Bridgepoint Parkway 4	Austin	TX
Bridgepoint Property Trust	Bridgepoint Parkway 5	Austin	TX
Candler Associates L.L.C.	111 Market Street	Baltimore	MD
Causeway Holdings Inc.	251 Causeway Street	Boston	MA
Cedars LA LLC	8631 W. 3rd Street – East	Los Angeles	CA
Cedars LA LLC	8631 W. 3rd Street – West	Los Angeles	CA
First Associates LLC	25 S. Charles Street	Baltimore	MD
Fourth and Roma Property Trust	500 4th Street & 303 Roma Ave	Albuquerque	NM
Franklin Plaza Property Trust	One Franklin Plaza	Philadelphia	PA
Hawaii Metamorphosis LLC	91-008 Hanua	Oahu	HI
Hawaii MMGD LLC	91-265 Hanua	Oahu	HI
Hawaii MMGD LLC	91-255 Hanua	Oahu	HI
Hawaii MMGD LLC	91-241 Kalaeloa	Oahu	HI
Hawaii MMGD LLC	91-325 Komohana	Oahu	HI
Hawaii MMGD LLC	Komohana	Oahu	HI
Hawaii MMGD LLC	91-202 Kalaeloa	Oahu	HI
Hawaii MMGD LLC	91-080 Hanua	Oahu	HI
Hawaii MMGD LLC	91-027 Kaomi Loop	Oahu	HI
Hawaii MMGD LLC	91-185 Kalaeloa	Oahu	HI
Hawaii MMGD LLC	91-329 Kauhi	Oahu	HI
Hawaii MMGD LLC	Kauhi	Oahu	HI
Hawaii MMGD LLC	91-086 Kaomi Loop	Oahu	HI
Hawaii MMGD LLC	91-349 Kauhi	Oahu	HI
Hawaii MMGD LLC	91-400 Komohana	Oahu	HI
Hawaii MMGD LLC	91-170 Olai	Oahu	HI
Hawaii MMGD LLC	91-218 Olai	Oahu	HI
Hawaii MMGD LLC	91-175 Olai	Oahu	HI

Hawaii MMGD LLC	91-087 Hanua	Oahu	HI
Hawaii MMGD LLC	91-083 Hanua	Oahu	HI
Hawaii MMGD LLC	91-091 Hanua	Oahu	HI
Hawaii MMGD LLC	91-220 Kalaeloa	Oahu	HI
Hawaii MMGD LLC	91-252 Kauhi	Oahu	HI
Hawaii MMGD LLC	91-259 Olai	Oahu	HI
Hawaii MMGD LLC	91-238 Kauhi	Oahu	HI
Hawaii MMGD LLC	91-410 Komohana	Oahu	HI
Hawaii MMGD LLC	91-410 Komohana	Oahu	HI
Hawaii MMGD LLC	91-300 Hanua	Oahu	HI
Hawaii MMGD LLC	Olai	Oahu	HI
Hawaii MMGD LLC	91-255 Hanua	Oahu	HI
Hawaii MMGD LLC	91-120 Kauhi	Oahu	HI
Hawaii MMGD LLC	91-150 Hanua	Oahu	HI
Hawaii MMGD LLC	91-102 Kaomi Loop – A	Oahu	HI
Hawaii MMGD LLC	91-102 Kaomi Loop – B	Oahu	HI
Hawaii MMGD LLC	91-064 Kaomi Loop	Oahu	HI
Hawaii MMGD LLC	91-119 Olai	Oahu	HI
Hawaii MMGD LLC	Texaco Easement	Oahu	HI
Hawaii MMGD LLC	Tesaro 967 Easement	Oahu	HI
Hawaii MMGD LLC	AES HI Easement	Oahu	HI
Hawaii MMGD LLC	Other Easments & Lots	Oahu	HI
Hawaii Phoenix Properties LLC	91-150 Kaomi Loop	Oahu	HI
Herald Square LLC	1250 H Street, NW	Washington	DC
HH Hub Properties LLC	One Memphis Place	Memphis	TN
Higgins Properties LLC	80 Sand Island Access Road	Oahu	HI
Higgins Properties LLC	94-240 Pupuole St	Oahu	HI
Higgins Properties LLC	525 N. King Street	Oahu	HI
HRP Nom 2 L.P.	2 Executive Park West	Atlanta	GA
HRP Nom 2 L.P.	3E Executive Park East	Atlanta	GA
HRP Nom 2 L.P.	4E Executive Park East	Atlanta	GA
HRP Nom 2 L.P.	4 Executive Park West	Atlanta	GA
HRP Nom 2 L.P.	6 Executive Park Drive	Atlanta	GA
HRP Nom 2 L.P.	8 Executive Park West	Atlanta	GA
HRP Nom 2 L.P.	11 Executive Park West	Atlanta	GA
HRP Nom 2 L.P.	14 Executive Park Drive	Atlanta	GA
HRP Nom 2 L.P.	16 Executive Park Drive	Atlanta	GA
HRP Nom 2 L.P.	17 Executive Park South	Atlanta	GA
HRP Nom 2 L.P.	18 Executive Park South	Atlanta	GA

HRP Nom 2 L.P.	20 Executive Park West	Atlanta	GA
HRP Nom 2 L.P.	22 Executive Park West	Atlanta	GA
HRP Nom 2 L.P.	24 Executive Park West	Atlanta	GA
HRP Nom 2 L.P.	26 Executive Park West	Atlanta	GA
HRP Nom 2 L.P.	50 Executive Park South	Atlanta	GA
HRP Nom 2 L.P.	52 Executive Park South	Atlanta	GA
HRP Nom 2 L.P.	57 Executive Park South	Atlanta	GA
HRP Nom 2 L.P.	59 Executive Park South	Atlanta	GA
HRP Nom L.P.	5100-70 Naiman Parkway	Solon	OH
HRP Nom L.P.	5101 Naiman Parkway	Solon	OH
HRP Nom L.P.	5201 Naiman Parkway	Solon	OH
HRP Nom L.P.	5250 Naiman Parkway	Solon	OH
HRP Nom L.P.	5260 Naiman Parkway	Solon	OH
HRP Nom L.P.	5265 Naiman Parkway	Solon	OH
HRP Nom L.P.	5275 Naiman Parkway	Solon	OH
HRP Nom L.P.	5325 Naiman Parkway	Solon	OH
HRP Nom L.P.	5351 Naiman Parkway	Solon	OH
HRP Nom L.P.	5370 Naiman Parkway	Solon	OH
HRP Nom L.P.	5375 Naiman Parkway	Solon	OH
HRP Nom L.P.	5380 Naiman Parkway	Solon	OH
HRP Nom L.P.	5385 Naiman Parkway	Solon	OH
HRP Nom L.P.	5401 Naiman Parkway	Solon	OH
HRP Nom L.P.	8555 Aero Drive	San Diego	CA
HRP Nom L.P.	600 108th Ave. NE	Bellevue	WA
HRP Nom L.P.	1 Corporate Boulevard	Atlanta	GA
HRP Nom L.P.	2 Corporate Boulevard	Atlanta	GA
HRP Nom L.P.	9 Corporate Boulevard	Atlanta	GA
HRP Nom L.P.	13 Corporate Boulevard	Atlanta	GA
HRP Nom L.P.	54 Corporate Boulevard	Atlanta	GA
HRP Nom L.P.	1 Parklane Boulevard	Dearborn	MI
HRP Nom L.P.	15000 Commerce Drive North	Dearborn	MI
HRP Nom L.P.	15001 Commerce Drive North	Dearborn	MI
HRP Nom L.P.	15050 Commerce Drive North	Dearborn	MI
HRP Nom L.P.	15120 Commerce Drive North	Dearborn	MI
HRP Nom L.P.	15101 Century Drive	Dearborn	MI
HRP Nom L.P.	15201 Century Drive	Dearborn	MI
HRP Nom L.P.	15301 Century Drive	Dearborn	MI
HRP Nom L.P.	15401 Century Drive	Dearborn	MI
HRP Nom L.P.	15301 Mercantile Drive	Dearborn	MI

HRP Nom L.P.	15300 Rotunda Drive	Dearborn	MI
HRP Nom L.P.	6001 Montrose Road	Rockville	MD
HRPT Lenexa Properties Trust	11300 Corporate Avenue	Lenexa	KS
HRPT Lenexa Properties Trust	13400-13428 West 99th Street	Lenexa	KS
HRPT Lenexa Properties Trust	13401-13423 West 98th Street	Lenexa	KS
HRPT Lenexa Properties Trust	13424-13430 West 98th Street	Lenexa	KS
HRPT Lenexa Properties Trust	13300-13316 West 98th Street	Lenexa	KS
HRPT Lenexa Properties Trust	13250-13256 West 98th Street	Lenexa	KS
HRPT Lenexa Properties Trust	13200-13202 West 98th Street	Lenexa	KS
HRPT Lenexa Properties Trust	13253-13269 West 98th Street	Lenexa	KS
HRPT Lenexa Properties Trust	13309-13321 West 98th Street	Lenexa	KS
HRPT Lenexa Properties Trust	13306-13318 West 99th Street	Lenexa	KS
HRPT Lenexa Properties Trust	13208-13228 West 98th Street	Lenexa	KS
HRPT Lenexa Properties Trust	13900 West 101st Street	Lenexa	KS
HRPT Lenexa Properties Trust	13901 West 101st Street	Lenexa	KS
HRPT Lenexa Properties Trust	9900 Pflumm Road – 1	Lenexa	KS
HRPT Lenexa Properties Trust	9900 Pflumm Road – 2	Lenexa	KS
HRPT Lenexa Properties Trust	9900 Pflumm Road – 3	Lenexa	KS
HRPT Lenexa Properties Trust	9900 Pflumm Road – 4	Lenexa	KS
HRPT Lenexa Properties Trust	9900 Pflumm Road – 5	Lenexa	KS
HRPT Lenexa Properties Trust	9900 Pflumm Road – 6	Lenexa	KS
HRPT Lenexa Properties Trust	9901 Pflumm Road	Lenexa	KS
HRPT Lenexa Properties Trust	9850 Industrial Blvd	Lenexa	KS
HRPT Lenexa Properties Trust	9802 Widmer Road	Lenexa	KS
HRPT Lenexa Properties Trust	9851-9875 Widmer	Lenexa	KS
HRPT Lenexa Properties Trust	9801-9829 Widmer Road	Lenexa	KS
HRPT Lenexa Properties Trust	9745-9777 Widmer Road	Lenexa	KS
HRPT Lenexa Properties Trust	10105 Marshall Drive	Lenexa	KS
HRPT Lenexa Properties Trust	NWC Industrial Blvd and Widmer Rd	Lenexa	KS
HRPT Lenexa Properties Trust	E/S of Widmer Road	Lenexa	KS
HRPT Lenexa Properties Trust	SWC W 98th St. and Marshall Drive	Lenexa	KS
HRPT Lenexa Properties Trust	SEC College Blvd. and Renner Blvd	Lenexa	KS
HRPT Lenexa Properties Trust	15705-15734 College Boulevard	Lenexa	KS
HRPT Lenexa Properties Trust	15501-15529 College Boulevard	Lenexa	KS
HRPT Lenexa Properties Trust	11140-11145 Thompson Avenue	Lenexa	KS
HRPT Lenexa Properties Trust	11150-11180 Thompson Avenue	Lenexa	KS
HRPT Lenexa Properties Trust	11206-11228 Thompson Avenue	Lenexa	KS
HRPT Lenexa Properties Trust	15620-15642 West 113th Street	Lenexa	KS
HRPT Lenexa Properties Trust	11203-11211 Lakeview Avenue	Lenexa	KS

HRPT Lenexa Properties Trust	15405 College Boulevard	Lenexa	KS
HRPT Lenexa Properties Trust	11135 Sante Fe Trail Drive	Lenexa	KS
HRPT Lenexa Properties Trust	15500 West 113th Street	Lenexa	KS
HRPT Lenexa Properties Trust	16011 College Boulevard	Lenexa	KS
HRPT Lenexa Properties Trust	16025-16105 West 113th Street	Lenexa	KS
HRPT Lenexa Properties Trust	22300 Lakeview Avenue	Lenexa	KS
HRPT Lenexa Properties Trust	SW Corner of College Blvd & Lackm – Retail	Lenexa	KS
HRPT Lenexa Properties Trust	SW Corner of College Blvd & Lackm – ATM	Lenexa	KS
HRPT Lenexa Properties Trust	SEC College Blvd. and Renner Blvd	Lenexa	KS
HRPT Lenexa Properties Trust	E/S of Renner Blvd	Lenexa	KS
HRPT Lenexa Properties Trust	NEC W 113th St. and Renner Blvd	Lenexa	KS
HRPT Lenexa Properties Trust	SWC College Blvd and Corporate Av	Lenexa	KS
HRPT Lenexa Properties Trust	NEC College Blvd Corporate Ave	Lenexa	KS
HRPT Lenexa Properties Trust	NEC Corporate Ave and 113th – Parcel 17.6	Lenexa	KS
HRPT Lenexa Properties Trust	NEC Corporate Ave and W 113th – Parcel 17.7	Lenexa	KS
HRPT Lenexa Properties Trust	Waterside Maintenance District	Lenexa	KS
HRPT Lenexa Properties Trust	Southlake Owners Association	Lenexa	KS
HRPT Lenexa Properties Trust	4700 Belleview Avenue	Kansas City	MO
HRPT Lenexa Properties Trust	131-165 West Ninth Street	N Kansas City	MO
HRPT Medical Building Realty Trust	1295 Boylston Street	Boston	MA
HRPT Medical Building Realty Trust	109 Brookline Avenue	Boston	MA
Hub Acquisition Trust	55 North Robinson Ave.	Oklahoma City	OK
Hub Acquisition Trust	5051 Rodeo Road	Los Angeles	CA
Hub Acquisition Trust	6501 Americas Parkway NE	Albuquerque	NM
Hub Acquisition Trust	6602 Indian School Road	Albuquerque	NM
Hub Acquisition Trust	2121 Louisiana Ave	Albuquerque	NM
Hub Acquisition Trust	6511 Americas Parkway NE	Albuquerque	NM
Hub Acquisition Trust	6600 Indian School Road	Albuquerque	NM
Hub Acquisition Trust	6640-46 Indian School Road	Albuquerque	NM
Hub Acquisition Trust	6521 Americas Parkway NE	Albuquerque	NM
Hub Corporate Crossing, LLC	179 Sully’s Trail	Pittsford	NY
Hub Corporate Crossing, LLC	183 Sully’s Trail	Pittsford	NY
Hub Highridge, LLC	Highridge Center	Macon	GA
Hub Hoboken Properties LLC	111 River Street	Hoboken	NJ
Hub MA Realty Trust	2300 Crown Colony Drive	Quincy	MA
Hub MA Realty Trust	One Heritage Drive	Quincy	MA
Hub MA Realty Trust	Two Heritage Drive	Quincy	MA

Hub MA Realty Trust	111 Powerdermill Rd.	Maynard	MA
Hub Madrone Properties LLC	18705 Madrone Parkway	Morgan Hill	CA
Hub Madrone Properties LLC	18715 Madrone Parkway	Morgan Hill	CA
Hub Madrone Properties LLC	18735 Madrone Parkway	Morgan Hill	CA
Hub Mid-West LLC	1615 Lakeside Street	Waukegan	IL
Hub Mid-West LLC	1675 Lakeside Drive	Waukegan	IL
Hub Mid-West LLC	1955 West Field Court	Lake Forest	Il
Hub Mid-West LLC	1717 Deerfield Road	Deerfield	IL
Hub Mid-West LLC	1200 Lakeside Drive	Bannockburn	IL
Hub Mid-West LLC	905 Meridian Lake Drive	Aurora	IL
Hub Milwaukee Center Properties LLC	111 East Kilbourn Avenue	Milwaukee	WI
Hub OEC Properties LLC	225 Water Street	Jacksonville	FL
Hub Properties GA LLC	3 Executive Park Drive	Atlanta	GA
Hub Properties GA LLC	5 Executive Park Drive	Atlanta	GA
Hub Properties GA LLC	9040 Roswell Road	Atlanta	GA
Hub Properties GA LLC	1765 The Exchange	Atlanta	GA
Hub Properties GA LLC	115 W. Washington Street	Indianapolis	IN
Hub Properties GA LLC	3600 Woodview Trace	Indianapolis	IN
Hub Properties GA LLC	1000 Holcomb Woods Parkway	Roswell	GA
Hub Properties GA LLC	1775 The Exchange	Atlanta	GA
Hub Properties GA LLC	Fidelity Tower II	Carmel	IN
Hub Properties GA LLC	1339 Executive Park Drive	Atlanta	GA
Hub Properties GA LLC	1775 West Oak Commons	Marrietta	GA
Hub Properties GA LLC	3120 Breckinridge – 1	Duluth	GA
Hub Properties GA LLC	3120 Breckinridge – 2	Duluth	GA
Hub Properties Trust	5555 Oberlin Drive	San Diego	CA
Hub Properties Trust	5627 Oberlin Drive	San Diego	CA
Hub Properties Trust	5601 Oberlin Drive	San Diego	CA
Hub Properties Trust	5626 Oberlin Drive	San Diego	CA
Hub Properties Trust	1035 Virginia Drive	FT. Washington	PA
Hub Properties Trust	515 Pennsylvania Ave.	FT. Washington	PA
Hub Properties Trust	723 Dresher Road	Horsham	PA
Hub Properties Trust	443 Gulph Road	King of Prussia	PA
Hub Properties Trust	100 South Charles Street	Baltimore	MD
Hub Properties Trust	830 Potomac Circle	Aurora	CO
Hub Properties Trust	6937 N. IH 35 North	Austin	TX
Hub Properties Trust	3043 Walton Road	Plymouth Meeting	PA
Hub Properties Trust	475 Virginia Drive	FT. Washington	PA
Hub Properties Trust	216 Mall Blvd.	King of Prussia	PA

Hub Properties Trust	1305 Corporate Center Drive	Eagan	MN
Hub Properties Trust	8800 Queen Ave South & 88th St.	Bloomington	MN
Hub Properties Trust	2100 NW 82nd Ave & NW 21st St.	Miami	FL
Hub Properties Trust	2250 Pilot Knob Road	Mendota Heights	MN
Hub Properties Trust	4421 W. John Carpenter Freeway	Irving	TX
Hub Properties Trust	1000 Vorhees Drive	Vorhees	NJ
Hub Properties Trust	333 Laurel Oak Road	Vorhees	NJ
Hub Properties Trust	400 Laurel Oak Road	Vorhees	NJ
Hub Properties Trust	One Stuart Plaza (Donahue Road)	Greensburg	PA
Hub Properties Trust	35 Thorpe Avenue	Wallingford	CT
Hub Properties Trust	5300 Kings Island Drive	Mason	OH
Hub Properties Trust	100 Kings Hwy.	Irondoquoit	NY
Hub Properties Trust	802 Delaware Ave.	Wilmington	DE
Hub Properties Trust	7-9 Vreeland Road	Florham Park	NJ
Hub Properties Trust	3330 N. Washington Blvd	Arlington	VA
Hub Properties Trust	700 Cherrington Parkway	Moon Township	PA
Hub Properties Trust	580 Virginia Drive	FT. Washington	PA
Hub Properties Trust	101 Barnes Road	Wallingford	CT
Hub Properties Trust	2800 Eisenhower Drive	Alexandria	VA
Hub Properties Trust	3000 Goffs Falls Road	Manchester	NH
Hub Properties Trust	1601 Rio Grande St.	Austin	TX
Hub Properties Trust	1525 Locust Street	Philadelphia	PA
Hub Properties Trust	One Suffolk Square	Islandia	NY
Hub Properties Trust	200 Old County Rd.	Minneola	NY
Hub Properties Trust	One Lincoln Center	Syracuse	NY
Hub Properties Trust	Exchange Park	Austin	TX
Hub Properties Trust	1920 & 1930 University Drive	Tempe	AZ
Hub Properties Trust	1001 Jefferson Plaza	Wilmington	DE
Hub Properties Trust	Two Corporate Center	Melville	NY
Hub Properties Trust	2444 W. Las Palmaritas Drive	Phoenix	AZ
Hub Properties Trust	8701 MOPAC	Austin	TX
Hub Properties Trust	7100 Northland Circle	Minneapolis	MN
Hub Properties Trust	1000 Shelard Parkway	Minneapolis	MN
Hub Properties Trust	9800 Shelard Parkway	Plymouth	MN
Hub Properties Trust	525 Park Street	St. Paul	MN
Hub Properties Trust	200 Cherrington Parkway	Moon Township	PA
Hub Properties Trust	300 Cherrington Parkway	Moon Township	PA
Hub Properties Trust	400 Cherrington Parkway	Moon Township	PA
Hub Properties Trust	500 Cherrington Parkway	Moon Township	PA

Hub Properties Trust	600 Cherrington Parkway	Moon Township	PA
Hub Properties Trust	625 Cherrington Parkway	Moon Township	PA
Hub Properties Trust	Cherrington Parkway	Moon Township	PA
Hub Properties Trust	Randolph Bldg.	Albuquerque	NM
Hub Properties Trust	Buena Vista Bldg.	Albuquerque	NM
Hub Properties Trust	Lab Bldg.	Albuquerque	NM
Hub Properties Trust	Sandia Vista Bldg.	Albuquerque	NM
Hub Properties Trust	960 Harvest Run Drive Bldg A	Blue Bell	PA
Hub Properties Trust	960 Harvest Run Drive Bldg B	Blue Bell	PA
Hub Properties Trust	960 Harvest Run Drive Bldg C	Blue Bell	PA
Hub Properties Trust	251 Salina Meadows Parkway	Syracuse	NY
Hub Properties Trust	14026 & 14030 Thunderbolt Place – 1	Fairfax	VA
Hub Properties Trust	14026 & 14030 Thunderbolt Place – 2	Fairfax	VA
Hub Properties Trust	4516 Seton Center Parkway	Austin	TX
Hub Properties Trust	3840 South Wadsworth Blvd – 1	Lakewood	CO
Hub Properties Trust	3840 South Wadsworth Blvd – 2	Lakewood	CO
Hub Properties Trust	5790 Widewaters Parkway	DeWitt	NY
Hub Properties Trust	9110 East Nichols Ave	Englewood	CO
Hub Properties Trust	11209-11211 North Tatum Blvd	Phoenix	AZ
Hub Properties Trust	11201 North Tatum Blvd	Phoenix	AZ
Hub Properties Trust	One South Church	Tucson	AZ
Hub Properties Trust	9173 Sky Park Centre	San Diego	CA
Hub Properties Trust	9177 Sky Park Centre	San Diego	CA
Hub Properties Trust	1500-1542 Market Street	Philadelphia	PA
Hub Properties Trust	6160 Kempsville Circle	Norfolk	VA
Hub Properties Trust	373 Inverness Drive South	Englewood	CO
Hub Properties Trust	One Constitution Way	Foxborough	MA
Hub Properties Trust	5555 North Beach Street	Ft. Worth	TX
Hub Properties Trust	1101 Pacific Avenue	Erianger	KY
Hub Properties Trust	599 Research Parkway	Meriden	CT
Hub Properties Trust	20 Cabot Ave	Mansfield	MA
Hub Properties Trust	100 Hampshire Street	Mansfield	MA
Hub Properties Trust	575 West Street	Mansfield	MA
Hub Properties Trust	50 Cabot Blvd	Mansfield	MA
Hub Properties Trust	100 Northfield Drive	Windsor	CT
Hub Properties Trust	15 Hampshire Street	Mansfield	MA
Hub Properties Trust	5 Hampshire Street	Mansfield	MA
Hub Properties Trust	4411 The 25 Way	Albuquerque	NM
Hub Properties Trust	4420 The 25 Way	Albuquerque	NM

Hub Properties Trust	4430 The 25 Way	Albuquerque	NM
Hub Properties Trust	1285 Fern Ridge Parkway	St. Louis	MO
Hub Properties Trust	1921 E. Alton Ave	Santa Ana	CA
Hub Properties Trust	1926 Meyer Drury Drive	Arnold	MO
Hub Properties Trust	448 Viking Drive	Virginia Beach	VA
Hub Properties Trust	3420 Camino del Rio North	San Diego	CA
Hub Properties Trust	3430 Camino del Rio North	San Diego	CA
Hub Properties Trust	3530 Camino del Rio North	San Diego	CA
Hub Properties Trust	3550 Camino del Rio North	San Diego	CA
Hub Properties Trust	3570 Camino del Rio North	San Diego	CA
Hub Properties Trust	9715 Key West Ave	Rockville	MD
Hub Properties Trust	9717 Key West Ave	Rockville	MD
Hub Properties Trust	9719 Key West Ave	Rockville	MD
Hub Properties Trust	4350 Northern Pike	Monroeville	PA
Hub Properties Trust	1601 Dry Creek Drive	Longmont	CO
Hub Properties Trust	167 Sully’s Trail	Pittsford	NY
Hub Properties Trust	171 Sully’s Trail	Pittsford	NY
Hub Properties Trust	175 Sully’s Trail	Pittsford	NY
Hub Properties Trust	1200 Pittsford - Victor Road	Pittsford	NY
Hub Properties Trust	1212 Pittsford - Victor Road	Pittsford	NY
Hub Properties Trust	205 Indigo Creek Drive	Rochester	NY
Hub Properties Trust	185 Plains Road	Milford	CT
Hub Properties Trust	415 Holiday Drive	Pittsburgh	PA
Hub Properties Trust	425 Holiday Drive	Pittsburgh	PA
Hub Properties Trust	601 Holiday Drive	Pittsburgh	PA
Hub Properties Trust	501 Holiday Drive	Pittsburgh	PA
Hub Properties Trust	651 Holiday Drive	Pittsburgh	PA
Hub Properties Trust	681 Andersen Drive	Pittsburgh	PA
Hub Properties Trust	661 Andersen Drive	Pittsburgh	PA
Hub Properties Trust	730 Holiday Drive	Pittsburgh	PA
Hub Properties Trust	680 Andersen Drive	Pittsburgh	PA
Hub Properties Trust	800 East 101st Terrace	Kansas City	MO
Hub Properties Trust	3 Crown Point Court	Sharonville	OH
Hub Properties Trust	9435 Waterstone Boulevard	Mason	OH
Hub Properties Trust	140 Canal View Blvd	Rochester	NY
Hub Properties Trust	180 Canal View Blvd	Rochester	NY
Hub Properties Trust	500 Canal View Blvd	Rochester	NY
Hub Properties Trust	777 Canal View Blvd	Rochester	NY
Hub Properties Trust	2100 Brighton Henrietta Town	Rochester	NY

Hub Properties Trust	2144 Brighton Henrietta Town	Rochester	NY
Hub Properties Trust	2165 Brighton Henrietta Town	Rochester	NY
Hub Properties Trust	2320 Brighton Henrietta Town	Rochester	NY
Hub Properties Trust	1057 E Henrietta Road	Rochester	NY
Hub Properties Trust	3144 Winton Road South	Rochester	NY
Hub Properties Trust	150 Bellwood Drive	Rochester	NY
Hub Properties Trust	8687 Carling Road	Liverpool	NY
Hub Properties Trust	Widewaters I	Dewitt	NY
Hub Properties Trust	Widewaters II	Dewitt	NY
Hub Properties Trust	Widewaters III	Dewitt	NY
Hub Properties Trust	Widewaters VI	Dewitt	NY
Hub Properties Trust	Widewaters VII	Dewitt	NY
Hub Properties Trust	Widewaters VIII	Dewitt	NY
Hub Properties Trust	Widewaters IX	Dewitt	NY
Hub Properties Trust	Woodcliff I	Fairport	NY
Hub Properties Trust	Woodcliff II	Fairport	NY
Hub Properties Trust	Woodcliff III	Fairport	NY
Hub Properties Trust	Woodcliff IV	Fairport	NY
Hub Properties Trust	Woodcliff V	Fairport	NY
Hub Properties Trust	Woodcliff VI	Fairport	NY
Hub Properties Trust	Enterprise Building	Dewitt	NY
Hub Properties Trust	Brittonfield I	East Syracuse	NY
Hub Properties Trust	Corporate Woods	Liverpool	NY
Hub Properties Trust	Interstate Place I	North Syracuse	NY
Hub Properties Trust	Interstate Place II	North Syracuse	NY
Hub Properties Trust	Henry Clay Building	Liverpool	NY
Hub Properties Trust	Lakeshore Office Building	Liverpool	NY
Hub Properties Trust	Citizens Office Building	Sherburne	NY
Hub Properties Trust	Bushnells Basin	Pittsford	NY
Hub Properties Trust	181 Battaile Drive	Winchester	VA
Hub Properties Trust	201 Executive Center Drive	Columbia	SC
Hub Properties Trust	121 Executive Center Drive	Columbia	SC
Hub Properties Trust	250 Berryhill Road	Columbia	SC
Hub Properties Trust	111 Executive Center Drive	Columbia	SC
Hub Properties Trust	101 Executive Center Drive	Columbia	SC
Hub Properties Trust	100 Executive Center Drive	Columbia	SC
Hub Properties Trust	220 Executive Center Drive	Columbia	SC
Hub Properties Trust	Cornell Center	Blue Ash	OH
Hub Properties Trust	West Park I	St. Louis	MO

Hub Properties Trust	1001 East 101st Terrace	Kansas City	MO
Hub Properties Trust	The Colonial Bank Building	Birmingham	AL
Hub Properties Trust	One Southern Court	Columbia	SC
Hub Properties Trust	720 Gracern Rd, Bldg. 100	Columbia	SC
Hub Properties Trust	714 Betsy Drive	Columbia	SC
Hub Properties Trust	720 Gracern Rd, Bldg. 400	Columbia	SC
Hub Properties Trust	440 Myles Standish Blvd	Taunton	MA
Hub Properties Trust	470 Myles Standish Blvd	Taunton	MA
Hub Properties Trust	40 Sebethe Drive	Cromwell	CT
Hub Properties Trust	901 Lakeside Ave (E. 9th Street)	Cleveland	OH
Hub Properties Trust	1001 Lakeside Ave	Cleveland	OH
Hub Properties Trust	North Point Garage	Cleveland	OH
Hub Properties Trust	17th Street Plaza	Denver	CO
Hub Properties Trust	2001 Wisconsin Ave	Washington	DC
Hub Properties Trust	3300 Whitehaven St	Washington	DC
Hub Properties Trust	333 108th Avenue NE	Bellevue	WA
Hub Properties Trust	5073, 5075, 5085 South Syracuse Street	Denver	CO
Hub Properties Trust	7450 Campus Drive	Colorado Springs	CO
Hub Properties Trust	777 East Eisenhower Parkway	Ann Arbor	MI
Hub Properties Trust	789 East Eisenhower Parkway	Ann Arbor	MI
Hub Properties Trust	18701 Wilmington Avenue	Carson	CA
Hub Properties Trust	1815 University Drive	Carson	CA
Hub Properties Trust	47201 Lakeview Blvd	Fremont	CA
Hub Properties Trust	47211 Lakeview Blvd	Fremont	CA
Hub Properties Trust	47900 Bayside Pkway	Fremont	CA
Hub Properties Trust	47131 Bayside Pkway	Fremont	CA
Hub Realty College Park I, LLC	4700 River Road	Riverdale Park	MD
Hub Realty Funding, Inc.	1474 Rodeo Rd.	Sante Fe	NM
Hub Realty Funding, Inc.	820 W. Diamond Ave.	Gaithersburg	MD
Hub Realty Funding, Inc.	6710 Oxen Hill Road	Oxen Hill	MD
Indiana Avenue LLC	625 Indiana Ave.	Washington	DC
LTMAC Properties LLC	2833 Paa St	Oahu	HI
Lakewood Property Trust	7600 Capitol of Texas Highway – A	Austin	TX
Lakewood Property Trust	7600 Capitol of Texas Highway – B	Austin	TX
Lakewood Property Trust	7600 Capitol of Texas Highway – C	Austin	TX
LTMAC Properties LLC	2879 Paa St	Oahu	HI
LTMAC Properties LLC	2833 Paa St	Oahu	HI
LTMAC Properties LLC	1055 Ahua St	Oahu	HI
LTMAC Properties LLC	2875 Paa St	Oahu	HI

LTMAC Properties LLC	1000 Mapunapuna St	Oahu	HI
LTMAC Properties LLC	2850 Paa St	Oahu	HI
LTMAC Properties LLC	2828 Paa St	Oahu	HI
LTMAC Properties LLC	1045 Mapunapuna St	Oahu	HI
LTMAC Properties LLC	1122 Manunapuna St	Oahu	HI
LTMAC Properties LLC	2810 Paa St	Oahu	HI
LTMAC Properties LLC	2886 Paa St	Oahu	HI
LTMAC Properties LLC	1052 Ahua St	Oahu	HI
LTMAC Properties LLC	1024 Mapunapuna St	Oahu	HI
LTMAC Properties LLC	1030 Mapunapuna St	Oahu	HI
Masters Properties LLC	733 Mapunapuna St	Oahu	HI
Masters Properties LLC	812 Mapunapuna St	Oahu	HI
Masters Properties LLC	2969 Mapunapuna St	Oahu	HI
Masters Properties LLC	2839 Mokumoa St	Oahu	HI
Masters Properties LLC	2861 Mokumoa St	Oahu	HI
Masters Properties LLC	2831 Awaawaloa St	Oahu	HI
Masters Properties LLC	2814 Kilihau St	Oahu	HI
Masters Properties LLC	2804 Kilihau St	Oahu	HI
Masters Properties LLC	692 Mapunapuna St	Oahu	HI
Masters Properties LLC	669 Ahua St	Oahu	HI
Masters Properties LLC	2857 Awaawaloa St	Oahu	HI
Masters Properties LLC	2812 Awaawaloa St	Oahu	HI
Masters Properties LLC	819 Ahua St	Oahu	HI
Masters Properties LLC	2831 Kaihikapu St	Oahu	HI
Masters Properties LLC	673 Ahua St	Oahu	HI
Masters Properties LLC	2827 Kaihikapu St	Oahu	HI
Masters Properties LLC	633 Ahua St	Oahu	HI
Masters Properties LLC	789 Mapunapuna St	Oahu	HI
Masters Properties LLC	2808 Kam Hwy	Oahu	HI
Masters Properties LLC	2815 Kilihau St	Oahu	HI
Masters Properties LLC	2821 Kilihau St	Oahu	HI
Masters Properties LLC	2829 Kilihau St	Oahu	HI
Masters Properties LLC	140 Puuhale Rd	Oahu	HI
Masters Properties LLC	2106 Kaliawa St	Oahu	HI
Masters Properties LLC	2122 Kaliawa St	Oahu	HI
Masters Properties LLC	151 Puuhale Rd	Oahu	HI
Masters Properties LLC	204 Sand Island Access Rd	Oahu	HI
Masters Properties LLC	2810 Pukoloa St	Oahu	HI
Masters Properties LLC	944 Ahua St	Oahu	HI

Masters Properties LLC	918 Ahua St	Oahu	HI
Masters Properties LLC	1050 Kikowaena St	Oahu	HI
Masters Properties LLC	949 Mapunapuna St	Oahu	HI
Masters Properties LLC	2850 Mokumoa St	Oahu	HI
Masters Properties LLC	905 Ahua St	Oahu	HI
Masters Properties LLC	1062 Kikowaena St	Oahu	HI
Masters Properties LLC	2829 Pukoloa St	Oahu	HI
Masters Properties LLC	2841 Pukoloa St	Oahu	HI
Masters Properties LLC	2819 Pukoloa St	Oahu	HI
Masters Properties LLC	1024 Kilowaena St	Oahu	HI
Masters Properties LLC	2840 Mokumoa St	Oahu	HI
Masters Properties LLC	2830 Mokumoa St	Oahu	HI
Masters Properties LLC	2635 Waiwai Loop A	Oahu	HI
Masters Properties LLC	2635 Waiwai Loop B	Oahu	HI
MOB Realty Trust	340 Thompson Road	Webster	MA
Nine Penn Center Associates, L.P.	1735 Market Street	Philadelphia	PA
Orville Properties LLC	2344 Pahounui Dr	Oahu	HI
Orville Properties LLC	238 Sand Island Access Rd	Oahu	HI
Orville Properties LLC	2308 Pahounui Dr	Oahu	HI
Orville Properties LLC	2264 Pahounui Dr	Oahu	HI
Orville Properties LLC	2276 Pahounui Dr	Oahu	HI
Orville Properties LLC	228 Mohonua Pl	Oahu	HI
Orville Properties LLC	214 Sand Island Access Rd	Oahu	HI
Orville Properties LLC	120 Sand Island Access Rd.	Oahu	HI
Oscar Properties Trust	785 Schilinger Road South	Mobile	AL
Oscar Properties Trust	401 Vine Street	Delmont	PA
Oscar Properties Trust	3003 South Expressway 281	Edinburg	TX
Oscar Properties Trust	9840 Gateway Blvd North	El Paso	TX
Oscar Properties Trust	633 Frazier Drive	Franklin	TN
Oscar Properties Trust	1331 North Center Parkway	Kennewick	WA
Park San Antonio Properties Trust	812 San Antonio Park	Austin	TX
Putnam Place Realty Trust	One Adams Place	Quincy	MA
Putnam Place Realty Trust	Two Adams Place	Quincy	MA
Quarry Lake Properties Trust	4545 Seton Center Parkway	Austin	TX
Research Park Properties Trust	12501 Research Park	Austin	TX
RFRI Properties LLC	848 Ala Lilikoi Blvd	Oahu	HI
RFRI Properties LLC	846 Ala Lilikoi Blvd	Oahu	HI
Ridge Lake Properties LLC	775 Ridge Lake Blvd	Memphis	TN
Ridge Lake Properties LLC	6060 Primacy Parkway	Memphis	TN

Robin 1 Properties LLC	2815 Kaihikapu St	Oahu	HI
Robin 1 Properties LLC	609 Ahua St	Oahu	HI
Robin 1 Properties LLC	2849 Kaihikapu St	Oahu	HI
Robin 1 Properties LLC	2915 Kaihikapu St	Oahu	HI
Robin 1 Properties LLC	619 Mapunapuna St	Oahu	HI
Robin 1 Properties LLC	2847 Awaawaloa St	Oahu	HI
Robin 1 Properties LLC	659 Ahua St	Oahu	HI
Robin 1 Properties LLC	2760 Kam Hwy	Oahu	HI
Robin 1 Properties LLC	645 Ahua St	Oahu	HI
Robin 1 Properties LLC	675 Mapunapuna St	Oahu	HI
Robin 1 Properties LLC	2816 Awaawaloa St	Oahu	HI
Robin 1 Properties LLC	2829 Awaawaloa St	Oahu	HI
Robin 1 Properties LLC	2836 Awaawaloa St	Oahu	HI
Robin 1 Properties LLC	148 Mokauea St	Oahu	HI
Robin 1 Properties LLC	2135 Auiki St	Oahu	HI
Robin 1 Properties LLC	218 Mohonua Pl	Oahu	HI
Robin 1 Properties LLC	180 Sand Island Access Rd	Oahu	HI
Robin 1 Properties LLC	2250 Pahounui Dr	Oahu	HI
Robin 1 Properties LLC	158 Sand Island Access Rd	Oahu	HI
Robin 1 Properties LLC	228 Mohonua Pl	Oahu	HI
Rosedale Properties LLC	2200 Country Road CW	Roseville	MN
Rosedale Properties LLC	2665 Long Lake Road	Roseville	MN
Rosedale Properties LLC	2675 Long Lake Road	Roseville	MN
Rosedale Properties LLC	2685 Long Lake Road	Roseville	MN
Tanaka Properties LLC	113 Puuhale Rd	Oahu	HI
Tanaka Properties LLC	2140 Kaliawa St	Oahu	HI
Tanaka Properties LLC	165 Sand Island Access Rd	Oahu	HI
Tanaka Properties LLC	2020 Auiki St	Oahu	HI
Tanaka Properties LLC	2103 Kaliawa St	Oahu	HI
Tanaka Properties LLC	1926 Auiki St	Oahu	HI
Tanaka Properties LLC	1391 Kahai St	Oahu	HI
Tanaka Properties LLC	125 Puuhale Rd	Oahu	HI
Tanaka Properties LLC	207 Puuhale Rd	Oahu	HI
Tanaka Properties LLC	125 Puuhale Rd	Oahu	HI
Tanaka Properties LLC	125B Puuhale Rd	Oahu	HI
Tanaka Properties LLC	2001 Kahai St	Oahu	HI
Tanaka Properties LLC	2110 Auiki St	Oahu	HI
Tanaka Properties LLC	142 Mokauea St	Oahu	HI
Tanaka Properties LLC	2139 Kaliawa St	Oahu	HI

Tanaka Properties LLC	2127 Auiki St	Oahu	HI
Tanaka Properties LLC	2144 Auiki St	Oahu	HI
Tanaka Properties LLC	179 Sand Island Access Rd	Oahu	HI
Tanaka Properties LLC	106 Puuhale Rd	Oahu	HI
Tanaka Properties LLC	120 Mokauea St	Oahu	HI
Tanaka Properties LLC	120B Mokauea St	Oahu	HI
Tanaka Properties LLC	231 Sand Island Access Rd	Oahu	HI
Tanaka Properties LLC	231B Sand Island Access Rd	Oahu	HI
Tanaka Properties LLC	220 Puuhale Rd	Oahu	HI
Tanaka Properties LLC	150 Puuhale Rd	Oahu	HI
Tanaka Properties LLC	197 Sand Island Access Rd	Oahu	HI
Tanaka Properties LLC	2019 Kahai St	Oahu	HI
TedCal Properties LLC	1360 Pali Hwy (Safeway)	Oahu	HI
TedCal Properties LLC	1360 Pali Hwy (Longs)	Oahu	HI
TedCal Properties LLC	33 S. Vineyard Blvd	Oahu	HI
TSM Properties LLC	709 Ahua St	Oahu	HI
TSM Properties LLC	2839 Kilihau St	Oahu	HI
TSM Properties LLC	2906 Kaihikapu St	Oahu	HI
TSM Properties LLC	2850 Awaawaloa St	Oahu	HI
TSM Properties LLC	2864 Awaawaloa St	Oahu	HI
TSM Properties LLC	2806 Kaihikapu St	Oahu	HI
TSM Properties LLC	2838 Kilihau St	Oahu	HI
TSM Properties LLC	852 Mapunapuna St	Oahu	HI
TSM Properties LLC	855 Ahua St	Oahu	HI
TSM Properties LLC	2855 Kaihikapu St	Oahu	HI
TSM Properties LLC	865 Ahua St	Oahu	HI
TSM Properties LLC	719 Ahua St	Oahu	HI
TSM Properties LLC	759 Puuloa Rd	Oahu	HI
TSM Properties LLC	770 Mapunapuna St	Oahu	HI
TSM Properties LLC	704 Mapunapuna St	Oahu	HI
TSM Properties LLC	822 Mapunapuna St	Oahu	HI
TSM Properties LLC	842 Mapunapuna St	Oahu	HI
TSM Properties LLC	2829 Kaihikapu St - A	Oahu	HI
TSM Properties LLC	2928 Kaihikapu St - B	Oahu	HI
TSM Properties LLC	850 Ahua St	Oahu	HI
TSM Properties LLC	2965 Mokumoa St	Oahu	HI
TSM Properties LLC	2833 Kilihau St	Oahu	HI
TSM Properties LLC	761 Ahua St	Oahu	HI
TSM Properties LLC	702 Ahua St	Oahu	HI

TSM Properties LLC	2858 Kaihikapu St	Oahu	HI
TSM Properties LLC	2809 Kaihikapu St	Oahu	HI
TSM Properties LLC	803 Ahua St	Oahu	HI
TSM Properties LLC	2889 Mokumoa St	Oahu	HI
TSM Properties LLC	830 Mapunapuna St	Oahu	HI
TSM Properties LLC	2846-A Awaawaloa St	Oahu	HI
TSM Properties LLC	697 Ahua St	Oahu	HI
TSM Properties LLC	808 Ahua St	Oahu	HI
TSM Properties LLC	659 Puuloa Rd	Oahu	HI
TSM Properties LLC	667 Puuloa Rd	Oahu	HI
TSM Properties LLC	679 Puuloa Rd	Oahu	HI
TSM Properties LLC	689 Puuloa Rd	Oahu	HI
TSM Properties LLC	2826 Kaihikapu St	Oahu	HI
TSM Properties LLC	685 Ahua St	Oahu	HI
TSM Properties LLC	2844 Kaihikapu St	Oahu	HI
TSM Properties LLC	2819 Mokumoa St - A	Oahu	HI
TSM Properties LLC	2819 Mokumoa St - B	Oahu	HI
TSM Properties LLC	2879 Mokumoa St	Oahu	HI
TSM Properties LLC	851 Mapunapuna St	Oahu	HI
TSM Properties LLC	855 Mapunapuna St	Oahu	HI
TSM Properties LLC	766 Mapunapuna St	Oahu	HI
TSM Properties LLC	2908 Kaihikapu St	Oahu	HI
TSM Properties LLC	729 Ahua St	Oahu	HI
TSM Properties LLC	739 Ahua St	Oahu	HI
TSM Properties LLC	2868 Kaihikapu St	Oahu	HI
TSM Properties LLC	660 Ahua St	Oahu	HI
TSM Properties LLC	2869 Mokumoa St	Oahu	HI
TSM Properties LLC	2850 Awaawaloa St	Oahu	HI
Z&A Properties LLC	1001 Ahua St	Oahu	HI
Z&A Properties LLC	2864 Mokumoa St	Oahu	HI
Z&A Properties LLC	2855 Pukoloa St	Oahu	HI
Z&A Properties LLC	2856 Pukoloa St	Oahu	HI
Z&A Properties LLC	1150 Kikowaena St	Oahu	HI
Z&A Properties LLC	960 Ahua St	Oahu	HI
Z&A Properties LLC	950 Mapunapuna St	Oahu	HI
Z&A Properties LLC	960 Mapunapuna St	Oahu	HI
Z&A Properties LLC	930 Manunapuna St	Oahu	HI
Z&A Properties LLC	1038 Kilowaena St	Oahu	HI
Z&A Properties LLC	910 Mapunapuna St	Oahu	HI

Z&A Properties LLC	970 Ahua St	Oahu	HI
Z&A Properties LLC	1027 Kikowaena St	Oahu	HI
Z&A Properties LLC	2960 Mokumoa St	Oahu	HI

SCHEDULE 6.1(f)

Title To Properties; Liens

Part II (Permitted Liens)

1.             Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of October 1, 2002, made by Hub Corporate Crossing, LLC, as successor to Sully’s Trail Corporate Park II, LLC and the County of Monroe Industrial Development Agency, for the benefit of LaSalle Bank National Association, as Trustee for the Registered Holders of LB-UBS Commercial Mortgage Trust 2002-C7, Commercial Mortgage Pass-Through Certificates, Series 2002-C7, as successor to UBS Warburg Real Estate Investments, Inc.  (Secured)

2.             Assignment of Leases and Rents, dated as of October 1, 2002, made by Hub Corporate Crossing, LLC, as successor to Sully’s Trail Corporate Park II, LLC and the County of Monroe Industrial Development Agency, for the benefit of LaSalle Bank National Association, as Trustee for the Registered Holders of LB-UBS Commercial Mortgage Trust 2002-C7, Commercial Mortgage Pass-Through Certificates, Series 2002-C7, as successor to UBS Warburg Real Estate Investments, Inc.  (Secured)

3.             Loan Assumption and Reaffirmation Agreement, dated as of November 30, 2004, by and among Hub Corporate Crossing, LLC, as Assuming Borrower, Hub Properties Trust, as Assuming Indemnitor, Sully’s Trail Corporate Park II, LLC and the County of Monroe Industrial Development Agency, and David F. Christa, as Original Indemnitor, in favor of LaSalle Bank National Association, as Trusteed for the Registered Holders of LB-UBS Commercial Mortgage Trust 2002-C7, Commercial Mortgage Pass-Through Certificates, Series 2002-C7, as successor to UBS Warburg Real Estate Investments, Inc.  (Secured)

1200 Lakeside Drive, Bannockburn, IL — Hub Mid-West LLC (Assumed December 29, 2005)

4.             Loan Agreement dated as of May 11, 2000, between Hub Mid-West LLC, as successor to Prentiss Properties Acquisition Partners, L.P., and Jackson National Life Insurance Company.

5.             Mortgage, Security Agreement and Financing Statement, dated as of May 11, 2000, from Hub Mid-West LLC, as successor to Prentiss Properties Acquisition Partners, L.P., to Jackson National Life Insurance Company.

6.             Assignment of Leases and Rents, dated as of May 11, 2000, from Hub Mid-West LLC, as successor to Prentiss Properties Acquisition Partners, L.P., to Jackson National Life Insurance Company.

7.             Assumption Agreement, dated as of December 29, 2005, by and among Prentiss Properties Acquisition Partners, L.P., Hub Mid-West LLC, Hub Properties Trust and Jackson National Life Insurance Company.

3920 Arkwright Road, Highridge Center, Macon, GA — Hub Highridge, LLC (Assumed April 28, 2006)

8.             Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, dated as of April 22, 2004, made by Hub Highridge, LLC, as successor to Macon Highridge Property I, LLC, in favor of LaSalle Bank National Association, as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C12, as successor to Citigroup Global Markets Realty Corp., as Lender.  (Secured)

9.             Assignment of Leases and Rents, dated as of April 22, 2004, made by Hub Highridge, LLC, as successor to Macon Highridge Property I, LLC, in favor of LaSalle Bank National Association, as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C12, as successor to Citigroup Global Markets Realty Corp., as Lender.  (Secured)

10.           Loan Assumption and Substitution Agreement, dated as of April 28, 2006, made by Hub Highridge, LLC, as successor to Macon Highridge Property I, LLC, as Borrower, Hub Properties Trust and Hub Highridge Properties Trust, as successors to Kevin D. Cogan, as Indemnitor, in favor of LaSalle Bank National Association, as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C12.  (Secured)

33 Stiles Lane, North Haven, CT — BD 33 Stiles Lane Property, LLC (Assumed October 24, 2006)

11.           Open-End Mortgage, Security Agreement and Fixture Filing, dated as of February 12, 2002, made by BD 33 Stiles Lane Property LLC, as successor to WE 33 Stiles Lane, L.L.C., as Borrower, in favor of Metropolitan Life Insurance Company, as Lender.  (Secured)

12.           Assignment of Leases and Rents, dated as of February 12, 2002, made by BD 33 Stiles Lane Property LLC, as successor to WE 33 Stiles Lane, L.L.C., as Borrower, in favor of Metropolitan Life Insurance Company, as Lender.  (Secured)

13.           Assignment, Assumption and Modification Agreement, dated as of October 24, 2006 by and among WE 33 Stiles Lane, L.L.C., as Borrower, BD 33 Stiles Lane Property, LLC, as Transferee, and Metropolitan Life Insurance Company, as Lender.  (Secured)

97 Newberry Road, East Windsor, CT — Blue Dog Properties Trust (Assumed October 24, 2006)

14.           Open-End Mortgage, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated February 7, 2006, made by Blue Dog Properties Trust, as successor to WE 97 Newberry Trust, as Borrower, in favor of American General Life and Accident Insurance Company, as Lender.  (Secured)

15.           Amendment to Open-End Mortgage, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated February 8, 2006, made by Blue Dog Properties Trust, as successor to WE 97 Newberry LLC, as Borrower, in favor of American General Life and Accident Insurance Company, as Lender.  (Secured)

16.           Loan Assumption and Modification Agreement, dated as of October 24, 2006 by and among WE 97 Newbury LLC, as Borrower, Blue Dog Properties Trust, as Assumptor, HRPT Properties Trust as Principal, and American General Life and Accident Insurance Company as Lender.  (Secured)

111 East Kilbourn Avenue, Milwaukee, WI — Hub Milwaukee Center Properties Trust LLC (Assumed June 12, 2008)

17.           Loan Agreement, dated as of June 1, 2001, by and among Hub Milwaukee Center Properties LLC, as successor to GLR Milwaukee Center, LLC, as Borrower, HRPT Properties Trust, as successor to Transwestern Great Lakes LP, f/k/a Great Lakes REIT, as Borrower Principal, and Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Banc of America Commercial Mortgage, Inc., Commercial Mortgage Pass-Through Certificates Series 2001-PB1, as successor to Bank of America, N.A., as Lender.  (Secured)

18.           Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 1, 2001, made by Hub Milwaukee Center Properties LLC, as successor to GLR Milwaukee Center, LLC, as Borrower, in favor of Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Banc of America Commercial Mortgage, Inc., Commercial Mortgage Pass-Through Certificates Series 2001-PB1, as successor to Bank of America, N.A., as Lender.  (Secured)

19.           Loan Assumption and Consent Agreement, dated as June 12, 2008, made by GLR Milwaukee Center, LLC, as Prior Owner, Transwestern Great Lakes LP, f/k/a Great Lakes REIT, as Prior Guarantor, Hub Milwaukee Center Properties LLC, as Borrower, HRPT Properties Trust, as New Guarantor, and Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Banc of America Commercial Mortgage, Inc., Commercial Mortgage Pass-Through Certificates Series 2001-PB1, as successor to Bank of America, N.A., as Lender.  (Secured)

16025 — 16105 West 113th Street, Lenexa, KS, Ecoworks I & II — HRPT Lenexa Properties Trust (Assumed July 16, 2008)

20.           Mortgage and Security Agreement, dated as of April 11, 2006, made by HRPT Lenexa Properties Trust, as successor to Lenexa Industrial Park, Inc., as Borrower, in favor of State Farm Life Insurance Company, as Lender.  (Secured)

21.           Assignment of Leases and Rents, dated as of April 11, 2006, made by HRPT Lenexa Properties Trust, as successor to Lenexa Industrial Park, Inc., as Borrower, in favor of State Farm Life Insurance Company, as Lender.  (Secured)

22.           First Modification Agreement, dated as of July 17, 2008, by and among State Farm Life Insurance Company, Lenexa Industrial Park, Inc. and HRPT Lenexa Properties Trust.  (Secured)

2501 20th Place South, The Colonial Bank Building, Birmingham, AL — Hub Properties Trust (Assumed December 27, 2006)

23.           Amended and Restated Mortgage and Security Agreement, dated as of July 24, 2001, made by Hub Properties Trust, as successor to Shades Valley LLC, as Mortgagor, in favor of American General Life Insurance, as Lender.  (Secured)

24.           Absolute Assignment of Leases and Rents, dated as of July 24, 2001, made by Hub Properties Trust, as successor to Shades Valley LLC, as Mortgagor, in favor of American General Life Insurance, as Lender.  (Secured)

25.           Assumption, Consent and Loan Modification Agreement, dated as of December 27, 2006, by and among Shades Valley LLC, as Original Borrower, The Estate of Robert E. Reed, E. Todd Sharley, Jr., Robert A. Schleusner, W. Carlton Rhodes, collectively as Original Guarantor, Hub Properties Trust, as Borrower, HRPT Properties Trust, as Guarantor, and American General Life Insurance Company, as Lender.  (Secured)

18705, 18715, and 18735 Madrone Parkway, Morgan Hill, CA — Hub Madrone Properties LLC (Assumed November 7, 2008)

26.           Deed of Trust, Financing Statement, Fixture Filing and Security Agreement with Assignment of Rents, dated as of October 24, 2002, made by Hub Madrone Properties LLC, as successor to TBI-Mission West, LLC, as Trustor, to First American Title Insurance Company, as Trustee, for the benefit of Thrivent Financial For Lutherans, as Beneficiary.  (Secured)

27.           Assignment of Rents and Leases, dated as of October 24, 2002, made by Hub Madrone Properties LLC, as successor to TBI-Mission West, LLC, in favor of Thrivent Financial For Lutherans.  (Secured)

28.           Consent, Assumption and Modification Agreement, dated as of November 7, 2008, by and among TBI-Mission West, LLC, Hub Madrone Properties LLC and Thrivent Financial For Lutherans.  (Secured)

29.           Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents and Proceeds, dated as of December 27, 2007, made by Hub Madrone Properties LLC, as successor to TBI-Mission West, LLC, as Trustor, to First American Title Company, as Trustee, for the benefit of The Prudential Insurance Company of America, as Beneficiary.  (Secured)

30.           Assignment of Lessor’s Interest in Leases, dated as of December 27, 2007, made by Hub Madrone Properties LLC, as successor to TBI-Mission West, LLC in favor of The Prudential Insurance Company of America, as Beneficiary.  (Secured)

31.           Consent, Assumption of Liability and Modification Agreement, dated as of November 7, 2008, by and among TBI-Mission West, LLC, Hub Madrone Properties LLC and The Prudential Insurance Company of America.  (Secured)

225 Water Street, Jacksonville, FL — Hub OEC Properties LLC (Assumed November 24, 2008)

32.           Note and Mortgage Modification Agreement Evidencing Renewal Promissory Note Including Future Advance and Amended and Restate Mortgage, Security Agreement and Fixture Filing, dated as of May 10, 2006, made by Hub OEC Properties LLC, as successor to One Enterprise Financial Associates, LLC and Sendar Jacksonville (ENTERPRISE) LLC, as Borrower, in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26, as successor to Wachovia Bank, National Association, as Lender.  (Secured)

33.           Assignment of Leases and Rents, dated as of May 10, 2006, made by Hub OEC Properties LLC, as successor to One Enterprise Financial Associates, LLC and Sendar Jacksonville (ENTERPRISE) LLC, as Borrower, in favor of Wells Fargo Bank, N.A., as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26, as successor to Wachovia Bank, National Association, as Lender.  (Secured)

34.           Assignment of Warranties and Other Contract Right, dated as of May 10, 2006, made by Hub OEC Properties LLC, as successor to One Enterprise Financial Associates, LLC and Sendar Jacksonville (ENTERPRISE) LLC, as Borrower, in favor of Wells Fargo Bank, N.A., as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26, as successor to Wachovia Bank, National Association, as Lender.  (Secured)

35.           Loan Assumption, Substitution and Modification Agreement, dated as of November 24, 2008, by and among Hub OEC Properties LLC, HRPT Properties Trust, One Enterprise Financial Associates, LLC, Sendar Jacksonville (ENTERPRISE) LLC, HGGP Capital II, LLC, Sendar Development Co. LLC and Wells Fargo Bank, N.A., as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26, as successor to Wachovia Bank, National Association.  (Secured)

6200 Glenn Carlson Drive, St. Cloud, MN — Blue Dog Properties Trust (Assumed October 15, 2009)

36.           Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing, dated as of January 13, 2005, made by Blue Dog Properties Trust, as successor to OLP ST. CLOUD LLC, as Borrower, and GE Commercial Finance Business Property Corporation, as Mortgagee.  (Secured)

37.           Assignment of Rents and Leases, dated as of January 13, 2005, made by Blue Dog Properties Trust, as successor to OLP ST. CLOUD LLC, in favor of GE Commercial Finance Business Property Corporation (Secured)

38.           Security Agreement, dated as of January 13, 2005, made by made by Blue Dog Properties Trust, as successor to OLP ST. CLOUD LLC, in favor of GE Commercial Finance Business Property Corporation (Secured)

39.           Loan Modification Agreement, dated as of April 4, 2006, between Blue Dog Properties Trust, as successor to OLP ST. CLOUD LLC, and GE Commercial Finance Business Property Corporation.  (Secured)

40.           Second Loan Modification Agreement, dated as of October 15, 2009, by and among Blue Dog Properties Trust, OLP ST. CLOUD LLC and GE Commercial Finance Business Property Corporation.  (Secured)

1735 Market Street, Philadelphia, PA — Nine Penn Center Associates, L.P.  (Financed December 3, 2009)

41.           Loan Agreement, dated as of December 1, 2009 and effective December 3, 2009, among Nine Penn Center Associates, L.P., as Borrower, PB (USA) Realty Corporation and Immobilienbank AG, as Lenders, and PB Capital Corporation, as Administrative Agent.  (Secured)

42.           Open-End Mortgage, Security Agreement and Fixture Filing, dated as of December 1, 2009 and effective as of December 3, 2009, made by Nine Penn Center Associates, L.P., as Borrower, in favor of PB Capital Corporation, as Administrative Agent.  (Secured)

43.           Assignment of Leases and Rents, dated as of December 1, 2009 and effective as of December 3, 2009, made by Nine Penn Center Associates, L.P., as Borrower, in favor of PB Capital Corporation, as Administrative Agent.  (Secured)

SCHEDULE 6.1(g)(1)

Indebtedness and Guaranties

1.             Indenture, dated July 9, 1997, by and between the Borrower and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Trustee.

2.             Supplemental Indenture No. 8, dated as of July 31, 2000, by and between the Borrower and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Trustee, relating to 8.875% Senior Notes due 2010. (Unsecured) ($30,000,000)

3.             Supplemental Indenture No. 9, dated as of September 29, 2000, by and between the Borrower and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Trustee, relating to 8.625% Senior Notes due 2010. (Unsecured) ($20,000,000)

4.             Supplemental Indenture No. 10, dated as of April 10, 2002, by and between the Borrower and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Trustee, relating to 6.95% Senior Notes due 2012. (Unsecured) ($150,680,000)

5.             Supplemental Indenture No. 11, dated as of December 6, 2002, by and between the Borrower and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as Trustee, relating to 6.50% Senior Notes due 2013. (Unsecured) ($190,980,000)

6.             Supplemental Indenture No. 12, dated as of January 30, 2003, by and between the Borrower and U.S. Bank National Association, as Trustee, relating to 6.40% Senior Notes due 2015. (Unsecured) ($186,000,000)

7.             Supplemental Indenture No. 13, dated as of October 30, 2003, by and between the Borrower and U.S. Bank National Association, as Trustee, relating to 5.75% Senior Notes due 2014. (Unsecured) ($244,655,000)

8.             Supplemental Indenture No. 14, dated as of August 5, 2004, by and between the Borrower and U.S. Bank National Association, as Trustee, relating to 6 ¼% Senior Notes due 2016. (Unsecured) ($400,000,000)

9.             Supplemental Indenture No. 15, dated as of October 31, 2005, by and between the Borrower and U.S. Bank National Association, as Trustee, relating to 5.75% Senior Notes due 2015. (Unsecured) ($250,000,000)

(1)   Amounts stated in Schedule 6.1(g) represent the unpaid principal balance as of June 30, 2010.

10.           Supplemental Indenture No. 16, dated as of March 16, 2006, by and between the Borrower and U.S. Bank National Association, as Trustee, including the form of Floating Rate Senior Note due 2011. (Unsecured) ($168,219,000)

11.           Supplemental Indenture No. 17, dated as of June 25, 2007, by and between the Borrower and U.S. Bank National Association, as Trustee, relating to 6.25% Senior Notes due 2017. (Unsecured) ($250,000,000)

12.           Supplemental Indenture No. 18. dated as of September 18, 2007, by and between the Borrower and U.S. Bank National Association, as Trustee, relating to 6.65% Senior Notes due 2018. (Unsecured) ($250,000,000)

13.           Supplemental Indenture No. 19, dated as of November 25, 2009, by and between the Borrower and U.S. Bank National Association, as Trustee, relating to 7.50% Senior Notes due 2019. (Unsecured) ($125,000,000)

179 & 183 Sully’s Trail, Pittsford, NY — Hub Corporate Crossing, LLC (Assumed November 30, 2004)

14.           Mortgage Note, dated as of October 1, 2002, made by Hub Corporate Crossing, LLC, as successor to Sully’s Trail Corporate Park II, LLC, for the benefit of LaSalle Bank National Association, as successor to UBS Warburg Real Estate Investments, Inc. (Secured) ($4,871,188)

15.           Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement, dated as of October 1, 2002, made by Hub Corporate Crossing, LLC, as successor to Sully’s Trail Corporate Park II, LLC and the County of Monroe Industrial Development Agency, for the benefit of LaSalle Bank National Association, as Trustee for the Registered Holders of LB UBS Commercial Mortgage Trust 2002-C7, Commercial Mortgage Pass-Through Certificates, Series 2002-C7, as successor to UBS Warburg Real Estate Investments, Inc. (Secured) ($4,871,188)

16.           Allonge to Note, dated as of November 30, 2004, made by Hub Corporate Crossing, LLC, as Assuming Borrower, Hub Properties Trust, as Assuming Indemnitor, Sully’s Trail Corporate Park II, LLC and the County of Monroe Industrial Development Agency, and David F. Christa, as Original Indemnitor, in favor of LaSalle Bank National Association, as Trustee for the Registered Holders of LB-UBS Commercial Mortgage Trust 2002-C7, Commercial Mortgage Pass-Through Certificates, Series 2002-C7, as successor to UBS Warburg Real Estate Investments, Inc.  (Secured) ($4,871,188)

17.           Loan Assumption and Reaffirmation Agreement, dated as of November 30, 2004, by and among Hub Corporate Crossing, LLC, as Assuming Borrower, Hub Properties Trust, as Assuming Indemnitor, Sully’s Trail Corporate Park II, LLC and the County of Monroe Industrial Development Agency, and David F. Christa, as Original Indemnitor, in favor of LaSalle Bank National Association, as Trustee for the Registered Holders of LB-UBS Commercial Mortgage Trust 2002-C7, Commercial Mortgage Pass-Through Certificates, Series 2002-C7, as successor to UBS Warburg Real Estate Investments, Inc.  (Secured) ($4,871,188)

1200 Lakeside Drive, Bannockburn, IL — Hub Mid-West LLC (Assumed December 29, 2005)

18.           Loan Agreement dated as of May 11, 2000, between Hub Mid-West LLC, as successor to Prentiss Properties Acquisition Partners, L.P., and Jackson National Life Insurance Company.  (Secured) ($23,710,260)

19.           Mortgage, Security Agreement and Financing Statement, dated as of May 11, 2000, from Hub Mid-West LLC, as successor to Prentiss Properties Acquisition Partners, L.P., to Jackson National Life Insurance Company.  (Secured) ($23,710,260)

20.           Assignment of Leases and Rents, dated as of May 11, 2000, from Hub Mid-West LLC, as successor to Prentiss Properties Acquisition Partners, L.P., to Jackson National Life Insurance Company.  (Secured) ($23,710,260)

21.           Assumption Agreement, dated as of December 29, 2005, by and among Prentiss Properties Acquisition Partners, L.P., Hub Mid-West LLC, Hub Properties Trust and Jackson National Life Insurance Company.  (Secured) ($23,710,260)

3920 Arkwright Road, Highridge Center, Macon, GA — Hub Highridge, LLC (Assumed April 28, 2006)

22.           Fixed Rate Note, dated as of April 22, 2004, made by Hub Highridge, LLC, as successor to Macon Highridge Property I, LLC, as Borrower, in favor of LaSalle Bank National Association, as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C12, as successor to Citigroup Global Markets Realty Corp., as Lender.  (Secured) ($13,077,150)

23.           Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement, dated as of April 22, 2004, made by Hub Highridge, LLC, as successor to Macon Highridge Property I, LLC, in favor of LaSalle Bank National Association, as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C12, as successor to Citigroup Global Markets Realty Corp., as Lender. (Secured) ($13,077,150)

24.           Guaranty, dated as of April 22, 2004, made by Hub Properties Trust and Hub Highridge Properties Trust, as successors to Kevin D. Cogan, in favor of LaSalle Bank National Association, as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C12, as successor to Citigroup Global Markets Realty Corp., as Lender.  (Secured) ($13,077,150)

25.           Loan Assumption and Substitution Agreement, dated as of April 28, 2006, made by Hub Highridge, LLC, as successor to Macon Highridge Property I, LLC, as Borrower,  Hub Properties Trust and Hub Highridge Properties Trust, as successors to Kevin D. Cogan, as Indemnitor, in favor of LaSalle Bank National Association, as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2004-C12.  (Secured) ($13,077,150)

26.           Allonge to Note, dated as of April 28, 2008, from Hub Highridge, LLC in favor of LaSalle Bank National Association, as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Mortgage Pass-Through Certificates, Series 2004-C12.  (Secured) ($13,077,150)

33 Stiles Lane, North Haven, CT — BD 33 Stiles Lane Property, LLC (Assumed October 24, 2006)

27.           Promissory Note, dated as of February 12, 2002, made by BD 33 Stiles Lane Property, LLC, as successor to WE 33 Stiles Lane, L.L.C., as Borrower, in favor of Metropolitan Insurance Company, as Lender.  (Secured) ($4,432,940)

28.           Open-End Mortgage,  Security Agreement and Fixture Filing, dated as of February 12, 2002, made by BD 33 Stiles Lane Property LLC, as successor to WE 33 Stiles Lane, L.L.C., as Borrower, in favor of Metropolitan Insurance Company, as Lender.  (Secured) ($4,432,940)

29.           Assignment, Assumption and Modification Agreement, dated as of October 24, 2006 by and among WE 33 Stiles Lane, L.L.C., as Borrower, BD 33 Stiles Lane Property, LLC, as Transferee, and Metropolitan Life Insurance Company, as Lender. (Secured) ($4,432,940)

30.           Guaranty, dated as of February 12, 2002, made by HRPT Properties Trust and Winstanley Enterprises LLC, as Guarantors, in favor of Metropolitan Life Insurance Company, as Lender.  (Secured) ($4,432,940)

31.           Amendment and Confirmation of Guaranty, dated as of October 24, 2006, made by Winstanley Enterprises, LLC and HRPT Properties Trust, as Guarantor and Additional Guarantor respectively, in favor of Metropolitan Life Insurance Company, as Lender.  (Secured) ($4,432,940)

32.           Guaranty Agreement, dated as of October 24, 2006, made by HRPT Properties Trust, as New Guarantor, in favor of Metropolitan Life Insurance Company, as Lender.  (Secured) ($4,432,940)

97 Newberry Road, East Windsor, CT — Blue Dog Properties Trust (Assumed October 24, 2006)

33.           Promissory Note, dated February 7, 2006, made by Blue Dog Properties Trust, as successor to WE 97 Newberry LLC, as Borrower, in favor of American General Life and Accident Insurance Company, as Lender.  (Secured) ($8,536,476)

34.           Open-End Mortgage, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated February 7, 2006, made by Blue Dog Properties Trust, as successor to WE 97 Newberry Trust, as Borrower, in favor of American General Life and Accident Insurance Company, as Lender.  (Secured) ($8,536,476)

35.           Guaranty Agreement, dated as of February 7, 2006, made by HRPT Properties Trust, as successor to Winstanley Enterprises LLC, in favor of American General Life and Accident Insurance Company, as Lender.  (Secured) ($8,536,476)

36.           Amendment to Open-End Mortgage Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated February 8, 2006, made by Blue Dog Properties Trust, as successor to WE 97 Newberry LLC, as Borrower, in favor of American General Life and Accident Insurance Company, as Lender.  (Secured) ($8,536,476)

37.           Loan Assumption and Modification Agreement, dated as of October 24, 2006 by and among WE 97 Newbury LLC, as Borrower, Blue Dog Properties Trust, as Assumptor, HRPT Properties Trust, as Principal, and American General Life and Accident Insurance Company, as Lender.  (Secured) ($8,536,476)

38.           Guaranty Agreement, dated as of October 24, 2006, made by HRPT Properties Trust, as Borrower, in favor of American General Life and Accident Insurance, as Lender.  (Secured) ($8,536,476)

111 East Kilbourn Avenue, Milwaukee, WI — Hub Milwaukee Center Properties LLC (Assumed June 12, 2008)

39.           Promissory Note, dated as of June 1, 2001, made by Hub Milwaukee Center Properties, LLC, as successor to GLR Milwaukee Center, LLC, as Borrower, in favor of Bank of America, N.A., as Lender.  (Secured) ($29,680,657)

40.           Loan Agreement, dated as of June 1, 2001, by and among Hub Milwaukee Center Properties, LLC, as successor to GLR Milwaukee Center, LLC, as Borrower, HRPT Properties Trust, as successor to Transwestern Great Lakes LP, f/k/a Great Lakes REIT, as Borrower Principal, and Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Banc of America Commercial Mortgage, Inc., Commercial Mortgage Pass-Through Certificates Series 2001-PB1, as successor to Bank of America, N.A., as Lender.  (Secured) ($29,680,657)

41.           Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 1, 2001, made by Hub Milwaukee Center Properties, LLC, as successor to GLR Milwaukee Center, LLC, as Borrower, in favor of Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Banc of America Commercial Mortgage, Inc., Commercial Mortgage Pass-Through Certificates Series 2001-PB1, as Lender.  (Secured) ($29,680,657)

42.           Loan Assumption and Consent Agreement, dated as of June 12, 2008, made by GLR Milwaukee Center, LLC, as Prior Owner, Transwestern Great Lakes LP, f/k/a Great Lakes REIT, as Prior Guarantor, Hub Milwaukee Center Properties LLC, as Borrower, HRPT Properties Trust, as New Guarantor, and Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Banc of America Commercial Mortgage, Inc., Commercial Mortgage Pass-Through Certificates Series 2001-PB1, as Lender.(Secured) ($29,680,657)

16025 — 16105 West 113th Street, Lenexa, KS, Ecoworks I & II — HRPT Lenexa Properties Trust (Assumed July 16, 2008)

43.           Promissory Note, dated as of April 11, 2006, made by HRPT Lenexa Properties Trust, as successor to Lenexa Industrial Park, Inc., as Borrower, in favor of State Farm Life Insurance Company, as Lender.  (Secured) ($8,334,647)

44.           Mortgage and Security Agreement, dated as of April 11, 2006, made by and among HRPT Lenexa Properties Trust, as successor to Lenexa Industrial Park, Inc., as Borrower, in favor of State Farm Life Insurance Company, as Lender.  (Secured) ($8,334,647)

45.           First Modification Agreement, dated as of July 17, 2008, by HRPT Lenexa Properties Trust, as New Borrower, Lenexa Industrial Park, Inc., as Original Borrower, and State Farm Life Insurance Company, as Lender.  (Secured) ($8,334,647)

2501 20th Place South, The Colonial Bank Building, Birmingham, AL — Hub Properties Trust (Assumed December 27, 2006)

46.           Amended and Restated Promissory Note, dated as of July 24, 2001, made by Hub Properties Trust, as successor to Shades Valley LLC, to American General Life Insurance Company.  (Secured) ($12,400,433)

47.           Amended and Restated Mortgage and Security Agreement, dated as of July 24, 2001, made by Hub Properties Trust, as successor to Shades Valley LLC, as Mortgagor, in favor of American General Life Insurance, as Lender.  (Secured) ($12,400,433)

48.           Assumption, Consent and Loan Modification Agreement, dated as of December 27, 2006, by and among Shades Valley LLC, as Original Borrower, The Estate of Robert E. Reed, E. Todd Sharley, Jr., Robert A. Schleusner, W. Carlton Rhodes, collectively as Original Guarantor, Hub Properties Trust, as Borrower, HRPT Properties Trust, as Guarantor, and American General Life Insurance Company, as Lender.  (Secured) ($12,400,433)

49.           Guaranty Agreement, made as of December 27, 2006, by HRPT Properties Trust, as Guarantor, in favor of American General Life Insurance Company, as Lender.  (Secured) ($12,400,433)

18705 — 18715 Madrone Parkway, Morgan Hill, CA — Hub Madrone Properties LLC (Assumed November 7, 2008)

50.           Secured Promissory Note, dated as of October 24, 2002, from Hub Madrone Properties LLC, as successor to TBI-Mission West, LLC, as Borrower, to Thrivent Financial For Lutherans.  (Secured) ($13,616,320)

51.           Deed of Trust, Financing Statement, Fixture Filing and Security Agreement with Assignment of Rents, dated as of October 24, 2002, made by Hub Madrone Properties LLC, as successor to TBI-Mission West, LLC, as Trustor, to First American Title Insurance Company, as Trustee, for the benefit of Thrivent Financial For Lutherans, as Beneficiary.  (Secured) ($13,616,320)

52.           Consent, Assumption, and Modification Agreement, dated as of November 7, 2008, by and among TBI-Mission West, LLC and Hub Madrone LLC, and Thrivent Financial for Lutherans, as Lender.  (Secured) ($13,616,320)

53.           Guaranty, dated as of November 7, 2008, by HRPT Properties Trust, as Guarantor, in favor of Thrivent Financial For Lutherans, as Lender.  (Secured) ($13,616,320)

54.           Promissory Note, dated as of December 27, 2007, made by Hub Madrone Properties LLC, as successor to TBI-Mission West, LLC to The Prudential Insurance Company of America.  (Secured) ($14,752,180)

55.           Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents and Proceeds, dated as of December 27, 2007, made by Hub Madrone Properties LLC, as successor to TBI-Mission West, LLC, as Trustor, to First American Title Company, as Trustee, for the benefit of The Prudential Insurance Company of America, as Beneficiary. (Secured) ($14,752,180)

56.           Recourse Guaranty, dated as of December 27, 2007, by HRPT Properties Trust, as successor to Charles J. Toeniskoetter, Dan L. Breeding and Brad W. Krouskup, collectively as Original Guarantor, in favor of The Prudential Life Insurance Company of America.  (Secured) ($14,752,180)

57.           Consent, Assumption of Liability and Modification Agreement, dated as of November 7, 2008 by and among TBI-Mission West, LLC, Hub Madrone Properties LLC and The Prudential Life Insurance Company of America.  (Secured) ($14,752,180)

58.           Substitution of Guarantor, dated as of November 7, 2008, made by HRPT Properties Trust, as New Guarantor, Charles J. Toeniskoetter, Dan L. Breeding and Brad W. Krouskup, collectively as Original Guarantor, and The Prudential Insurance Company of America, as Lender.  (Secured) ($14,752,180)

225 Water Street, Jacksonville, FL — Hub OEC Properties LLC (Assumed November 24, 2008)

59.           Renewal Promissory Note Including Future Advance, dated as of May 10, 2006, made by Hub OEC Properties LLC, as successor to One Enterprise Financial Associates, LLC and Sendar Jacksonville (ENTERPRISE) LLC, as Borrower, in favor of Wachovia Bank, National Association.  (Secured) ($41,600,000)

60.           Amended, Restated, and Consolidated Fee and Leasehold Mortgage and Security Agreement and Assignment of Leases and Rents, dated March 27, 2002, by and between Hub OEC Properties LLC, as successor to One Enterprise Financial Associates, LLC and Sendar Jacksonville (ENTERPRISE) LLC, as Borrower, and Wells Fargo Bank, N.A., as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26, as successor to Wachovia Bank, National Association, as Lender.  (Secured) ($41,600,000)

61.           Note and Mortgage Modification Agreement Evidencing Renewal Promissory Note Including Future Advance and Amended and Restated Mortgage, Security Agreement and Fixture Filing, dated as of May 10, 2006, made by Hub OEC Properties LLC, as successor to One Enterprise Financial Associates, LLC and Sendar Jacksonville (ENTERPRISE) LLC, as Borrower, in favor of Wells Fargo Bank, N.A., as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26, as successor to Wachovia Bank, National Association, as Lender.  (Secured) ($41,600,000)

62.           Indemnity and Guaranty Agreement, made as of May 10, 2006, by Hub OEC Properties LLC as Successor to HGGP Capital II, LLC and Sendar Development Co. LLC, as Indemnitors, in favor of Wachovia Bank, National Association, as Lender.  (Secured) ($41,600,000)

63.           Loan Assumption, Substitution and Modification Agreement, dated as of November 24, 2008, by and among Hub OEC Properties LLC, HRPT Properties Trust, One Enterprise Financial Associates, LLC, Sendar Jacksonville (ENTERPRISE) LLC, HGGP Capital II, LLC, Sendar Development Co. LLC and Wells Fargo Bank, N.A., as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26, as successor to Wachovia Bank, National Association.  (Secured) ($41,600,000)

64.           Allonge to Note, dated as of November 24, 2008, made by Hub OEC Properties LLC, as successor to One Enterprise Financial Associates, LLC and Sendar Jacksonville (ENTERPRISE) LLC, as Borrower, in favor of Wells Fargo Bank, N.A., as Trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26, as successor to Wachovia Bank, National Association, as Lender.  (Secured) ($41,600,000)

6200 Glenn Carlson Drive, St. Cloud, MN — Blue Dog Properties Trust (Assumed October 15, 2009)

65.           Balloon Promissory Note, dated as of January 13, 2005, made by Blue Dog Properties Trust, as successor to OLP ST. CLOUD LLC, as Borrower, in favor of GE Commercial Finance Business Property Corporation, as Lender.  (Secured) ($8,931,485)

66.           Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing, dated as of January 13, 2005, made by Blue Dog Properties Trust, as successor to OLP ST. CLOUD LLC, as Borrower, and GE Commercial Finance Business Property Corporation, as Mortgagee.  (Secured) ($8,931,485)

67.           Loan Modification Agreement, dated as of April 4, 2006, between Blue Dog Properties Trust, as successor to OLP ST. CLOUD LLC, and GE Commercial Finance Business Property Corporation.  (Secured) ($8,931,485)

68.           Second Loan Modification and Assignment and Assumption Agreement, dated October 15, 2009, by and among OLP ST. CLOUD LLC, as Borrower, GE Commercial Finance Business Property Corporation, as Mortgagee, and Blue Dog Properties Trust, as Transferee.  (Secured) ($8,931,485)

1735 Market Street, Philadelphia, PA — Nine Penn Center Associates, L.P.  (Financed December 3, 2009)

69.           Note, dated as of December 3, 2009, made by Nine Penn Center Associates, L.P., as Borrower, in favor of PB Capital Corporation, as Lender.  (Secured) ($37,500,000)

70.           Note, dated as of December 3, 2009, made by Nine Penn Center Associates, L.P., as Borrower, in favor of PB (USA) Realty Corporation, as Lender.  (Secured) ($50,000,000)

71.           Loan Agreement, dated as of December 1, 2009, by and among Nine Penn Center Associates, L.P., as Borrower, PB (USA) Realty Corporation, PB Capital Corporation, and Westdeutsche Immobilienbank AG, collectively as Lender, and PB Capital Corporation, as Administrative Agent.  (Secured) ($175,000,000)

72.           Open-End Mortgage, Security Agreement and Fixture Filing, dated December 1, 2009 made by Nine Penn Center Associates, L.P., as Borrower, in favor of PB Capital Corporation, as Lender.  (Secured) ($175,000,000)

73.           Guaranty, dated as of December 3, 2009, made by HRPT Properties Trust, as Guarantor, in favor of PB (USA) Realty Corporation, Westdeutsche Immobilienbank AG, and PB Realty, as Lenders.  (Secured) ($175,000,000)

74.           Amended and Restated Note, dated as of February 1, 2010, made by Nine Penn Center Associates, L.P., as Borrower, in favor of Westdeutsche Immobilienbank AG, as Lender.  (Secured) ($43,750,000)

75.           Amended and Restated Note, dated as of February 1, 2010, made by Nine Penn Center Associates, L.P., as Borrower, in favor of Deutsche Genossenschafts-Hypothekenbank AG, as Lender.  (Secured) ($43,750,000)

76.           ISDA 2002 Master Agreement, dated as of December 1, 2009 having an effective date as of December 3, 2009, between PB Capital Corporation and Nine Penn Center Associates, L.P.

77.           ISDA Schedule to the 2002 Master Agreement, dated as of December 1, 2009 having an effective date as of December 3, 2009, between PB Capital Corporation and Nine Penn Center Associates, L.P.

78.           Confirmation of Swap Transaction #212437, dated December 4, 2009, between PB Capital Corporation and Nine Penn Center Associates, L.P.

79.           Collateral Assignment of Interest Rate Protection Agreements, dated as of December 1, 2009 having an effective date as of December 3, 2009, made by Nine Penn Center Associates, L.P. in favor of PB Capital Corporation, as Administrative Agent.

80.           ISDA 2002 Master Agreement, dated as of December 1, 2009 having an effective date as of December 3, 2009, between Westdeutsche Immobilienbank AG and Nine Penn Center Associates, L.P.

81.           ISDA Schedule to the 2002 Master Agreement, dated as of December 1, 2009 having an effective date as of December 3, 2009, between Westdeutsche Immobilienbank AG and Nine Penn Center Associates, L.P.

82.           Confirmation of Swap Transaction, dated December 4, 2009, between Westdeutsche Immobilienbank AG and Nine Penn Center Associates, L.P.

83.           Collateral Assignment of Interest Rate Protection Agreements, dated as of December 1, 2009 having an effective date as of December 3, 2009, made by Nine Penn Center Associates, L.P. in favor of PB Capital Corporation, as Administrative Agent.

SCHEDULE 6.1(h)

Material Contracts

1.	Business Management Agreement, dated as of June 8, 2009, between the Borrower and Reit Management & Research LLC.

2.	First Amendment to Business Management Agreement, dated as of January 21, 2010, between the Borrower and Reit Management & Research LLC.

3.	Amended and Restated Property Management Agreement, dated as of January 21, 2010, among Reit Management & Research LLC and the Borrower.

4.	Transaction Agreement, dated as of September 21, 1999, between Senior Housing Properties Trust and the Borrower.

5.	First Amendment to Transaction Agreement, dated as of May 5, 2008, between Senior Housing Properties Trust and the Borrower.

6.	Transaction Agreement dated June 8, 2009, between the Borrower and Government Properties Income Trust.

7.

Purchase and Sale Agreement, dated as of May 5, 2008, among the Borrower, Hub Properties Trust and MOB Realty Trust, as Sellers, and Senior Housing Properties Trust, as Purchaser (with respect to 21 properties located in Massachusetts, Pennsylvania, and New York).

8.	First Amendment to Purchase and Sale Agreement, dated as of August 7, 2008, among the Borrower, Hub Properties Trust, MOB Realty Trust, as Seller, and Senior Housing Properties Trust, as Purchaser.

9.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Torrey Pines, 3030-50, Science Park Road, San Diego, California).

10.

First Amendment to Purchase Agreement, dated as of December 23, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Torrey Pines, 3030-50, Science Park Road, San Diego, California).

11.

Second Amendment to Purchase and Sale Agreement, dated as of August 6, 2009, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Torrey Pines, 3030-50 Science Park, San Diego, California).

12.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Amelia Building, 855 Kempsville Road, Norfolk, Virginia).

13.

First Amendment to Purchase Agreement, dated as of December 23, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Amelia Building, 855 Kempsville Road, Norfolk, Virginia).

14.

Second Amendment to Purchase Agreement, dated as of May 20, 2009, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Amelia Building, 855 Kempsville Road, Norfolk, Virginia).

15.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Halifax Building, 6161 Kempsville Circle, Norfolk, Virginia).

16.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Fair Oaks, 4001 Fair Ridge Drive, Fairfax, Virginia).

17.	Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 2141 K Street, NW, Washington, DC).

18.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 6818 Austin Center Boulevard, Austin, Texas).

19.	Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 1145 19th Street, NW, Washington, DC).

20.

First Amendment to Purchase Agreement, dated as of December 23, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 1145 19th Street, NW, Washington, DC).

21.

Second Amendment to Purchase Agreement, dated as of May 20, 2009, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 1145 19th Street, NW, Washington, DC).

22.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Oklahoma Clinics, 8315 South Walker Avenue, 701 NE 10th Street, 200 North Bryant, 600 National Avenue, Oklahoma City, Oklahoma).

23.

First Amendment to Purchase Agreement, dated as of December 23, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Oklahoma Clinics, 8315 South Walker Avenue, 701 NE 10th Street, 200 North Bryant, 600 National Avenue, Oklahoma City, Oklahoma).

24.

Second Amendment to Purchase Agreement, dated as of September 1, 2009, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Oklahoma Clinics, 8315 South Walker Avenue, 701 NE 10th Street, 200 North Bryant, 600 National Avenue, Oklahoma City, Oklahoma).

25.

Purchase and Sale Agreement, dated as of May 5, 2008, between the Borrower, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to HIP of White Plains, 15 North Broadway, White Plains, New York).

26.

First Amendment to Purchase and Sale Agreement, dated as of January 26, 2009, between the Borrower, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to HIP of White Plains, 15 North Broadway, White Plains, New York).

27.	Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 4770 Regent Boulevard, Irving, Texas).

28.

First Amendment to Purchase and Sale Agreement, dated as of June 25, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 4770 Regent Boulevard, Irving, Texas).

29.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub RI Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 701 George Washington Highway, Lincoln, Rhode Island).

30.

First Amendment to Purchase and Sale Agreement, dated as of June 25, 2008, between Hub RI Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 701 George Washington Highway, Lincoln, Rhode Island).

31.

Purchase and Sale Agreement, dated as of May 5, 2008, between 4 Maguire Road Realty Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 4 Maguire Road, Lexington, Massachusetts).

32.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 4000 Old Court Road, Pikesville, Maryland).

33.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 1825, 1911 and 1925 North Mills Avenue, Orlando, Florida).

34.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Bailey Square, 1111 West 34th Street, Austin, Texas).

35.

First Amendment to Purchase and Sale Agreement, dated as of June 25, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Bailey Square, 1111 West 34th Street, Austin, Texas).

36.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Brittonfield II and III, Lot 5E-2 and Lot 5E-1, 5008 Brittonfield Parkway, East Syracuse, New York).

37.

First Amendment to Purchase and Sale Agreement, dated as of July 9, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Brittonfield II and III, Lot 5E-2 and Lot 5E-1, 5008 Brittonfield Parkway, East Syracuse, New York).

38.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Centre Commons, 5750 Centre Avenue, Pittsburgh, Pennsylvania).

39.

First Amendment to Purchase and Sale Agreement, dated as of June 11, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Centre Commons, 5750 Centre Avenue, Pittsburgh, Pennsylvania).

40.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 710 North Euclid, Anaheim, California).

41.

First Amendment to Purchase and Sale Agreement, dated as of July 9, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 710 North Euclid, Anaheim, California).

42.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 525 Virginia Drive, Fort Washington, Pennsylvania).

43.

First Amendment to Purchase and Sale Agreement, dated as of June 25, 2008, between Hub Properties Trust, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to 525 Virginia Drive, Fort Washington, Pennsylvania).

44.

Purchase and Sale Agreement, dated as of May 5, 2008, between Hub Northeast Medical Arts Center LLC, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Northeast Medical Arts Center, 2801 North Decatur Road, Decatur, Georgia).

45.

First Amendment to Purchase and Sale Agreement, dated as of July 9, 2008, between Hub Northeast Medical Arts Center LLC, as Seller, and Senior Housing Properties Trust, as Purchaser (with respect to Northeast Medical Arts Center, 2801 North Decatur Road, Decatur, Georgia).

46.

Right of First Refusal Agreement dated as of May 5, 2008 between the Borrower, Blue Dog Properties Trust, Cedars LA LLC, HRP NOM L.P., HRP NOM 2 L.P., HRPT Medical Buildings Realty Trust, Hub Properties Trust, Lakewood Property Trust , LTMAC Properties LLC, Hub Mid-West LLC, and Rosedale Properties Limited Liability Borrower, as Grantors, and Senior Housing Properties Trust.

47.

Amended and Restated Shareholders Agreement, dated as of December 16, 2009, by and among the Borrower, Affiliates Insurance Borrower, Five Star Quality Care, Inc., Hospitality Properties Trust, Senior Housing Properties Trust, TravelCenters of America LLC, Reit Management & Research LLC and Government Properties Income Trust.

48.

Purchase and Sale Agreement, dated as of June 14, 2010, by and between Hub Realty Funding, Inc., as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at 711 S. 14th Avenue, Safford, AZ).

49.

Purchase and Sale Agreement, dated as of June 14, 2010, by and between Hub Realty Funding, Inc., as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at 400 State Avenue, Kansas City, KS).

50.

Purchase and Sale Agreement, dated June 14, 2010, by and between Hub Acquisition Trust, as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at One Montvale Avenue, Stoneham, MA).

51.

Purchase and Sale Agreement, dated June 14, 2010, by and between Hub Acquisition Trust, as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at 330 South Second Avenue, Minneapolis, MN).

52.

Purchase and Sale Agreement, dated June 14, 2010, by and between Hub Acquisition Trust, as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at 4181 Ruffin Road, San Diego, CA).

53.

Purchase and Sale Agreement, dated June 14, 2010, by and between Hub Properties Trust, as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at 101 Executive Center Drive, Columbia, SC).

54.

Purchase and Sale Agreement, dated June 14, 2010, by and between Hub Properties Trust, as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at 111 Executive Center Drive, Columbia, SC).

55.

Purchase and Sale Agreement, dated June 14, 2010, by and between Hub Acquisition Trust, as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at 55 North Robinson Avenue, Oklahoma City, OK).

56.

Purchase and Sale Agreement, dated as of June 14, 2010, by and between HH Hub Properties LLC, as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at One Memphis Place, 200 Jefferson Avenue, Memphis, TN).

57.

Purchase and Sale Agreement, dated as of June 14, 2010, by and between Hub Realty Funding, Inc., as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at 3285 Hemisphere Loop, Tucson, AZ).

58.

Purchase and Sale Agreement, dated as of June 14, 2010, by and between Hub Realty Funding, Inc., as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at 625 Indiana Avenue NW, Washington, DC).

59.

Purchase and Sale Agreement, dated as of June 14, 2010, by and between Causeway Holdings, Inc., as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at 251 Causeway Street, Boston, MA).

60.

Purchase and Sale Agreement, dated as of June 14, 2010, by and between Hub Realty Funding, Inc., as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at 435 Montano Road NE, Albuquerque, NM).

61.

Purchase and Sale Agreement, dated as of June 14, 2010, by and between Hub Realty Funding, Inc., as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at 220 E. Bryan Street, Savannah, GA).

62.

Purchase and Sale Agreement, dated as of June 14, 2010, by and between Hub Realty College Park I, LLC, as Seller, and Government Properties Income Trust, as Purchaser (with respect to the property located at 4700 River Road, Riverdale, MD).

63.	Agreements 1-13 listed on Schedule 6.1(g).

SCHEDULE 6.1(i)

Litigation

None.

SCHEDULE 6.1(s)

Affiliate Transactions

1.             Agreements 1-62 listed on Schedule 6.1(h).

SCHEDULE 6.1(t)

Intellectual Property

None.

SCHEDULE 6.1(z)

List of Unencumbered Assets and Unencumbered Mortgage Notes

Part I (Unencumbered Assets)

OWNER	STREET	CITY	STATE	PROPERTIES
1600 Market Street Property Trust	1600 Market Street	Philadelphia	PA	1
ALPHA BT LLC	91-222 Olai	Oahu	HI	1
ALPHA BT LLC	91-209 Kuhela	Oahu	HI	1
Blue Dog Bookspan Properties LLC	501 Ridge Avenue	Hanover	PA	1
Blue Dog LLC	400 Princeton Blvd.	Adairsville	GA	1
Blue Dog LLC	7629 Highway 140	Adairsville	GA	1
Blue Dog LLC	951 Trails Road	Eldridge	IA	1
Blue Dog LLC	625 Crane Street	Aurora	IL	1
Blue Dog LLC	745 S. Gardner Street	Scottsburg	IN	1
Blue Dog LLC	5015 S. Water Circle	Wichita	KS	1
Blue Dog LLC	2300 North 33rd Avenue East	Newton	IA	1
Blue Dog Properties Trust	4 South 84th Ave	Tolleson	AZ	1
Blue Dog Properties Trust	411 Farwell Avenue	St. Paul	MN	1
Blue Dog Properties Trust	2660 Mercantile Drive	Sacramento	CA	1
Blue Dog Properties Trust	2664 Mercantile Drive	Sacramento	CA	1
Blue Dog Properties Trust	2668 Mercantile Drive	Sacramento	CA	1
Blue Dog Properties Trust	8500 Fruitridge Road	Sacramento	CA	1
Blue Dog Properties Trust	8516 Fruitridge Road	Sacramento	CA	1
Blue Dog Properties Trust	9727 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9745 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9767 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9777 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9778 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9779 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9792 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9795 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9800 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9816 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9840 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9844 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9848 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9852 Business Park Drive	Sacramento	CA	1
Blue Dog Properties Trust	9856 Business Park Drive	Sacramento	CA	1

Blue Dog Properties Trust	9975 Horn Road	Sacramento	CA	1
Blue Dog Properties Trust	19026 72nd Avenue South	Kent	WA	1
Blue Dog Properties Trust	19030 West Valley Highway	Kent	WA	1
Blue Dog Properties Trust	19030-42 72nd Avenue South	Kent	WA	1
Blue Dog Properties Trust	340 Andover Park East	Tukwila	WA	1
Blue Dog Properties Trust	505 Industry Drive	Tukwila	WA	—
Blue Dog Properties Trust	530 Industry Drive	Tukwila	WA	1
Blue Dog Properties Trust	533 Industry Drive	Tukwila	WA	—
Blue Dog Properties Trust	564 Industry Drive	Tukwila	WA	1
Blue Dog Properties Trust	565 Industry Drive	Tukwila	WA	—
Blue Dog Properties Trust	596 Industry Drive	Tukwila	WA	1
Blue Dog Properties Trust	605 Industry Drive	Tukwila	WA	1
Blue Dog Properties Trust	630 Industry Drive	Tukwila	WA	1
Blue Dog Properties Trust	644 Industry Drive	Tukwila	WA	1
Blue Dog Properties Trust	662 Industry Drive	Tukwila	WA	1
Blue Dog Properties Trust	698 Industry Drive	Tukwila	WA	1
Blue Dog Properties Trust	701 Industry Drive	Tukwila	WA	1
Blue Dog Properties Trust	742 Industry Drive	Tukwila	WA	1
Blue Dog Properties Trust	505 Industry Drive	Tukwila	WA	1
Blue Dog Properties Trust	15201 Mercantile Drive	Dearborn	MI	1
Blue Dog Properties Trust	3001 Gulley Road	Dearborn	MI	1
Blue Dog Properties Trust	3101 Gulley Road	Dearborn	MI	1
Blue Dog Properties Trust	3231 Gulley Road	Dearborn	MI	1
Blue Dog Properties Trust	3241 Gulley Road	Dearborn	MI	1
Blue Dog Properties Trust	3251 Gulley Road	Dearborn	MI	1
Blue Dog Properties Trust	129 Worthington Ridge Road	Berlin	CT	1
Blue Dog Properties Trust	15 Sterling Drive	Wallingford	CT	1
Blue Dog Properties Trust	2 Tower Drive	Wallingford	CT	1
Blue Dog Properties Trust	50 Barnes Industrial Road North	Wallingford	CT	1
Blue Dog Properties Trust	23-27 Village Lane	Wallingford	CT	1
Blue Dog Properties Trust	29-33 Village Lane	Wallingford	CT	1
Blue Dog Properties Trust	One Barnes Industrial Rd South	Wallingford	CT	1
Blue Dog Properties Trust	5-9 Barnes Industrial Road	Wallingford	CT	1
Blue Dog Properties Trust	860 North Main Street	Wallingford	CT	1
Blue Dog Properties Trust	866 North Main Street	Wallingford	CT	1
Blue Dog Properties Trust	181 Marsh Hill Road	Orange	CT	1
Blue Dog Properties Trust	500 Industrial Boulevard	Russellville	AR	1
Blue Dog Properties Trust	546 Harvey Faulk Road	Sanford	NC	1
Blue Dog Properties Trust	2735 E. 40th Street	Cleveland	OH	1

Blue Dog Properties Trust	721 Richard Street	Miamisburg	OH	1
Blue Dog Properties Trust	1043 Global Avenue	Graniteville	SC	1
Blue Dog Properties Trust	128 Crews Drive	Columbia	SC	1
Blue Dog Properties Trust	351 Collins Road	Jefferson	WI	1
Blue Dog Properties Trust	111 Southchase Blvd.	Fountain Inn	SC	1
Blue Dog Properties Trust	32150 Just Imagine Drive	Avon	OH	1
Candler Associates L.L.C.	111 Market Street	Baltimore	MD	1
Bridgepoint Property Trust	Bridgepoint Parkway 1	Austin	TX	1
Bridgepoint Property Trust	Bridgepoint Parkway 2	Austin	TX	1
Bridgepoint Property Trust	Bridgepoint Parkway 3	Austin	TX	1
Bridgepoint Property Trust	Bridgepoint Parkway 4	Austin	TX	1
Bridgepoint Property Trust	Bridgepoint Parkway 5	Austin	TX	1
Causeway Holdings, Inc.	251 Causeway Street	Boston	MA	1
Cedars LA LLC	8631 W. 3rd Street – East	Los Angeles	CA	1
Cedars LA LLC	8631 W. 3rd Street – West	Los Angeles	CA	1
First Associates LLC	25 S. Charles Street	Baltimore	MD	1
Fourth and Roma Property Trust	500 4th Street & 303 Roma Ave	Albuquerque	NM	2
Franklin Plaza Property Trust	One Franklin Plaza	Philadelphia	PA	1
Hawaii Metamorphosis LLC	91-008 Hanua	Oahu	HI	1
Hawaii MMGD LLC	91-265 Hanua	Oahu	HI	1
Hawaii MMGD LLC	91-255 Hanua	Oahu	HI	1
Hawaii MMGD LLC	91-241 Kalaeloa	Oahu	HI	1
Hawaii MMGD LLC	91-325 Komohana	Oahu	HI	1
Hawaii MMGD LLC	Komohana	Oahu	HI	1
Hawaii MMGD LLC	91-202 Kalaeloa	Oahu	HI	1
Hawaii MMGD LLC	91-080 Hanua	Oahu	HI	1
Hawaii MMGD LLC	91-027 Kaomi Loop	Oahu	HI	2
Hawaii MMGD LLC	91-185 Kalaeloa	Oahu	HI	1
Hawaii MMGD LLC	91-329 Kauhi	Oahu	HI	1
Hawaii MMGD LLC	Kauhi	Oahu	HI	1
Hawaii MMGD LLC	91-086 Kaomi Loop	Oahu	HI	1
Hawaii MMGD LLC	91-349 Kauhi	Oahu	HI	1
Hawaii MMGD LLC	91-400 Komohana	Oahu	HI	1
Hawaii MMGD LLC	91-170 Olai	Oahu	HI	1
Hawaii MMGD LLC	91-218 Olai	Oahu	HI	1
Hawaii MMGD LLC	91-175 Olai	Oahu	HI	1
Hawaii MMGD LLC	91-087 Hanua	Oahu	HI	1
Hawaii MMGD LLC	91-083 Hanua	Oahu	HI	1
Hawaii MMGD LLC	91-091 Hanua	Oahu	HI	1

Hawaii MMGD LLC	91-220 Kalaeloa	Oahu	HI	1
Hawaii MMGD LLC	91-252 Kauhi	Oahu	HI	1
Hawaii MMGD LLC	91-259 Olai	Oahu	HI	1
Hawaii MMGD LLC	91-238 Kauhi	Oahu	HI	1
Hawaii MMGD LLC	91-410 Komohana	Oahu	HI	1
Hawaii MMGD LLC	91-410 Komohana	Oahu	HI	1
Hawaii MMGD LLC	91-300 Hanua	Oahu	HI	1
Hawaii MMGD LLC	Olai	Oahu	HI	1
Hawaii MMGD LLC	91-255 Hanua	Oahu	HI	—
Hawaii MMGD LLC	91-120 Kauhi	Oahu	HI	1
Hawaii MMGD LLC	91-150 Hanua	Oahu	HI	2
Hawaii MMGD LLC	91-102 Kaomi Loop – A	Oahu	HI	1
Hawaii MMGD LLC	91-102 Kaomi Loop – B	Oahu	HI	1
Hawaii MMGD LLC	91-064 Kaomi Loop	Oahu	HI	1
Hawaii MMGD LLC	91-119 Olai	Oahu	HI	1
Hawaii MMGD LLC	Texaco Easement	Oahu	HI	—
Hawaii MMGD LLC	Tesaro 967 Easement	Oahu	HI	—
Hawaii MMGD LLC	AES HI Easement	Oahu	HI	—
Hawaii MMGD LLC	Other Easments & Lots	Oahu	HI	—
Hawaii Phoenix Properties LLC	91-150 Kaomi Loop	Oahu	HI	1
Herald Square LLC	1250 H Street, NW	Washington	DC	1
HH HUB Properties LLC	One Memphis Place	Memphis	TN	1
Higgins Properties LLC	80 Sand Island Access Road	Oahu	HI	1
Higgins Properties LLC	94-240 Pupuole St	Oahu	HI	1
Higgins Properties LLC	525 N. King Street	Oahu	HI	1
HRP Nom 2 L.P.	2 Executive Park West	Atlanta	GA	1
HRP Nom 2 L.P.	3E Executive Park East	Atlanta	GA	1
HRP Nom 2 L.P.	4E Executive Park East	Atlanta	GA	1
HRP Nom 2 L.P.	4 Executive Park West	Atlanta	GA	1
HRP Nom 2 L.P.	6 Executive Park Drive	Atlanta	GA	1
HRP Nom 2 L.P.	8 Executive Park West	Atlanta	GA	1
HRP Nom 2 L.P.	11 Executive Park West	Atlanta	GA	1
HRP Nom 2 L.P.	14 Executive Park Drive	Atlanta	GA	1
HRP Nom 2 L.P.	16 Executive Park Drive	Atlanta	GA	1
HRP Nom 2 L.P.	17 Executive Park South	Atlanta	GA	1
HRP Nom 2 L.P.	18 Executive Park South	Atlanta	GA	1
HRP Nom 2 L.P.	20 Executive Park West	Atlanta	GA	1
HRP Nom 2 L.P.	22 Executive Park West	Atlanta	GA	1
HRP Nom 2 L.P.	24 Executive Park West	Atlanta	GA	1

HRP Nom 2 L.P.	26 Executive Park West	Atlanta	GA	1
HRP Nom 2 L.P.	50 Executive Park South	Atlanta	GA	1
HRP Nom 2 L.P.	52 Executive Park South	Atlanta	GA	1
HRP Nom 2 L.P.	57 Executive Park South	Atlanta	GA	1
HRP Nom 2 L.P.	59 Executive Park South	Atlanta	GA	1
HRP Nom L.P.	5100-70 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	5101 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	5201 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	5250 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	5260 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	5265 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	5275 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	5325 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	5351 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	5370 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	5375 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	5380 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	5385 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	5401 Naiman Parkway	Solon	OH	1
HRP Nom L.P.	8555 Aero Drive	San Diego	CA	1
HRP Nom L.P.	600 108th Ave. NE	Bellevue	WA	1
HRP Nom L.P.	2 Corporate Boulevard	Atlanta	GA	1
HRP Nom L.P.	3 Corporate Boulevard	Atlanta	GA	1
HRP Nom L.P.	9 Corporate Boulevard	Atlanta	GA	1
HRP Nom L.P.	13 Corporate Boulevard	Atlanta	GA	1
HRP Nom L.P.	54 Corporate Boulevard	Atlanta	GA	1
HRP Nom L.P.	1 Parklane Boulevard	Dearborn	MI	2
HRP Nom L.P.	15000 Commerce Drive North	Dearborn	MI	1
HRP Nom L.P.	15001 Commerce Drive North	Dearborn	MI	1
HRP Nom L.P.	15050 Commerce Drive North	Dearborn	MI	1
HRP Nom L.P.	15120 Commerce Drive North	Dearborn	MI	1
HRP Nom L.P.	15101 Century Drive	Dearborn	MI	1
HRP Nom L.P.	15201 Century Drive	Dearborn	MI	1
HRP Nom L.P.	15301 Century Drive	Dearborn	MI	1
HRP Nom L.P.	15401 Century Drive	Dearborn	MI	1
HRP Nom L.P.	15301 Mercantile Drive	Dearborn	MI	1
HRP Nom L.P.	15300 Rotunda Drive	Dearborn	MI	1
HRP Nom L.P.	6001 Montrose Road	Rockville	MD	1
HRPT Lenexa Properties Trust	11300 Corporate Avenue	Lenexa	KS	1

HRPT Lenexa Properties Trust	13400-13428 West 99th Street	Lenexa	KS	1
HRPT Lenexa Properties Trust	13401-13423 West 98th Street	Lenexa	KS	1
HRPT Lenexa Properties Trust	13424-13430 West 98th Street	Lenexa	KS	1
HRPT Lenexa Properties Trust	13300-13316 West 98th Street	Lenexa	KS	1
HRPT Lenexa Properties Trust	13250-13256 West 98th Street	Lenexa	KS	1
HRPT Lenexa Properties Trust	13200-13202 West 98th Street	Lenexa	KS	1
HRPT Lenexa Properties Trust	13253-13269 West 98th Street	Lenexa	KS	1
HRPT Lenexa Properties Trust	13309-13321 West 98th Street	Lenexa	KS	1
HRPT Lenexa Properties Trust	13306-13318 West 99th Street	Lenexa	KS	1
HRPT Lenexa Properties Trust	13208-13228 West 98th Street	Lenexa	KS	1
HRPT Lenexa Properties Trust	13900 West 101st Street	Lenexa	KS	1
HRPT Lenexa Properties Trust	13901 West 101st Street	Lenexa	KS	1
HRPT Lenexa Properties Trust	9900 Pflumm Road – 1	Lenexa	KS	1
HRPT Lenexa Properties Trust	9900 Pflumm Road – 2	Lenexa	KS	1
HRPT Lenexa Properties Trust	9900 Pflumm Road – 3	Lenexa	KS	1
HRPT Lenexa Properties Trust	9900 Pflumm Road – 4	Lenexa	KS	1
HRPT Lenexa Properties Trust	9900 Pflumm Road – 5	Lenexa	KS	1
HRPT Lenexa Properties Trust	9900 Pflumm Road – 6	Lenexa	KS	1
HRPT Lenexa Properties Trust	9901 Pflumm Road	Lenexa	KS	1
HRPT Lenexa Properties Trust	9850 Industrial Blvd	Lenexa	KS	1
HRPT Lenexa Properties Trust	9802 Widmer Road	Lenexa	KS	1
HRPT Lenexa Properties Trust	9851-9875 Widmer	Lenexa	KS	1
HRPT Lenexa Properties Trust	9801-9829 Widmer Road	Lenexa	KS	1
HRPT Lenexa Properties Trust	9745-9777 Widmer Road	Lenexa	KS	1
HRPT Lenexa Properties Trust	10105 Marshall Drive	Lenexa	KS	1
HRPT Lenexa Properties Trust	NWC Industrial Blvd and Widmer Rd	Lenexa	KS	—
HRPT Lenexa Properties Trust	E/S of Widmer Road	Lenexa	KS	—
HRPT Lenexa Properties Trust	SWC W 98th St. and Marshall Drive	Lenexa	KS	—
HRPT Lenexa Properties Trust	SEC College Blvd. and Renner Blvd	Lenexa	KS	—
HRPT Lenexa Properties Trust	15705-15734 College Boulevard	Lenexa	KS	1
HRPT Lenexa Properties Trust	15501-15529 College Boulevard	Lenexa	KS	1
HRPT Lenexa Properties Trust	11140-11145 Thompson Avenue	Lenexa	KS	1
HRPT Lenexa Properties Trust	11150-11180 Thompson Avenue	Lenexa	KS	1
HRPT Lenexa Properties Trust	11206-11228 Thompson Avenue	Lenexa	KS	1
HRPT Lenexa Properties Trust	15620-15642 West 113th Street	Lenexa	KS	1
HRPT Lenexa Properties Trust	11203-11211 Lakeview Avenue	Lenexa	KS	1
HRPT Lenexa Properties Trust	15405 College Boulevard	Lenexa	KS	1
HRPT Lenexa Properties Trust	11135 Sante Fe Trail Drive	Lenexa	KS	1
HRPT Lenexa Properties Trust	15500 West 113th Street	Lenexa	KS	1

HRPT Lenexa Properties Trust	16011 College Boulevard	Lenexa	KS	1
HRPT Lenexa Properties Trust	22300 Lakeview Avenue	Lenexa	KS	1
HRPT Lenexa Properties Trust	SW Corner of College Blvd & Lackm – Retail	Lenexa	KS	1
HRPT Lenexa Properties Trust	SW Corner of College Blvd & Lackm – ATM	Lenexa	KS	—
HRPT Lenexa Properties Trust	SEC College Blvd. and Renner Blvd	Lenexa	KS	—
HRPT Lenexa Properties Trust	E/S of Renner Blvd	Lenexa	KS	—
HRPT Lenexa Properties Trust	NEC W 113th St. and Renner Blvd	Lenexa	KS	—
HRPT Lenexa Properties Trust	SWC College Blvd and Corporate Av	Lenexa	KS	—
HRPT Lenexa Properties Trust	NEC College Blvd Corporate Ave	Lenexa	KS	—
HRPT Lenexa Properties Trust	NEC Corporate Ave and 113th – Parcel 17.6	Lenexa	KS	—
HRPT Lenexa Properties Trust	NEC Corporate Ave and W 113th – Parcel 17.7	Lenexa	KS	—
HRPT Lenexa Properties Trust	Waterside Maintenance District	Lenexa	KS	—
HRPT Lenexa Properties Trust	Southlake Owners Association	Lenexa	KS	—
HRPT Lenexa Properties Trust	4700 Belleview Avenue	Kansas City	MO	1
HRPT Lenexa Properties Trust	131-165 West Ninth Street	N Kansas City	MO	1
HRPT Medical Building Realty Trust	1295 Boylston Street	Boston	MA	1
HRPT Medical Building Realty Trust	109 Brookline Avenue	Boston	MA	1
Hub Acquisition Trust	55 North Robinson Ave.	Oklahoma City	OK	1
Hub Acquisition Trust	5051 Rodeo Road	Los Angeles	CA	1
Hub Acquisition Trust	6501 Americas Parkway NE	Albuquerque	NM	1
Hub Acquisition Trust	6602 Indian School Road	Albuquerque	NM	—
Hub Acquisition Trust	2121 Louisiana Ave	Albuquerque	NM	1
Hub Acquisition Trust	6511 Americas Parkway NE	Albuquerque	NM	1
Hub Acquisition Trust	6600 Indian School Road	Albuquerque	NM	1
Hub Acquisition Trust	6640-46 Indian School Road	Albuquerque	NM	1
Hub Acquisition Trust	6521 Americas Parkway NE	Albuquerque	NM	1
Hub Hoboken Properties LLC	111 River Street	Hoboken	NJ	1
Hub MA Realty Trust	2300 Crown Colony Drive	Quincy	MA	1
Hub MA Realty Trust	One Heritage Drive	Quincy	MA	1
Hub MA Realty Trust	Two Heritage Drive	Quincy	MA	1
Hub MA Realty Trust	111 Powerdermill Rd.	Maynard	MA	1
Hub Mid-West LLC	1615 Lakeside Street	Waukegan	IL	1
Hub Mid-West LLC	1675 Lakeside Drive	Waukegan	IL	1
Hub Mid-West LLC	1955 West Field Court	Lake Forest	Il	1
Hub Mid-West LLC	1717 Deerfield Road	Deerfield	IL	1

Hub Mid-West LLC	905 Meridian Lake Drive	Aurora	IL	1
Hub Properties GA LLC	3 Executive Park Drive	Atlanta	GA	—
Hub Properties GA LLC	5 Executive Park Drive	Atlanta	GA	—
Hub Properties GA LLC	9040 Roswell Road	Atlanta	GA	1
Hub Properties GA LLC	1765 The Exchange	Atlanta	GA	1
Hub Properties GA LLC	115 W. Washington Street	Indianapolis	IN	1
Hub Properties GA LLC	3600 Woodview Trace	Indianapolis	IN	1
Hub Properties GA LLC	1000 Holcomb Woods Parkway	Roswell	GA	8
Hub Properties GA LLC	1775 The Exchange	Atlanta	GA	1
Hub Properties GA LLC	Fidelity Tower II	Carmel	IN	1
Hub Properties GA LLC	1339 Executive Park Drive	Atlanta	GA	1
Hub Properties GA LLC	1775 West Oak Commons	Marrietta	GA	1
Hub Properties GA LLC	3120 Breckinridge – 1	Duluth	GA	1
Hub Properties GA LLC	3120 Breckinridge – 2	Duluth	GA	1
Hub Properties Trust	5555 Oberlin Drive	San Diego	CA	2
Hub Properties Trust	5627 Oberlin Drive	San Diego	CA	—
Hub Properties Trust	5601 Oberlin Drive	San Diego	CA	—
Hub Properties Trust	5626 Oberlin Drive	San Diego	CA	2
Hub Properties Trust	1035 Virginia Drive	FT. Washington	PA	1
Hub Properties Trust	515 Pennsylvania Ave.	FT. Washington	PA	1
Hub Properties Trust	723 Dresher Road	Horsham	PA	1
Hub Properties Trust	443 Gulph Road	King of Prussia	PA	1
Hub Properties Trust	100 South Charles Street	Baltimore	MD	1
Hub Properties Trust	830 Potomac Circle	Aurora	CO	1
Hub Properties Trust	6937 N. IH 35 North	Austin	TX	1
Hub Properties Trust	3043 Walton Road	Plymouth Meeting	PA	1
Hub Properties Trust	475 Virginia Drive	FT. Washington	PA	1
Hub Properties Trust	216 Mall Blvd.	King of Prussia	PA	1
Hub Properties Trust	1305 Corporate Center Drive	Eagan	MN	1
Hub Properties Trust	8800 Queen Ave South & 88th St.	Bloomington	MN	1
Hub Properties Trust	2100 NW 82nd Ave & NW 21st St.	Miami	FL	1
Hub Properties Trust	2250 Pilot Knob Road	Mendota Heights	MN	1
Hub Properties Trust	4421 W. John Carpenter Freeway	Irving	TX	1
Hub Properties Trust	1000 Vorhees Drive	Vorhees	NJ	1
Hub Properties Trust	333 Laurel Oak Road	Vorhees	NJ	1
Hub Properties Trust	400 Laurel Oak Road	Vorhees	NJ	1
Hub Properties Trust	One Stuart Plaza (Donahue Road)	Greensburg	PA	1
Hub Properties Trust	35 Thorpe Avenue	Wallingford	CT	1
Hub Properties Trust	5300 Kings Island Drive	Mason	OH	1

Hub Properties Trust	100 Kings Hwy.	Irondoquoit	NY	1
Hub Properties Trust	802 Delaware Ave.	Wilmington	DE	1
Hub Properties Trust	7-9 Vreeland Road	Florham Park	NJ	1
Hub Properties Trust	3330 N. Washington Blvd	Arlington	VA	1
Hub Properties Trust	700 Cherrington Parkway	Moon Township	PA	1
Hub Properties Trust	580 Virginia Drive	FT. Washington	PA	1
Hub Properties Trust	101 Barnes Road	Wallingford	CT	1
Hub Properties Trust	2800 Eisenhower Drive	Alexandria	VA	1
Hub Properties Trust	3000 Goffs Falls Road	Manchester	NH	1
Hub Properties Trust	1601 Rio Grande St.	Austin	TX	1
Hub Properties Trust	1525 Locust Street	Philadelphia	PA	1
Hub Properties Trust	One Suffolk Square	Islandia	NY	1
Hub Properties Trust	200 Old County Rd.	Minneola	NY	1
Hub Properties Trust	One Lincoln Center	Syracuse	NY	1
Hub Properties Trust	Exchange Park	Austin	TX	4
Hub Properties Trust	1920 & 1930 University Drive	Tempe	AZ	2
Hub Properties Trust	1001 Jefferson Plaza	Wilmington	DE	1
Hub Properties Trust	Two Corporate Center	Melville	NY	1
Hub Properties Trust	2444 W. Las Palmaritas Drive	Phoenix	AZ	1
Hub Properties Trust	8701 MOPAC	Austin	TX	1
Hub Properties Trust	7100 Northland Circle	Minneapolis	MN	1
Hub Properties Trust	1000 Shelard Parkway	Minneapolis	MN	1
Hub Properties Trust	9800 Shelard Parkway	Plymouth	MN	1
Hub Properties Trust	525 Park Street	St. Paul	MN	1
Hub Properties Trust	200 Cherrington Parkway	Moon Township	PA	1
Hub Properties Trust	300 Cherrington Parkway	Moon Township	PA	1
Hub Properties Trust	400 Cherrington Parkway	Moon Township	PA	1
Hub Properties Trust	500 Cherrington Parkway	Moon Township	PA	1
Hub Properties Trust	600 Cherrington Parkway	Moon Township	PA	1
Hub Properties Trust	625 Cherrington Parkway	Moon Township	PA	1
Hub Properties Trust	Cherrington Parkway	Moon Township	PA	—
Hub Properties Trust	Randolph Bldg.	Albuquerque	NM	1
Hub Properties Trust	Buena Vista Bldg.	Albuquerque	NM	1
Hub Properties Trust	Lab Bldg.	Albuquerque	NM	1
Hub Properties Trust	Sandia Vista Bldg.	Albuquerque	NM	1
Hub Properties Trust	960 Harvest Run Drive Bldg A	Blue Bell	PA	1
Hub Properties Trust	960 Harvest Run Drive Bldg B	Blue Bell	PA	1
Hub Properties Trust	960 Harvest Run Drive Bldg C	Blue Bell	PA	1
Hub Properties Trust	251 Salina Meadows Parkway	Syracuse	NY	1

Hub Properties Trust	14026 & 14030 Thunderbolt Place – 1	Fairfax	VA	1
Hub Properties Trust	14026 & 14030 Thunderbolt Place – 2	Fairfax	VA	1
Hub Properties Trust	4516 Seton Center Parkway	Austin	TX	1
Hub Properties Trust	3840 South Wadsworth Blvd – 1	Lakewood	CO	1
Hub Properties Trust	3840 South Wadsworth Blvd – 2	Lakewood	CO	1
Hub Properties Trust	5790 Widewaters Parkway	DeWitt	NY	1
Hub Properties Trust	9110 East Nichols Ave	Englewood	CO	1
Hub Properties Trust	11209-11211 North Tatum Blvd	Phoenix	AZ	1
Hub Properties Trust	11201 North Tatum Blvd	Phoenix	AZ	1
Hub Properties Trust	One South Church	Tucson	AZ	1
Hub Properties Trust	9173 Sky Park Centre	San Diego	CA	1
Hub Properties Trust	9177 Sky Park Centre	San Diego	CA	1
Hub Properties Trust	1500-1542 Market Street	Philadelphia	PA	1
Hub Properties Trust	6160 Kempsville Circle	Norfolk	VA	1
Hub Properties Trust	373 Inverness Drive South	Englewood	CO	1
Hub Properties Trust	One Constitution Way	Foxborough	MA	1
Hub Properties Trust	5555 North Beach Street	Ft. Worth	TX	1
Hub Properties Trust	1101 Pacific Avenue	Erianger	KY	1
Hub Properties Trust	599 Research Parkway	Meriden	CT	1
Hub Properties Trust	20 Cabot Ave	Mansfield	MA	1
Hub Properties Trust	100 Hampshire Street	Mansfield	MA	1
Hub Properties Trust	575 West Street	Mansfield	MA	1
Hub Properties Trust	50 Cabot Blvd	Mansfield	MA	—
Hub Properties Trust	100 Northfield Drive	Windsor	CT	1
Hub Properties Trust	15 Hampshire Street	Mansfield	MA	1
Hub Properties Trust	5 Hampshire Street	Mansfield	MA	1
Hub Properties Trust	4411 The 25 Way	Albuquerque	NM	1
Hub Properties Trust	4420 The 25 Way	Albuquerque	NM	1
Hub Properties Trust	4430 The 25 Way	Albuquerque	NM	—
Hub Properties Trust	1285 Fern Ridge Parkway	St. Louis	MO	1
Hub Properties Trust	1921 E. Alton Ave	Santa Ana	CA	1
Hub Properties Trust	1926 Meyer Drury Drive	Arnold	MO	1
Hub Properties Trust	448 Viking Drive	Virginia Beach	VA	1
Hub Properties Trust	3420 Camino del Rio North	San Diego	CA	1
Hub Properties Trust	3430 Camino del Rio North	San Diego	CA	1
Hub Properties Trust	3530 Camino del Rio North	San Diego	CA	1
Hub Properties Trust	3550 Camino del Rio North	San Diego	CA	1
Hub Properties Trust	3570 Camino del Rio North	San Diego	CA	1

Hub Properties Trust	9715 Key West Ave	Rockville	MD	1
Hub Properties Trust	9717 Key West Ave	Rockville	MD	1
Hub Properties Trust	9719 Key West Ave	Rockville	MD	1
Hub Properties Trust	4350 Northern Pike	Monroeville	PA	1
Hub Properties Trust	1601 Dry Creek Drive	Longmont	CO	1
Hub Properties Trust	167 Sully’s Trail	Pittsford	NY	1
Hub Properties Trust	171 Sully’s Trail	Pittsford	NY	1
Hub Properties Trust	175 Sully’s Trail	Pittsford	NY	1
Hub Properties Trust	1200 Pittsford - Victor Road	Pittsford	NY	1
Hub Properties Trust	1212 Pittsford - Victor Road	Pittsford	NY	1
Hub Properties Trust	205 Indigo Creek Drive	Rochester	NY	1
Hub Properties Trust	185 Plains Road	Milford	CT	1
Hub Properties Trust	415 Holiday Drive	Pittsburgh	PA	1
Hub Properties Trust	425 Holiday Drive	Pittsburgh	PA	1
Hub Properties Trust	601 Holiday Drive	Pittsburgh	PA	1
Hub Properties Trust	501 Holiday Drive	Pittsburgh	PA	1
Hub Properties Trust	651 Holiday Drive	Pittsburgh	PA	1
Hub Properties Trust	681 Andersen Drive	Pittsburgh	PA	1
Hub Properties Trust	661 Andersen Drive	Pittsburgh	PA	1
Hub Properties Trust	730 Holiday Drive	Pittsburgh	PA	1
Hub Properties Trust	680 Andersen Drive	Pittsburgh	PA	1
Hub Properties Trust	800 East 101st Terrace	Kansas City	MO	1
Hub Properties Trust	3 Crown Point Court	Sharonville	OH	1
Hub Properties Trust	9435 Waterstone Boulevard	Mason	OH	1
Hub Properties Trust	140 Canal View Blvd	Rochester	NY	1
Hub Properties Trust	180 Canal View Blvd	Rochester	NY	1
Hub Properties Trust	500 Canal View Blvd	Rochester	NY	1
Hub Properties Trust	777 Canal View Blvd	Rochester	NY	1
Hub Properties Trust	2100 Brighton Henrietta Town	Rochester	NY	1
Hub Properties Trust	2144 Brighton Henrietta Town	Rochester	NY	1
Hub Properties Trust	2165 Brighton Henrietta Town	Rochester	NY	1
Hub Properties Trust	2320 Brighton Henrietta Town	Rochester	NY	1
Hub Properties Trust	1057 E Henrietta Road	Rochester	NY	1
Hub Properties Trust	3144 Winton Road South	Rochester	NY	1
Hub Properties Trust	150 Bellwood Drive	Rochester	NY	1
Hub Properties Trust	8687 Carling Road	Liverpool	NY	1
Hub Properties Trust	Widewaters I	Dewitt	NY	1
Hub Properties Trust	Widewaters II	Dewitt	NY	1
Hub Properties Trust	Widewaters III	Dewitt	NY	1
Hub Properties Trust	Widewaters VI	Dewitt	NY	1
Hub Properties Trust	Widewaters VII	Dewitt	NY	1
Hub Properties Trust	Widewaters VIII	Dewitt	NY	1
Hub Properties Trust	Widewaters IX	Dewitt	NY	1
Hub Properties Trust	Woodcliff I	Fairport	NY	1
Hub Properties Trust	Woodcliff II	Fairport	NY	1
Hub Properties Trust	Woodcliff III	Fairport	NY	1

Hub Properties Trust	Woodcliff IV	Fairport	NY	1
Hub Properties Trust	Woodcliff V	Fairport	NY	1
Hub Properties Trust	Woodcliff VI	Fairport	NY	1
Hub Properties Trust	Enterprise Building	Dewitt	NY	1
Hub Properties Trust	Brittonfield I	East Syracuse	NY	1
Hub Properties Trust	Corporate Woods	Liverpool	NY	1
Hub Properties Trust	Interstate Place I	North Syracuse	NY	1
Hub Properties Trust	Interstate Place II	North Syracuse	NY	1
Hub Properties Trust	Henry Clay Building	Liverpool	NY	1
Hub Properties Trust	Lakeshore Office Building	Liverpool	NY	1
Hub Properties Trust	Citizens Office Building	Sherburne	NY	1
Hub Properties Trust	Bushnells Basin	Pittsford	NY	1
Hub Properties Trust	181 Battaile Drive	Winchester	VA	1
Hub Properties Trust	201 Executive Center Drive	Columbia	SC	1
Hub Properties Trust	121 Executive Center Drive	Columbia	SC	1
Hub Properties Trust	250 Berryhill Road	Columbia	SC	1
Hub Properties Trust	111 Executive Center Drive	Columbia	SC	1
Hub Properties Trust	101 Executive Center Drive	Columbia	SC	1
Hub Properties Trust	100 Executive Center Drive	Columbia	SC	1
Hub Properties Trust	220 Executive Center Drive	Columbia	SC	1
Hub Properties Trust	Cornell Center	Blue Ash	OH	1
Hub Properties Trust	West Park I	St. Louis	MO	1
Hub Properties Trust	1001 East 101st Terrace	Kansas City	MO	1
Hub Properties Trust	One Southern Court	Columbia	SC	1
Hub Properties Trust	720 Gracern Rd, Bldg. 100	Columbia	SC	1
Hub Properties Trust	714 Betsy Drive	Columbia	SC	1
Hub Properties Trust	720 Gracern Rd, Bldg. 400	Columbia	SC	1
Hub Properties Trust	440 Myles Standish Blvd	Taunton	MA	1
Hub Properties Trust	470 Myles Standish Blvd	Taunton	MA	1
Hub Properties Trust	40 Sebethe Drive	Cromwell	CT	1
Hub Properties Trust	901 Lakeside Ave (E. 9th Street)	Cleveland	OH	1
Hub Properties Trust	1001 Lakeside Ave	Cleveland	OH	1

Hub Properties Trust	North Point Garage	Cleveland	OH	—
Hub Properties Trust	17th Street Plaza	Denver	CO	1
Hub Properties Trust	2001 Wisconsin Ave	Washington	DC	1
Hub Properties Trust	3300 Whitehaven St	Washington	DC	1
Hub Properties Trust	333 108th Avenue NE	Bellevue	WA	1
Hub Properties Trust	5073, 5075, 5085 South Syracuse Street	Denver	CO	1
Hub Properties Trust	7450 Campus Drive	Colorado Springs	CO	1
Hub Properties Trust	777 East Eisenhower Parkway	Ann Arbor	MI	1
Hub Properties Trust	789 East Eisenhower Parkway	Ann Arbor	MI	1
Hub Properties Trust	18701 Wilmington Avenue	Carson	CA	1
Hub Properties Trust	1815 University Drive	Carson	CA	1
Hub Properties Trust	47201 Lakeview Blvd	Fremont	CA	1
Hub Properties Trust	47211 Lakeview Blvd	Fremont	CA	1
Hub Properties Trust	47900 Bayside Pkway	Fremont	CA	1
Hub Properties Trust	47131 Bayside Pkway	Fremont	CA	1
Hub Realty College Park I, LLC	4700 River Road	Riverdale Park	MD	1
Hub Realty Funding, Inc.	1474 Rodeo Rd.	Sante Fe	NM	1
Hub Realty Funding, Inc.	820 W. Diamond Ave.	Gaithersburg	MD	1
Hub Realty Funding, Inc.	6710 Oxen Hill Road	Oxen Hill	MD	1
Indiana Avenue LLC	625 Indiana Ave.	Washington	DC	1
LTMAC Properties LLC	2833 Paa St	Oahu	HI	—
Lakeview Property Trust	7600 Capitol of Texas Highway – A	Austin	TX	1
Lakeview Property Trust	7600 Capitol of Texas Highway – B	Austin	TX	1
Lakeview Property Trust	7600 Capitol of Texas Highway – C	Austin	TX	1
LTMAC Properties LLC	2879 Paa St	Oahu	HI	1
LTMAC Properties LLC	2833 Paa St	Oahu	HI	—
LTMAC Properties LLC	1055 Ahua St	Oahu	HI	—
LTMAC Properties LLC	2875 Paa St	Oahu	HI	—
LTMAC Properties LLC	1000 Mapunapuna St	Oahu	HI	—
LTMAC Properties LLC	2850 Paa St	Oahu	HI	—
LTMAC Properties LLC	2828 Paa St	Oahu	HI	—
LTMAC Properties LLC	1045 Mapunapuna St	Oahu	HI	—
LTMAC Properties LLC	1122 Manunapuna St	Oahu	HI	—
LTMAC Properties LLC	2810 Paa St	Oahu	HI	—
LTMAC Properties LLC	2886 Paa St	Oahu	HI	—
LTMAC Properties LLC	1052 Ahua St	Oahu	HI	—
LTMAC Properties LLC	1024 Mapunapuna St	Oahu	HI	—
LTMAC Properties LLC	1030 Mapunapuna St	Oahu	HI	—
Masters Properties LLC	733 Mapunapuna St	Oahu	HI	—

Masters Properties LLC	812 Mapunapuna St	Oahu	HI	—
Masters Properties LLC	2969 Mapunapuna St	Oahu	HI	—
Masters Properties LLC	2839 Mokumoa St	Oahu	HI	—
Masters Properties LLC	2861 Mokumoa St	Oahu	HI	—
Masters Properties LLC	2831 Awaawaloa St	Oahu	HI	—
Masters Properties LLC	2814 Kilihau St	Oahu	HI	—
Masters Properties LLC	2804 Kilihau St	Oahu	HI	—
Masters Properties LLC	692 Mapunapuna St	Oahu	HI	—
Masters Properties LLC	669 Ahua St	Oahu	HI	—
Masters Properties LLC	2857 Awaawaloa St	Oahu	HI	—
Masters Properties LLC	2812 Awaawaloa St	Oahu	HI	—
Masters Properties LLC	819 Ahua St	Oahu	HI	—
Masters Properties LLC	2831 Kaihikapu St	Oahu	HI	—
Masters Properties LLC	673 Ahua St	Oahu	HI	—
Masters Properties LLC	2827 Kaihikapu St	Oahu	HI	—
Masters Properties LLC	633 Ahua St	Oahu	HI	1
Masters Properties LLC	789 Mapunapuna St	Oahu	HI	—
Masters Properties LLC	2808 Kam Hwy	Oahu	HI	—
Masters Properties LLC	2815 Kilihau St	Oahu	HI	—
Masters Properties LLC	2821 Kilihau St	Oahu	HI	—
Masters Properties LLC	2829 Kilihau St	Oahu	HI	—
Masters Properties LLC	140 Puuhale Rd	Oahu	HI	—
Masters Properties LLC	2106 Kaliawa St	Oahu	HI	—
Masters Properties LLC	2122 Kaliawa St	Oahu	HI	—
Masters Properties LLC	151 Puuhale Rd	Oahu	HI	—
Masters Properties LLC	204 Sand Island Access Rd	Oahu	HI	—
Masters Properties LLC	2810 Pukoloa St	Oahu	HI	—
Masters Properties LLC	944 Ahua St	Oahu	HI	—
Masters Properties LLC	918 Ahua St	Oahu	HI	—
Masters Properties LLC	1050 Kikowaena St	Oahu	HI	—
Masters Properties LLC	949 Mapunapuna St	Oahu	HI	—
Masters Properties LLC	2850 Mokumoa St	Oahu	HI	—
Masters Properties LLC	905 Ahua St	Oahu	HI	—
Masters Properties LLC	1062 Kikowaena St	Oahu	HI	—
Masters Properties LLC	2829 Pukoloa St	Oahu	HI	—
Masters Properties LLC	2841 Pukoloa St	Oahu	HI	—
Masters Properties LLC	2819 Pukoloa St	Oahu	HI	—
Masters Properties LLC	1024 Kilowaena St	Oahu	HI	—
Masters Properties LLC	2840 Mokumoa St	Oahu	HI	—

Masters Properties LLC	2830 Mokumoa St	Oahu	HI	—
Masters Properties LLC	2635 Waiwai Loop A	Oahu	HI	1
Masters Properties LLC	2635 Waiwai Loop B	Oahu	HI	—
MOB Realty Trust	340 Thompson Road	Webster	MA	1
Orville Properties LLC	2344 Pahounui Dr	Oahu	HI	1
Orville Properties LLC	238 Sand Island Access Rd	Oahu	HI	—
Orville Properties LLC	2308 Pahounui Dr	Oahu	HI	—
Orville Properties LLC	2264 Pahounui Dr	Oahu	HI	—
Orville Properties LLC	2276 Pahounui Dr	Oahu	HI	—
Orville Properties LLC	228 Mohonua Pl	Oahu	HI	—
Orville Properties LLC	214 Sand Island Access Rd	Oahu	HI	—
Orville Properties LLC	120 Sand Island Access Rd.	Oahu	HI	1
Oscar Properties Trust	785 Schilinger Road South	Mobile	AL	1
Oscar Properties Trust	401 Vine Street	Delmont	PA	1
Oscar Properties Trust	3003 South Expressway 281	Edinburg	TX	1
Oscar Properties Trust	9840 Gateway Blvd North	El Paso	TX	1
Oscar Properties Trust	633 Frazier Drive	Franklin	TN	1
Oscar Properties Trust	1331 North Center Parkway	Kennewick	WA	1
Park San Antonio Properties Trust	812 San Antonio Park	Austin	TX	1
Putnam Place Realty Trust	One Adams Place	Quincy	MA	1
Putnam Place Realty Trust	Two Adams Place	Quincy	MA	1
Quarry Lake Properties Trust	4545 Seton Center Parkway	Austin	TX	1
Research Park Properties Trust	12501 Research Park	Austin	TX	6
RFRI Properties LLC	848 Ala Lilikoi Blvd	Oahu	HI	1
RFRI Properties LLC	846 Ala Lilikoi Blvd	Oahu	HI	—
Ridge Lake Properties LLC	775 Ridge Lake Blvd	Memphis	TN	1
Ridge Lake Properties LLC	6060 Primacy Parkway	Memphis	TN	1
Robin 1 Properties LLC	2815 Kaihikapu St	Oahu	HI	1
Robin 1 Properties LLC	609 Ahua St	Oahu	HI	—
Robin 1 Properties LLC	2849 Kaihikapu St	Oahu	HI	—
Robin 1 Properties LLC	2915 Kaihikapu St	Oahu	HI	—
Robin 1 Properties LLC	619 Mapunapuna St	Oahu	HI	—
Robin 1 Properties LLC	2847 Awaawaloa St	Oahu	HI	—
Robin 1 Properties LLC	659 Ahua St	Oahu	HI	—
Robin 1 Properties LLC	2760 Kam Hwy	Oahu	HI	—
Robin 1 Properties LLC	645 Ahua St	Oahu	HI	—
Robin 1 Properties LLC	675 Mapunapuna St	Oahu	HI	—
Robin 1 Properties LLC	2816 Awaawaloa St	Oahu	HI	—
Robin 1 Properties LLC	2829 Awaawaloa St	Oahu	HI	—

Robin 1 Properties LLC	2836 Awaawaloa St	Oahu	HI	—
Robin 1 Properties LLC	148 Mokauea St	Oahu	HI	—
Robin 1 Properties LLC	2135 Auiki St	Oahu	HI	—
Robin 1 Properties LLC	218 Mohonua Pl	Oahu	HI	—
Robin 1 Properties LLC	180 Sand Island Access Rd	Oahu	HI	—
Robin 1 Properties LLC	2250 Pahounui Dr	Oahu	HI	—
Robin 1 Properties LLC	158 Sand Island Access Rd	Oahu	HI	—
Robin 1 Properties LLC	228 Mohonua Pl	Oahu	HI	—
Rosedale Properties LLC	2200 Country Road CW	Roseville	MN	1
Rosedale Properties LLC	2665 Long Lake Road	Roseville	MN	1
Rosedale Properties LLC	2675 Long Lake Road	Roseville	MN	1
Rosedale Properties LLC	2685 Long Lake Road	Roseville	MN	1
Tanaka Properties LLC	113 Puuhale Rd	Oahu	HI	1
Tanaka Properties LLC	2140 Kaliawa St	Oahu	HI	—
Tanaka Properties LLC	165 Sand Island Access Rd	Oahu	HI	—
Tanaka Properties LLC	2020 Auiki St	Oahu	HI	—
Tanaka Properties LLC	2103 Kaliawa St	Oahu	HI	—
Tanaka Properties LLC	1926 Auiki St	Oahu	HI	1
Tanaka Properties LLC	1391 Kahai St	Oahu	HI	—
Tanaka Properties LLC	125 Puuhale Rd	Oahu	HI	—
Tanaka Properties LLC	207 Puuhale Rd	Oahu	HI	—
Tanaka Properties LLC	125 Puuhale Rd	Oahu	HI	—
Tanaka Properties LLC	125B Puuhale Rd	Oahu	HI	—
Tanaka Properties LLC	2001 Kahai St	Oahu	HI	—
Tanaka Properties LLC	2110 Auiki St	Oahu	HI	—
Tanaka Properties LLC	142 Mokauea St	Oahu	HI	1
Tanaka Properties LLC	2139 Kaliawa St	Oahu	HI	—
Tanaka Properties LLC	2127 Auiki St	Oahu	HI	—
Tanaka Properties LLC	2144 Auiki St	Oahu	HI	1
Tanaka Properties LLC	179 Sand Island Access Rd	Oahu	HI	—
Tanaka Properties LLC	106 Puuhale Rd	Oahu	HI	—
Tanaka Properties LLC	120 Mokauea St	Oahu	HI	—
Tanaka Properties LLC	120B Mokauea St	Oahu	HI	—
Tanaka Properties LLC	231 Sand Island Access Rd	Oahu	HI	—
Tanaka Properties LLC	231B Sand Island Access Rd	Oahu	HI	—
Tanaka Properties LLC	220 Puuhale Rd	Oahu	HI	—
Tanaka Properties LLC	150 Puuhale Rd	Oahu	HI	—
Tanaka Properties LLC	197 Sand Island Access Rd	Oahu	HI	—
Tanaka Properties LLC	2019 Kahai St	Oahu	HI	—

TedCal Properties LLC	1360 Pali Hwy (Safeway)	Oahu	HI	1
TedCal Properties LLC	1360 Pali Hwy (Longs)	Oahu	HI	—
TedCal Properties LLC	33 S. Vineyard Blvd	Oahu	HI	—
TSM Properties LLC	709 Ahua St	Oahu	HI	—
TSM Properties LLC	2839 Kilihau St	Oahu	HI	—
TSM Properties LLC	2906 Kaihikapu St	Oahu	HI	—
TSM Properties LLC	2850 Awaawaloa St	Oahu	HI	—
TSM Properties LLC	2864 Awaawaloa St	Oahu	HI	—
TSM Properties LLC	2806 Kaihikapu St	Oahu	HI	—
TSM Properties LLC	2838 Kilihau St	Oahu	HI	—
TSM Properties LLC	852 Mapunapuna St	Oahu	HI	—
TSM Properties LLC	855 Ahua St	Oahu	HI	—
TSM Properties LLC	2855 Kaihikapu St	Oahu	HI	—
TSM Properties LLC	865 Ahua St	Oahu	HI	—
TSM Properties LLC	719 Ahua St	Oahu	HI	—
TSM Properties LLC	759 Puuloa Rd	Oahu	HI	—
TSM Properties LLC	770 Mapunapuna St	Oahu	HI	—
TSM Properties LLC	704 Mapunapuna St	Oahu	HI	—
TSM Properties LLC	822 Mapunapuna St	Oahu	HI	—
TSM Properties LLC	842 Mapunapuna St	Oahu	HI	—
TSM Properties LLC	2829 Kaihikapu St - A	Oahu	HI	—
TSM Properties LLC	2928 Kaihikapu St - B	Oahu	HI	—
TSM Properties LLC	850 Ahua St	Oahu	HI	—
TSM Properties LLC	2965 Mokumoa St	Oahu	HI	—
TSM Properties LLC	2833 Kilihau St	Oahu	HI	—
TSM Properties LLC	761 Ahua St	Oahu	HI	—
TSM Properties LLC	702 Ahua St	Oahu	HI	—
TSM Properties LLC	2858 Kaihikapu St	Oahu	HI	—
TSM Properties LLC	2809 Kaihikapu St	Oahu	HI	—
TSM Properties LLC	803 Ahua St	Oahu	HI	—
TSM Properties LLC	2889 Mokumoa St	Oahu	HI	—
TSM Properties LLC	830 Mapunapuna St	Oahu	HI	—
TSM Properties LLC	2846-A Awaawaloa St	Oahu	HI	—
TSM Properties LLC	697 Ahua St	Oahu	HI	—
TSM Properties LLC	808 Ahua St	Oahu	HI	—
TSM Properties LLC	659 Puuloa Rd	Oahu	HI	—
TSM Properties LLC	667 Puuloa Rd	Oahu	HI	—
TSM Properties LLC	679 Puuloa Rd	Oahu	HI	—
TSM Properties LLC	689 Puuloa Rd	Oahu	HI	—

TSM Properties LLC	2826 Kaihikapu St	Oahu	HI	—
TSM Properties LLC	685 Ahua St	Oahu	HI	—
TSM Properties LLC	2844 Kaihikapu St	Oahu	HI	—
TSM Properties LLC	2819 Mokumoa St - A	Oahu	HI	—
TSM Properties LLC	2819 Mokumoa St - B	Oahu	HI	—
TSM Properties LLC	2879 Mokumoa St	Oahu	HI	—
TSM Properties LLC	851 Mapunapuna St	Oahu	HI	—
TSM Properties LLC	855 Mapunapuna St	Oahu	HI	—
TSM Properties LLC	766 Mapunapuna St	Oahu	HI	—
TSM Properties LLC	2908 Kaihikapu St	Oahu	HI	—
TSM Properties LLC	729 Ahua St	Oahu	HI	—
TSM Properties LLC	739 Ahua St	Oahu	HI	—
TSM Properties LLC	2868 Kaihikapu St	Oahu	HI	—
TSM Properties LLC	660 Ahua St	Oahu	HI	—
TSM Properties LLC	2869 Mokumoa St	Oahu	HI	—
TSM Properties LLC	2850 Awaawaloa St	Oahu	HI	—
Z&A Properties LLC	1001 Ahua St	Oahu	HI	1
Z&A Properties LLC	2864 Mokumoa St	Oahu	HI	—
Z&A Properties LLC	2855 Pukoloa St	Oahu	HI	—
Z&A Properties LLC	2856 Pukoloa St	Oahu	HI	—
Z&A Properties LLC	1150 Kikowaena St	Oahu	HI	—
Z&A Properties LLC	960 Ahua St	Oahu	HI	—
Z&A Properties LLC	950 Mapunapuna St	Oahu	HI	—
Z&A Properties LLC	960 Mapunapuna St	Oahu	HI	—
Z&A Properties LLC	930 Manunapuna St	Oahu	HI	—
Z&A Properties LLC	1038 Kilowaena St	Oahu	HI	—
Z&A Properties LLC	910 Mapunapuna St	Oahu	HI	—
Z&A Properties LLC	970 Ahua St	Oahu	HI	—
Z&A Properties LLC	1027 Kikowaena St	Oahu	HI	—
Z&A Properties LLC	2960 Mokumoa St	Oahu	HI	—
GRAND TOTAL				502

Part II (Unencumbered Mortgage Notes)

None.

Loan No. 1002588

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

(1)           For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)           For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)           Select as appropriate.

(4)           Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):	CommonWealth REIT

4.	Administrative Agent:	Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The $750,000,000.00 Credit Agreement dated as of                   , 2010 among CommonWealth REIT, the Lenders parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents parties thereto.

6.	Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Facility Assigned(7)	Aggregate Amount of Commitment/ Loans for all Lenders(8)	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans(9)		CUSIP Number
			$	$		%
			$	$		%

[7.	Trade Date:	](10)

[Page break]

(5)           List each Assignor, as appropriate.

(6)           List each Assignee, as appropriate.

(7)           Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment” etc.)

(8)           Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)           Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(10)         To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                           , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S](11)

[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S](12)

[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Page Break]

(11)         Add additional signature blocks as needed.

(12)         Add additional signature blocks as needed.

[Consented to and](13) Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

[Consented to:](14)

COMMONWEALTH REIT

By:
Name:
Title:

(13)         To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(14)         Include signature of the Borrower only if required under Section 12.6.(b) of the Credit Agreement.

ANNEX 1

[                             ](15)

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.  Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee as defined in the Credit Agreement (subject to such consents, if any, as may be required under such definition), (iii) from and after the Effective Date specified for this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the financial statements referenced in Section 6.1.(k) thereof or of the most recent financial statements delivered pursuant to Section 8.1 or 8.2. thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will

(15)         Describe Credit Agreement at option of Administrative Agent.

perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Assumption.  The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF GUARANTY

THIS GUARANTY dated as of August 9, 2010 executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Credit Agreement dated as of August 9, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CommonWealth REIT, a Maryland real estate investment trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders, and the Issuing Bank (the Administrative Agent, the Lenders, the Swingline Lender, and the Issuing Bank, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, each Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower and each Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent, the Lenders, the Swingline Lender, and the Issuing Bank through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Bank making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Bank on the terms and conditions contained herein; and

WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Administrative Agent and the other Guarantied Parties’ making, and continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1.  Guaranty.  Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower or any other Loan Party to any Lender or the Administrative Agent under or in connection with the Credit Agreement and any other Loan Document to which the Borrower or such other Loan Party is a party, including without limitation, the repayment of all principal of the Revolving Loans and Swingline Loans, and the Reimbursement Obligations, and the payment of all interest, fees, charges, reasonable attorneys’ fees and other amounts payable to any Lender, the Issuing Bank or the Administrative Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any other Guarantied Party in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder and (d) all other Obligations.

Section 2.  Guaranty of Payment and Not of Collection.  This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account.  Accordingly, the Guarantied Parties shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Guarantied Parties may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party or any other Person; or (c) to make demand of the Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Guarantied Parties which may secure any of the Guarantied Obligations.

Section 3.  Guaranty Absolute.  Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto.  The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a)           (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)           any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)           any furnishing to the Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d)           any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;

(e)           any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)            any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g)           any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations;

(h)           any application of sums paid by the Borrower, any Guarantor or any other Person with respect to the liabilities of the Borrower to the Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(i)            any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j)            any defense, set off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan party or any other Person against the Administrative Agent or any Lender;

(k)           any change in corporate existence, structure or ownership of the Borrower or any other Loan Party;

(l)            any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment in full).

Section 4.  Action with Respect to Guarantied Obligations.  The Guaranteed Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Guarantied Parties shall elect.

Section 5.  Representations and Warranties.  Each Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6.  Covenants.  Each Guarantor will comply with all covenants with which the Borrower is to cause such Guarantor to comply under the terms of the Credit Agreement or any of the other Loan Documents.

Section 7.  Waiver.  Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8.  Inability to Accelerate Loan.  If the Guarantied Parties or any of them are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9.  Reinstatement of Guarantied Obligations.  If claim is ever made on the Administrative Agent or any other Guarantied Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party.

Section 10.  Subrogation.  Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full.  If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear.  All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding such Guarantor shall pay to the Administrative Agent and the Lenders such additional amount as will result in the receipt by the Administrative Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12.  Set-off.  In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes each Guarantied Party and each Participant, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, the Issuing Bank or a Participant subject to receipt of the prior written consent of the Administrative Agent in its sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, the Issuing Bank, such Lender or such Participant or any affiliate of the Administrative Agent, the Issuing Bank, such Lender or such Participant to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured.  Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

Section 13.  Subordination.  Each Guarantor hereby expressly covenants and agrees for the benefit of the Guarantied Parties that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations.  If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14.  Avoidance Provisions.  It is the intent of each Guarantor, the Administrative Agent and the other Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise.  The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”.  Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions.  This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15.  Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Guarantied Party shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16.  Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17.  WAIVER OF JURY TRIAL.

(a)           EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN SUCH GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY.

(b)           EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN NEW YORK, NEW YORK SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY.  EACH GUARANTOR AND EACH OF THE GUARANTIED PARTIES EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.  EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OR THE ENFORCEMENT BY THE ADMINISTRATIVE AGENT OR ANY OTHER GUARANTIED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)           THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN

DOCUMENTS, THE TERMINATION, CANCELLATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

Section 18.  Loan Accounts.  The Administrative Agent and each Lender and the Swingline Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations arising under or in connection with the Credit Agreement, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of such Guarantied Obligations or otherwise, the entries in such books and accounts shall constitute prima facie evidence of the amounts and other matters set forth therein.  The failure of the Administrative Agent, the Swingline Lender or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19.  Waiver of Remedies.  No delay or failure on the part of the Administrative Agent or any other Guarantied Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any other Guarantied Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20.  Termination.  This Guaranty shall remain in full force and effect with respect to each Guarantor until indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement and all Specified Derivatives Contracts in accordance with their respective terms and the termination, cancellation or expiration of all Letters of Credit.

Section 21.  Successors and Assigns.  Each reference herein to the Administrative Agent or any other Guarantied Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding.  The Guarantied Parties may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder.  Each Guarantor hereby consents to the delivery by the Administrative Agent or any other Guarantied Party to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor.  No Guarantor may assign or transfer its rights or obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.

Section 22.  JOINT AND SEVERAL OBLIGATIONS.  THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND, ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 23.  Amendments.  This Guaranty may not be amended except in writing signed by the Administrative Agent and each Guarantor, subject to Section 12.7. of the Credit Agreement.

Section 24.  Payments.  All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at its Principal Office, not later than 12:00 p.m. Eastern time, on the date one Business Day after demand therefor.

Section 25.  Notices.  All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any other Guarantied Party at its address for notices provided for in the Credit Agreement or Specified Derivatives Contract, as applicable, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties.  Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26.  Severability.  In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27.  Headings.  Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28.  Trustees, Etc. Not Liable.

IN THE CASE OF ANY GUARANTOR THAT IS A TRUST, NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SUCH GUARANTOR SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH GUARANTOR.  ALL PERSONS DEALING WITH SUCH GUARANTOR, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH GUARANTOR FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION OWING BY SUCH GUARANTOR HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL NOT LIMIT ANY OBLIGATIONS OF ANY LOAN PARTY.

Section 29.  Limitation of Liability.    Neither the Administrative Agent nor any other Guarantied Party, nor any affiliate, officer, director, employee, attorney, or agent of the Administrative Agent or any other Guarantied Party, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents.  Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any other Guarantied Party or any of the Administrative Agent’s or any other Guarantied Party’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by thereby.

Section 30.  Electronic Delivery of Certain Information.  Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 8.5. of the Credit Agreement.

Section 31.  Definitions. (a) For the purposes of this Guaranty:

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor;   (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

(b)           Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

[GUARANTORS]

By:
Name:
Title:

Address for Notices for all Guarantors:

c/o CommonWealth REIT
400 Centre Street
Newton, Massachusetts 02458
Attention:	Chief Financial Officer
Telecopier:	(617) 332-2261
Telephone:	(617) 332-3990

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of                   ,        , executed and delivered by                                                 , a                           (the “New Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Credit Agreement dated as of August 9, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CommonWealth REIT, a Maryland real estate investment trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto, for its benefit and the benefit of the Lenders, the Swingline Lender, and the Issuing Bank (the Administrative Agent, the Lenders, the Issuing Bank, and the Specified Derivatives Providers, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent, the Swingline Lender, the Issuing Bank and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, New Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower, the New Guarantor and the existing Guarantors of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Administrative Agent, the Lenders and the Issuing Bank through their collective efforts;

WHEREAS, New Guarantor acknowledges that it will receive direct and indirect benefits from the Administrative Agent, the Swingline Lender, the Lenders and the Issuing Bank making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, New Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent, the Lenders and the Issuing Bank on the terms and conditions contained herein; and

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Administrative Agent and the Lenders continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1.  Accession to Guaranty.  The New Guarantor hereby agrees that it is a “Guarantor” under the Guaranty dated as of August 9, 2010 (as amended, restated or otherwise modified from time to time, the “Guaranty”), made by the Guarantors party thereto in favor of the Administrative Agent, for its benefit and the benefit of the other Guarantied Parties, and assumes all obligations of a “Guarantor” thereunder, all as if the New Guarantor had been an original signatory to the Guaranty.  Without limiting the generality of the foregoing, the New Guarantor hereby:

(a)           irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);

(b)           makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c)           consents and agrees to each provision set forth in the Guaranty.

SECTION 2.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3.  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

(CORPORATE SEAL)

Address for Notices:

c/o CommonWealth REIT
400 Centre Street
Newton, Massachusetts 02458
	Attention:	Chief Financial Officer
	Telecopier:	(617) 332-2261
	Telephone:	(617) 332-3990

Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT C

FORM OF NOTICE OF BORROWING

                , 20

Wells Fargo Bank, National Association

NorthStar East Building

608 2nd Avenue South

Minneapolis, MN 55402

Attn:  David DeAngelis

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of August 9, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CommonWealth REIT, a Maryland real estate investment trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.                                       Pursuant to Section 2.1.(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Revolving Loans to the Borrower in an aggregate amount equal to $                                .

2.                                       The Borrower requests that such Revolving Loans be made available to the Borrower on                        , 20    .

3.                                       The Borrower hereby requests that such Revolving Loans be of the following Type:

[Check one box only]

☐                        Base Rate Loan

☐                        LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐                        7 days

☐                        one month

☐                        three months

☐                        six months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Revolving Loans, and after making such Revolving Loans, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.14. of the Credit Agreement would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier

C-1

date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.  In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Revolving Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Revolving Loans are made.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

COMMONWEALTH REIT

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF NOTICE OF CONTINUATION

             , 20

Wells Fargo Bank, National Association

NorthStar East Building

608 2nd Avenue South

Minneapolis, MN 55402

Attn:  David DeAngelis

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of August 9, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CommonWealth REIT, a Maryland real estate investment trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.8. of the Credit Agreement, the Borrower hereby requests a Continuation of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.                                       The requested date of such Continuation is                  , 20    .

2.                                       The aggregate principal amount of the Loans subject to the requested Continuation is $                                      and the portion of such principal amount subject to such Continuation is $                                        .

3.                                       The current Interest Period of the Loans subject to such Continuation ends on                        , 20    .

4.                                       The duration of the Interest Period for the Loans or portion thereof subject to such Continuation is:

[Check one box only]

☐                   7 days

☐                   one month

☐                   three months

☐                   six months

[Continued on next page]

D-1

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default exists or will exist, and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

COMMONWEALTH REIT

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION

           , 20

Wells Fargo Bank, National Association

NorthStar East Building

608 2nd Avenue South

Minneapolis, MN 55402

Attn:  David DeAngelis

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of August 9, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CommonWealth REIT, a Maryland real estate investment trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.9. of the Credit Agreement, the Borrower hereby requests a Conversion of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.                                       The requested date of such Conversion is                         , 20    .

2.                                       The Type of Loans to be Converted pursuant hereto is currently:

[Check one box only]

☐                  Base Rate Loan

☐                  LIBOR Loan

3.                                       The aggregate principal amount of the Loans subject to the requested Conversion is $                            and the portion of such principal amount subject to such Conversion is $                                     .

E-1

4.                                       The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]

☐            Base Rate Loan

☐            LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

☐                                    7 days

☐                                    one month

☐                                    three months

☐                                    six months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, no Default or Event of Default exists or will exist (provided the certification under this clause (a) shall not be made in connection with a Conversion of a Loan into a Base Rate Loan), and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

COMMONWEALTH REIT

By:
Name:
Title:

E-2

EXHIBIT F

FORM OF NOTICE OF SWINGLINE BORROWING

              , 20

Wells Fargo Bank, National Association

NorthStar East Building

608 2nd Avenue South

Minneapolis, MN 55402

Attn:  David DeAngelis

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of August 9, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CommonWealth REIT, a Maryland real estate investment trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.                                       Pursuant to Section 2.3.(b) of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $                                .

2.                                       The Borrower requests that such Swingline Loan be made available to the Borrower on                     , 20     .

3.                                       The Borrower requests that the proceeds of such Swingline Loan be made available to the Borrower by                                  .

The Borrower hereby certifies to the Administrative Agent, the Swingline Lender and the Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loan, and after making such Swingline Loan, (a) no Default or Event of Default exists or would exist, and none of the limits specified in Section 2.14. of the Credit Agreement would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Loan Documents.  In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Swingline Loan contained in Article V. of the Credit Agreement will have been satisfied at the time such Swingline Loan is made.

[Continued on next page]

F-1

If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.3.(b) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Swingline Borrowing as of the date first written above.

COMMONWEALTH REIT

By:
Name:
Title:

F-2

EXHIBIT G

FORM OF REVOLVING NOTE

$	, 2010

FOR VALUE RECEIVED, the undersigned, COMMONWEALTH REIT, a Maryland real estate investment trust (the “Borrower”) hereby unconditionally promises to pay to the order of                                  (the “Lender”), in care of Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, National Association, NorthStar East Building, 608 2nd Avenue South, Minneapolis, Minnesota 55402, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of                                   AND      /100 DOLLARS ($                        ), or such lesser amount as may be the then outstanding and unpaid balance of all Revolving Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Credit Agreement.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Credit Agreement.

This Revolving Note is one of the “Revolving Notes” referred to in the Credit Agreement dated as of August 9, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.6. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof.  Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Credit Agreement.  The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Revolving Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Revolving Note.

THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date written above.

COMMONWEALTH REIT

By:
Name:
Title:

G-1

EXHIBIT H

FORM OF SWINGLINE NOTE

$50,000,000	August 9, 2010

FOR VALUE RECEIVED, the undersigned, COMMONWEALTH REIT, a Maryland real estate investment trust (the “Borrower”), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) at its address at NorthStar East Building, 608 2nd Avenue South, Minneapolis, Minnesota 55402, or at such other address as may be specified by the Swingline Lender to the Borrower, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Note, endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to made any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans.

This Note is the “Swingline Note” referred to in the Credit Agreement dated as of August 9, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.6. thereof, the Administrative Agent, and the other parties thereto, and evidences Swingline Loans made to the Borrower thereunder.  Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above.

COMMONWEALTH REIT

By:
Name:
Title:

SCHEDULE OF SWINGLINE LOANS

This Note evidences Swingline Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT I

TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

☐ NEW  ☐ REPLACE PREVIOUS DESIGNATION   ☐  ADD   ☐   CHANGE    ☐  DELETE LINE NUMBER

The following representatives of CommonWealth REIT, a Maryland real estate investment trust (“Borrower”) are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number 1002588 assigned to the unsecured revolving credit facility evidenced by the Credit Agreement dated August 9, 2010 among the Borrower, each of the financial institutions initially a signatory thereto together with their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent for the Lenders (the “Administrative Agent”), and the other parties thereto.  The Administrative Agent is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount*
1.
2.
3.
4.
5.

[Continued on next page]

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:

Further Credit Information/Instructions:

2.
Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:

Further Credit Information/Instructions:

3.
Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:

Further Credit Information/Instructions:

* Maximum Wire Amount may not exceed the Loan Amount.

Date: , 20

“BORROWER”

COMMONWEALTH REIT,
a Maryland real estate investment trust

By:
Name:
Title:

EXHIBIT J

FORM OF OPINION OF COUNSEL

August 9, 2010

Wells Fargo Bank, National Association,

as Administrative Agent

Wells Fargo Bank, National Association

101 Federal Street, 28th Floor

Boston, Massachusetts  02110

The Lenders party to the Credit Agreement

referred to below

Ladies and Gentlemen:

We have acted as counsel to CommonWealth REIT, a Maryland real estate investment trust (the “Borrower”), in connection with the negotiation, execution and delivery of that certain Credit Agreement dated as of August 9, 2010 (the “Credit Agreement”), by and among the Borrower, each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 12.6. and Wells Fargo Bank, National Association, as Administrative Agent.  We have also acted as counsel to [List Names of Guarantors] (each a “Guarantor” and collectively, the “Guarantors”, and together with the Borrower collectively referred to as the “Loan Parties”) in connection with the Guaranty dated as of August 9, 2010, made by each Guarantor in favor of the Administrative Agent and the Lenders.  All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

In these capacities, we have reviewed the following:

(a)           the Credit Agreement;

(b)                                 Revolving Notes;

(c)                                  Swingline Note;

(d)                                 the Guaranty; and

(e)                                  [Others].

The documents and instruments set forth in items (a) through (_) above are referred to herein as the “Loan Documents”.

In addition to the foregoing, we have reviewed the articles of incorporation and by-laws, certificates of limited partnership and limited partnership agreements, deeds of trust or other similar organizational documents, as applicable, of each Loan Party and certain resolutions of the board of directors, as applicable, of each Loan Party (collectively, the “Organizational Documents”) and have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments, and made such other investigations of law and fact, as we have deemed necessary or advisable for the purposes of rendering this opinion.  In our examination of documents, we assumed the genuineness of all signatures on documents presented to us as originals (other than the signatures of officers of the Loan Parties) and the conformity to originals of documents presented to us as conformed or reproduced copies.

Based upon the foregoing, and subject to all of the qualifications and assumptions set forth herein, we are of the opinion that:

1.                                       The Borrower (i) is duly organized as a corporation and is validly existing and in good standing under the laws of the State of Maryland and (ii) has the power to execute, deliver and perform the Loan Documents to which it is a party, to own and use its assets, and to conduct its business as presently conducted and as proposed to be conducted immediately following the consummation of the transactions contemplated by the Credit Agreement.  The Borrower is qualified to transact business as a foreign corporation in [list all States in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect].

2.                                       Each Guarantor (i) is duly organized as a [corporation][limited liability company] and is validly existing and in good standing under the laws of its jurisdiction of [organization][formation] and (ii) has the power to execute, deliver and perform the Loan Documents to which it is a party, to own and use its assets, and to conduct its business as presently conducted and as proposed to be conducted immediately following the consummation of the transactions contemplated by the Credit Agreement.  Each Guarantor is qualified to transact business as a foreign corporation in [list all States in which the character of each Guarantor’s properties or the nature of each Guarantor’s business requires such qualification or authorization and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect].

3.                                       Each Loan Party has duly authorized the execution and delivery of the Loan Documents to which it is a party and all performance by each Loan Party thereunder.  Each of the Loan Parties has duly executed and delivered such Loan Documents.

4.                                       The execution and delivery by each of the Loan Parties of the Loan Documents to which each is a party do not, and if each of the Loan Parties were now to perform its obligations under such Loan Documents, such performance would not, result in any:

(a)           violation of any Loan Party’s respective Organizational Documents, as applicable,;

(b)           violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which any Loan Party or its respective assets are subject;

(c)           breach or violation of or default under, any agreements, instruments, indentures or other documents evidencing any indebtedness for money borrowed or any other material agreement to which, to our knowledge, a Loan Party is bound or under which a Loan Party or its respective assets is subject;

(d)           creation or imposition of a contractual lien or security interest in, on or against the assets of any Loan Party under any material written agreements to which, any Loan Party is a party or by which  any Loan Party or their respective assets are bound; or

(e)           violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, any Loan Party or its respective assets are subject.

5.                                       The execution, delivery and performance by each of the Loan Parties of each Loan Document to which it is a party, and the consummation of the transactions thereunder, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority of the United States of America, the State of New York, the State of Maryland or the States of [list all States in which the character of each Loan Parties’ properties or the nature of each Loan Parties’ business requires such qualification or authorization and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect].

6.                                       The Loan Documents constitute the legal, valid and binding obligations of the Loan Parties, enforceable against the respective Loan Parties in accordance with their respective terms, except that the foregoing opinion is subject to: (a) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) the fact that equitable remedies or relief (including, but not limited to, the remedy of specific performance) are subject to the discretion of the court before which any such remedies or relief may be sought.

7.                                       To our knowledge, there are no judgments outstanding against any of the Loan Parties or affecting any of their respective assets, nor is there any litigation or other proceeding against any of the Loan Parties or its assets pending or overtly threatened.

8.                                       None of the Loan Parties is, or, after giving effect to any Loan will be, subject to regulation under the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

9.                                       Assuming that Borrower applies the proceeds of the Loans and as provided in the Credit Agreement, the transactions contemplated by the Loan Documents do not violate the provisions of Regulations T, U or X of the Federal Reserve Board.

10.                                 The consideration to be paid to the Lenders for the financial accommodations to be provided to the Loan Parties pursuant to the Credit Agreement does not violate any law of the State of New York relating to interest and usury.

[Customary Qualifications/Assumptions/Limitations]

Very truly yours,

EXHIBIT K

FORM OF COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement dated as of August 9, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CommonWealth REIT, a Maryland real estate investment trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.6. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given to them in the Credit Agreement.

Pursuant to Section 8.3 of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1.             (a) The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Borrower and its Subsidiaries as of, and during the relevant accounting period ending on,                            , 20    and (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting a Default or Event of Default [except as set forth on Attachment A hereto, which accurately describes the nature of the conditions(s) or event(s) that constitute (a) Default(s) or (an) Event(s) of Default and the actions which the Borrower (is taking)(is planning to take) with respect to such condition(s) or event(s)] [;thus, to the best of the undersigned’s knowledge, no Default or Event of Default exists](16).

2.             Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish whether there has been compliance with Section 9.1. of the Credit Agreement.

3.             The representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations or warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement or the other Loan Documents.

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of                            , 20        .

Name:
Title:

(16) Choose the one of the two preceding bracketed options that is applicable and insert to complete.

K-1

Schedule 1

[calculations to be attached]

K-2